                                                                    EXHIBIT 4.10


                                                                  EXECUTION COPY

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                      FAVORITE BRANDS INTERNATIONAL, INC.

                                 $195,000,000

            SERIES A SENIOR SUBORDINATED NOTES DUE AUGUST 20, 2007

                              __________________

            AMENDED AND RESTATED SENIOR SUBORDINATED NOTE AGREEMENT

                              __________________


                        Dated as of September 12, 1997

================================================================================

                      FAVORITE BRANDS INTERNATIONAL, INC.

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Section 1.   LOANS; PAYMENTS AND INTEREST.....................................................................    1
       1.1   Loans............................................................................................    1
       1.2   Obligations Several..............................................................................    2
       1.3   Repayment of Loans...............................................................................    2
       1.4   Interest.........................................................................................    2

Section 2.   CLOSING..........................................................................................    3

Section 3.   CONDITIONS TO CLOSING............................................................................    4
       3.1   Representations and Warranties...................................................................    4
       3.2   Performance; No Default..........................................................................    4
       3.3   Documents........................................................................................    4
       3.4   Opinions of Counsel..............................................................................    5
       3.5   Payment of Special Counsel Fees..................................................................    5
       3.6   Necessary Governmental Authorizations and Consents...............................................    6
       3.7   Prepayment.......................................................................................    6
       3.8   Proceedings and Documents........................................................................    6

Section 4.   REPRESENTATIONS AND WARRANTIES...................................................................    6
       4.1   Existence and Power..............................................................................    6
       4.2   Authorization; No Contravention..................................................................    7
       4.3   Governmental Authorization.......................................................................    7
       4.4   Binding Effect...................................................................................    7
       4.5   Litigation.......................................................................................    7
       4.6   No Default.......................................................................................    8
       4.7   Use of Proceeds; Margin Regulations..............................................................    8
       4.8   Title to Properties..............................................................................    8
       4.9   Taxes............................................................................................    9
       4.10  Financial Condition..............................................................................    9
       4.11  Regulated Entities...............................................................................    9
       4.12  No Burdensome Restrictions.......................................................................   10
       4.13  Subsidiaries.....................................................................................   10
       4.14  Insurance........................................................................................   10
       4.15  Solvency.........................................................................................   10
       4.16  Disclosure.......................................................................................   10
       4.17  Foreign Assets Control Regulations, Etc..........................................................   11

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
Section 5.    PREPAYMENT OF THE NOTES.........................................................................  11
        5.1   Optional Prepayment.............................................................................  11
        5.2   Optional Prepayment Upon Public Equity Offering.................................................  11
        5.3   Acquisition of Notes by Company.................................................................  12

Section 6.    CHANGE OF CONTROL...............................................................................  12

Section 7.    INFORMATION AS TO COMPANY.......................................................................  14
        7.1   Financial and Business Information..............................................................  14
        7.2   Certificates; Other Information.................................................................  14
        7.3   Notices.........................................................................................  15

Section 8.    AFFIRMATIVE COVENANTS...........................................................................  16
        8.1   Compliance with Law.............................................................................  16
        8.2   Insurance.......................................................................................  16
        8.3   Maintenance of Properties.......................................................................  16
        8.4   Payment of Taxes and Claims.....................................................................  17
        8.5   Corporate Existence, Etc........................................................................  17
        8.6   Payment of Notes................................................................................  17

Section 9.    NEGATIVE COVENANTS..............................................................................  17
        9.1   Limitation on Incurrence of Additional Indebtedness and Issuance of
              Disqualified Capital Stock......................................................................  17
        9.2   Limitation on Restricted Payments...............................................................  18
        9.3   Limitation on Transactions with Affiliates......................................................  20
        9.4   Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries....................  21
        9.5   Prohibition on Incurrence of Senior Subordinated Debt...........................................  22
        9.6   Limitation on Asset Sales.......................................................................  22
        9.7   Limitation on Liens.............................................................................  25
        9.8   Limitation of Guaranties by Restricted Subsidiaries.............................................  25
        9.9   Conduct of Business.............................................................................  26
        9.10  Designation of Unrestricted Subsidiaries........................................................  26

Section 10.   SUCCESSOR CORPORATION...........................................................................  27
        10.1  Merger, Consolidation and Sale of Assets........................................................  27
        10.2  Successor Corporation Substituted...............................................................  28
        10.3  Merger, Consolidation and Sale of Assets of Guarantor...........................................  28
        10.4  Successor Corporation Substituted for Guarantor.................................................  29

Section 11.   EVENTS OF DEFAULT...............................................................................  29
        11.1  Failure to Pay Interest.........................................................................  29
        11.2  Failure to Pay Principal........................................................................  29
        11.3  Failure to Comply with Other Covenants..........................................................  30
        11.4  Accelerations of Other Indebtedness.............................................................  30

       11.5  Judgments........................................................................................  30
       11.6  Voluntary Bankruptcy Proceedings.................................................................  31
       11.7  Involuntary Bankruptcy Proceedings...............................................................  31
       11.8  Failure of Guarantee.............................................................................  31

Section 12.  REMEDIES ON DEFAULT, ETC.........................................................................  31
       12.1  Acceleration.....................................................................................  31
       12.2  Other Remedies...................................................................................  32
       12.3  Rescission.......................................................................................  32
       12.4  No Waivers or Election of Remedies, Expenses, Etc................................................  33

Section 13.  SUBORDINATION....................................................................................  33
       13.1  Notes Subordinated to Senior Debt................................................................  33
       13.2  No Payment on Notes in Certain Circumstances.....................................................  33
       13.3  Payment Over of Proceeds Upon Dissolution, Etc...................................................  35
       13.4  Subrogation......................................................................................  36
       13.5  Obligations of Company Unconditional.............................................................  36
       13.6  Reliance on Judicial Order or Certificate of Liquidating Agent...................................  37
       13.7  Subordination Rights Not Impaired by Acts or Omissions of Company or
             Holders of Senior Debt...........................................................................  37
       13.8  This Section Not To Prevent Events of Default....................................................  37
       13.9  Proof of Claims..................................................................................  38

Section 14.  GUARANTEE........................................................................................  38
       14.1  Unconditional Guarantee..........................................................................  38
       14.2  Subordination of Guarantee.......................................................................  39
       14.3  Severability.....................................................................................  39
       14.4  Release of Guarantee.............................................................................  39
       14.5  Waiver of Subrogation............................................................................  39
       14.6  Waiver of Stay, Extension or Usury Laws..........................................................  40
       14.7  Contribution.....................................................................................  40
       14.8  Subordination of Other Obligations...............................................................  41

Section 15.  SUBORDINATION OF GUARANTEE.......................................................................  41
       15.1  Guarantee Obligations Subordinated to Guarantor Senior Debt of Guarantors........................  41
       15.2  No Payment on Notes in Certain Circumstances.....................................................  42
       15.3  Payment Over of Proceeds upon Dissolution, Etc...................................................  43
       15.4  Subrogation......................................................................................  45
       15.5  Obligations of Guarantors Unconditional..........................................................  45
       15.6  Reliance on Judicial Order or Certificate of Liquidating Agent...................................  45
       15.7  Subordination Rights Not Impaired by Acts or Omissions of Guarantor or
             Holders of Guarantor Senior Debt.................................................................  46
       15.8  This Section Not To Prevent Events of Default....................................................  46

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
       15.9   Proof of Claims.................................................................................  46
Section 16.   OPTIONAL REGISTERED NOTE EXCHANGE...............................................................  47
       16.1   Option..........................................................................................  47
       16.2   Registered Public Offering; Merger..............................................................  47
       16.3   Exchange Offer..................................................................................  48
       16.4   Procedure.......................................................................................  48
       16.5   Expenses........................................................................................  49
       16.6   Representations.................................................................................  50
       16.7   Failure to Consummate Exchange Offer............................................................  50
Section 17.   ASSIGNMENTS.....................................................................................  50
       17.1   Note Register...................................................................................  50
       17.2   Assignments; Participations.....................................................................  50
Section 18.   MISCELLANEOUS...................................................................................  51
       18.1   Payments on Notes...............................................................................  51
       18.2   Expenses........................................................................................  51
       18.3   Indemnities.....................................................................................  52
       18.4   Survival of Representation, Warranties and Agreements...........................................  53
       18.5   Entire Agreement................................................................................  53
       18.6   Amendment and Waiver............................................................................  53
       18.7   Solicitation of Lenders of Notes................................................................  54
       18.8   Binding Effect, Etc.............................................................................  54
       18.9   Notes held by Company, Etc......................................................................  54
       18.10  Notices.........................................................................................  55
       18.11  Confidential Information........................................................................  55
       18.12  Successors and Assigns..........................................................................  56
       18.13  Payments Due on Non-Business Days...............................................................  56
       18.14  Severability....................................................................................  56
       18.15  Construction....................................................................................  56
       18.16  Certain Definitional Provisions.................................................................  57
       18.17  Counterparts....................................................................................  57
       18.18  Governing Law...................................................................................  57
       18.19  Lender Representative...........................................................................  57
       18.20  Provisions Relating to Certain Purchasers.......................................................  58
       18.21  Lender Representations..........................................................................  59
       18.22  Waiver of Jury Trial............................................................................  59
       18.23  Termination of Agreement........................................................................  60

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                                   SCHEDULES
                                   ---------

Schedule A         Lenders
Schedule B         Definitions
Schedule 4.2       No Contravention
Schedule 4.5       Litigation
Schedule 4.13      Subsidiaries
Schedule 9.3       Affiliate Transactions

                                   EXHIBITS
                                   --------

I       FORM OF NOTE
II      FORM OF ASSIGNMENT AGREEMENT
III     FORM OF OPINION OF BORROWER'S COUNSEL
IV      FORM OF OPINION OF LENDER'S COUNSEL
V       FORM OF INDENTURE

                                       V

                      FAVORITE BRANDS INTERNATIONAL, INC.
            AMENDED AND RESTATED SENIOR SUBORDINATED NOTE AGREEMENT

                                                            September 12, 1997

TO EACH OF THE LENDERS LISTED ON
     THE ATTACHED SCHEDULE A

Ladies and Gentlemen:

           FAVORITE BRANDS INTERNATIONAL, INC., a Delaware corporation ("COMPANY"), and the GUARANTORS party hereto hereby agree with you as follows:

SECTION 1. LOANS; PAYMENTS AND INTEREST.

1.1  LOANS.

           Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, loans were made to Company on the Original Closing Date in an aggregate principal amount of $150,000,000, which loans were evidenced by the Notes issued on such date (the "ORIGINAL NOTES"). Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, on the Additional Closing Date, (a) the Original Notes shall be amended and restated, (b) the promissory notes representing loans in an aggregate principal amount of $45,000,000 issued pursuant to that certain Senior Subordinated Note Agreement dated as of April 1, 1997 between Company and the financial institutions listed therein (the "EXISTING SUBORDINATED NOTES") shall be exchanged for additional Notes identical to the Original Notes, which Notes shall begin to accrue interest as of the date hereof in accordance with the terms hereof, and (c) all accrued and unpaid interest to the date hereof on the Existing Subordinated Notes shall be paid by Company to the holders thereof.
The aggregate principal amount of the Notes issued on the Additional Closing Date, including the Notes issued in exchange for the Original Notes, shall be $195,000,000 (the "ADDITIONAL NOTES"). The amount of your loan is specified opposite your name on Schedule A annexed hereto. Amounts borrowed and subsequently repaid or prepaid may not be reborrowed. Certain capitalized terms used in this Agreement are defined in Schedule B annexed hereto.
                                      ----------

1.2  OBLIGATIONS SEVERAL.

            All loans under this Agreement and evidenced by the Notes shall be made by you simultaneously and proportionately, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a loan hereunder nor shall the commitment of any Lender to make any loan hereunder be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a loan hereunder.

1.3  REPAYMENT OF LOANS.

            Company shall repay the loans hereunder on August 20, 2007 unless earlier paid or prepaid as herein provided.

1.4  INTEREST.

     1.4.1  Initial Interest Rate.  Subject to the provisions of Sections 1.4.2
            ---------------------
and 1.4.3, each Note shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount thereof from and including the date made to but excluding maturity (whether by acceleration, prepayment or otherwise) at 10.25% per annum (the "Initial Interest Rate"), payable semiannually in arrears, on February 20 and August 20 in each year, commencing with the February 20 next succeeding the date hereof, until the principal of the Notes shall have become due and payable. The Initial Interest Rate as it may be increased from time to time pursuant to Section 1.4.2 is referred to herein as the "Interest Rate".

     1.4.2  Additional Interest.
            -------------------

            (a) If Company fails to obtain the Minimum Rating on or prior to September 30, 1998, the Initial Interest Rate shall increase by (i) 1% from and after October 1, 1998 in the event that no increase in the Initial Interest Rate has already occurred pursuant to clause (b) and (ii) 0.5% from and after October 1, 1998 in the event that the Initial Interest Rate has already been increased by 1% pursuant to clause (b) and such increase is continuing.

            (b) If the Exchange Offer Registration Statement is not declared effective on or prior to the earlier of (i) 120 days following either the effectiveness of the Public Offering Registration Statement or the consummation of the Merger or (ii) December 31, 1999, the Initial Interest Rate shall increase by (A) 1% (subject to reduction as provided below) from and after the earlier of the 121st day following either the effective date of the Public Offering Registration Statement or the consummation of the Merger, as the case may be, or January 1, 2000 in the event that no increase in the Initial Interest Rate has already occurred pursuant to clause (a) and (B) 0.5% (subject to reduction as provided below) from and after the earlier of the 121st day following either the effective date of the Public Offering Registration Statement or the consummation of the Merger, as the case may be, or January 1,

2000 in the event that the Initial Interest Rate has already been increased by 1% pursuant to clause (a).

            (c) If Company fails to file the Exchange Offer Registration Statement on or prior to September 30, 1999, the Initial Interest Rate shall increase by (i) 1% from and after October 1, 1999 to and including December 31, 1999 in the event that no increase in the Initial Interest Rate has already occurred pursuant to clause (a) and (ii) 0.5% from and after October 1, 1999 to and including December 31, 1999 in the event that the Initial Interest Rate has already been increased by 1% pursuant to clause (a).

            (d) Notwithstanding the foregoing, if the Initial Interest Rate has been increased pursuant to clause (b) above and the Exchange Offer Registration Statement is subsequently declared effective on or prior to February 28, 2000, then the Interest Rate shall decrease by (i) 1% if Company obtained the Minimum Rating on or prior to September 30 1998 and (ii) 0.5% if Company failed to obtain the Minimum Rating on or prior to September 30, 1998, in each case as of the day following the date on which the Exchange Offer Registration Statement is declared effective.

            (e) In no event shall the Initial Interest Rate increase by more than 1.5% at any time pursuant to this Section 1.4.2.

     1.4.3  Default Interest.  To the extent permitted by law, each Note shall
            ----------------
bear interest (computed on the basis of a 360-day year of twelve 30-day months) at the Default Rate on any overdue payment (including any overdue prepayment) of principal, premium, if any, or interest, payable semiannually (or, at the option of the Lender, on demand).

SECTION 2.  CLOSING.

            The closing for the issuance of the Original Notes occurred at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois, at 9:00 a.m., Chicago time, on August 20, 1997 (the "ORIGINAL CLOSING DATE"). The closing for the issuance of the Additional Notes shall occur at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois, at 9:00 a.m., Chicago time, on September 12, 1997 (the "ADDITIONAL CLOSING DATE"; the Original Closing Date and the Additional Closing Date are each referred to herein as a "CLOSING DATE"). On the applicable Closing Date, Company will execute and deliver to you a Note substantially in the form of Exhibit I annexed
                                                               ---------
hereto, dated the applicable Closing Date to evidence your loan in the principal amount specified opposite your name on Schedule A annexed hereto and with other
                                       ----------
appropriate insertions. Loans shall be made by delivery by wire transfer of immediately available funds for the account of Company to an account designated by Company.

SECTION 3.  CONDITIONS TO CLOSING.

            Your obligation to make the loans evidenced by the Notes on the applicable Closing Date is subject to the fulfillment to your satisfaction, prior to or on such Closing Date, of the following conditions:

3.1  REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of Company in this Agreement shall be correct when made and on the applicable Closing Date.

3.2  PERFORMANCE; NO DEFAULT.

            Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the applicable Closing Date and immediately after giving effect to the issue of the Notes no Default or Event of Default shall have occurred and be continuing.

3.3  DOCUMENTS.

     3.3.1  Company Documents.  Company shall have delivered to you:
            -----------------

            (a) A good standing certificate from Company's jurisdiction of incorporation and each other state in which Company is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of Company's jurisdiction of incorporation, each dated a recent date prior to the applicable Closing Date;

            (b) copies of the Certificate of Incorporation and Bylaws of Company, certified as of the applicable Closing Date by the corporate secretary, an assistant secretary or other authorized representative of Company;

            (c) resolutions of the Board of Directors of Company approving and authorizing the execution, delivery and performance of this Agreement and the Notes, certified as of the applicable Closing Date by the corporate secretary, an assistant secretary or other authorized representative of Company as being in full force and effect without modification or amendment;

            (d) signature and incumbency certificates of the officers of Company, executing this Agreement and the Notes;

            (e) an Officers' Certificate, dated the applicable Closing Date, certifying that the conditions specified in Sections 3.1 and 3.2 have been fulfilled;

            (f) executed originals of this Agreement and the Notes; and

            (g) such other documents as you may reasonably request.

     3.3.2  Restricted Subsidiary Documents.  Company shall have delivered to
            -------------------------------
you, or shall have caused each Restricted Subsidiary to deliver to you:

            (a) A good standing certificate from such Person's jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such Person's jurisdiction of incorporation, each dated a recent date prior to the applicable Closing Date;

            (b) copies of the Certificate of Incorporation and Bylaws of such Person, certified as of the applicable Closing Date by the corporate secretary, an assistant secretary or other authorized representative of such Person;

            (c) resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Guarantee, certified as of the applicable Closing Date by the corporate secretary, an assistant secretary or other authorized representative of such Person as being in full force and effect without modification or amendment;

            (d) signature and incumbency certificates of the officers of such Person executing the Guarantee;

            (e) originals of the Guarantee executed by such Person; and

            (f) such other documents as you may reasonably request.

3.4  OPINIONS OF COUNSEL.

            You shall have received opinions in form and substance reasonably satisfactory to you, dated the applicable Closing Date (a) from McDermott, Will & Emery, counsel for Company, covering the matters set forth in Exhibit III
                                                                -----------
annexed hereto and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and Company hereby instructs its counsel to deliver such opinion to you) and (b) from O'Melveny & Myers LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit IV annexed hereto
                                                     ----------
and covering such other matters incident to such transactions as you may reasonably request.

3.5  PAYMENT OF SPECIAL COUNSEL FEES.

            Without limiting the provisions of Section 18.2, Company shall have paid on or before the applicable Closing Date the fees, charges and disbursements of your special counsel referred to in Section 3.4 to the extent reflected in a statement (including reasonable detail with respect to the fees, charges and disbursements set forth therein) of such counsel rendered to Company at least one Business Day prior to the applicable Closing Date.

3.6  NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS.

           Company shall have obtained all Governmental Authorizations and all consents of other Persons, including the parties to the Senior Credit Agreement, in each case that are necessary in connection with the transactions contemplated by the Financing Documents, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.7  PREPAYMENT.

           At least 95% of the proceeds from the issuance of the Original Notes shall be applied to prepay the outstanding term loans under the Senior Credit Agreement. The remaining proceeds of the Original Notes shall be applied to (a) prepay outstanding revolving loans under the Senior Credit Agreement or (b) pay fees and expenses incurred or payable in connection with the transactions contemplated by the Financing Documents.

3.8  PROCEEDINGS AND DOCUMENTS.

           All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

           Company represents and warrants to you that:

4.1  EXISTENCE AND POWER.

           Company and each of its Subsidiaries, as applicable:

           (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

           (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its Obligations under this Agreement, the Notes and the Guarantee;

           (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d) is in compliance with all Requirements of Law;

except, in each case referred to in clauses (b), (c) or (d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

4.2  AUTHORIZATION; NO CONTRAVENTION.

          The execution, delivery and performance by Company and any of its Subsidiaries, as applicable, of this Agreement, the Notes and the Guarantee have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any of such Person's Organizational Documents;

          (b) except as specifically disclosed on Schedule 4.2 annexed hereto,
                                                  ------------
conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

          (c)  violate any Requirement of Law.

4.3  GOVERNMENTAL AUTHORIZATION.

          No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Company or any of its Subsidiaries, as applicable, of this Agreement, the Notes or the Guarantee, other than those which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.4  BINDING EFFECT.

          This Agreement, the Notes and the Guarantee constitute the legal, valid and binding obligations of Company or each of its Restricted Subsidiaries, as the case may be, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5  LITIGATION.

          Except as specifically disclosed on Schedule 4.5 annexed hereto, there
                                              ------------
are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Company or any of its Subsidiaries, or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement, the Notes or the Guarantee, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to such Person or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, the Notes or the Guarantee, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

4.6  NO DEFAULT.

          No Default or Event of Default exists or would result from the incurring of any Obligations under this Agreement, the Notes or the Guarantee by Company or any Guarantor. None of Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would create an Event of Default under Section 11.4.

4.7  USE OF PROCEEDS; MARGIN REGULATIONS.

          At least 95% of the proceeds from the issuance of the Original Notes shall be applied to prepay the outstanding term loans under the Senior Credit Agreement. The remaining proceeds of the Original Notes shall be applied to (a) prepay outstanding revolving loans under the Senior Credit Agreement or (b) pay fees and expenses incurred or payable in connection with the transactions contemplated by the Financing Documents. No portion of the proceeds of the issuance of the Notes shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act. None of Company nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

4.8  TITLE TO PROPERTIES.

          Except as set forth in the exceptions to the title policy or policies delivered to the Administrative Lender pursuant to the Senior Credit Agreement, Company and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Original Closing Date, the property of Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

4.9  TAXES.

          Company and each of its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Company or any of its Subsidiaries that would, if made, reasonably be expected to have a Material Adverse Effect.

4.10  FINANCIAL CONDITION.

          (a) The audited consolidated financial statements of Holdings and each of its Subsidiaries, dated June 29, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date, the unaudited consolidated financial statements of Holdings and each of its Subsidiaries, dated September 28, 1996, December 28, 1996 and March 29, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date and the internally prepared unaudited consolidated financial statements of Holdings and each of its Subsidiaries, dated June 28, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

          (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and, except that the internally prepared unaudited consolidated financial statements and related consolidated statements of income or operations, shareholders' equity and cash flows as of and for the period ended June 28, 1997 are subject to changes resulting from audit and normal year-end adjustments; and

          (ii) fairly present in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the date thereof and the results of operations for the period covered thereby.

          (b)  Since March 29, 1997, there has been no Material Adverse Effect.

4.11  REGULATED ENTITIES.

          None of Company, any Person controlling Company, or any Subsidiary of Company, is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of Company or any of its Subsidiaries is subject to regulation under the Public

Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

4.12  NO BURDENSOME RESTRICTIONS.

          Neither Company nor any of its Subsidiaries is a party to or is bound by any Contractual Obligation, or is subject to any restriction in any Organizational Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

4.13  SUBSIDIARIES.

          As of the Original Closing Date, Company has no Subsidiaries and has no equity investments in any other corporation or entity, other than those specifically disclosed on Schedule 4.13 annexed hereto.
                          -------------

4.14  INSURANCE.

          The properties of Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Company, in such amounts, with such deductibles and covering such risks as Company reasonably believes are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Company or such Subsidiary operates.

4.15  SOLVENCY.

          Each of Company and its Subsidiaries is Solvent.

4.16  DISCLOSURE.

          No representation or warranty of Company or any of its Subsidiaries contained in this Agreement, the Notes, the Guarantee, or in any other document, certificate or written statement furnished by or on behalf of Company or any of its Subsidiaries pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information provided for use in connection with the transactions contemplated by this Agreement are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

4.17  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

           Neither the issuance of the Notes by Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

SECTION 5. PREPAYMENT OF THE NOTES.

5.1   OPTIONAL PREPAYMENT.

           Company may, at any time or from time to time, on or after August 20, 2002, prepay, on a pro rata basis, the aggregate principal balance of the Notes,
                   --------
in whole or in part, upon not less than 30 days' nor more than 60 days' prior written notice, by payment of the following amounts (expressed as percentages of the principal amount thereof) if prepaid during the twelve-month period commencing on August 20 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to but excluding the Prepayment Date:

     Year                                                  Percentage
     ----                                                  ----------
     2002................................................. 105.1250%
     2003................................................. 103.4167%
     2004................................................. 101.7083%
     2005 and thereafter.................................. 100.0000%;

provided, however, that in the event that Company has failed to obtain the
--------  -------
Minimum Rating on or prior to September 30, 1998, the amounts set forth above shall be increased by 0.5% with respect to any Prepayment Date during the twelve-month period commencing August 20, 2002, 0.3333% with respect to any Prepayment Date during the twelve-month period commencing August 20, 2003, 0.1667% with respect to any Prepayment Date during the twelve-month period commencing August 20, 2004 and 0% with respect to any Prepayment Date thereafter.

5.2   OPTIONAL PREPAYMENT UPON PUBLIC EQUITY OFFERING.

           Company may, at any time or from time to time, on or prior to August 20, 2000, use the net cash proceeds of one or more Public Equity Offerings to prepay, on a pro rata basis, up to 35% of the original aggregate principal
             --- ----
balance of the Additional Notes, upon not less than 30 days' nor more than 60 days' prior written notice, by payment of an amount equal to 110.25% of the principal amount thereof plus, in each case, (i) accrued and unpaid interest thereon, if any, to but excluding the Prepayment Date and
(ii), in the event that the Prepayment Date occurs after September 30, 1998 and Company has failed to obtain the Minimum Rating on or prior to September 30, 1998, 1%; provided that at least 65% of the
          --------
original aggregate principal balance of the Additional Notes remains outstanding immediately after any such prepayment.

          In order to effect the foregoing prepayment with the proceeds of any Public Equity Offering, Company shall make such prepayment not more than 120 days after the consummation of any such Public Equity Offering.

5.3  ACQUISITION OF NOTES BY COMPANY.

          Company will not and will not permit any of its Affiliates to acquire, directly or indirectly, any of the outstanding Notes except that (a) Company may acquire Notes, without payment of any premium, whether upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or otherwise, provided (i) no Default or Event of Default has occurred and is continuing, (ii) Company promptly cancels all Notes acquired by it and no Notes are issued in substitution or exchange for any such Notes and (iii) such Notes are not deemed to be outstanding for purposes of the giving of any direction, waiver, consent or notice hereunder, including, without limitation, for purposes of the definition of Required Lenders, and (b) any Affiliate of Company may acquire Notes, without payment of any premium, provided (i) no Default or Event of Default has occurred and is continuing, (ii) such Notes are not deemed to be outstanding for purposes of the giving of any direction, waiver, consent or notice hereunder, including, without limitation, for purposes of the definition of Required Lenders, (iii) such Affiliate acquires its interest in such Notes subject to the requirement that such Affiliate shall be deemed to have voted its claim in any bankruptcy, insolvency or receivership proceedings with respect to Company or any Guarantor in the same percentage as the other Lenders vote their claims with respect to any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the Guarantee, and
(iv) there shall be no more than one Affiliate of Company holding Notes at any time and such Affiliate shall hold less than one-third of the principal amount of all Notes at any time outstanding.

SECTION 6.  CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, Company shall make an offer to prepay the aggregate principal balance of the Notes, in whole but not in part, by payment of an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to but excluding the Change of Control Prepayment Date (the "CHANGE OF CONTROL PREPAYMENT OFFER"). Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, Company shall (i) to the extent required under the terms thereof, repay in full and terminate all commitments under Indebtedness under the Senior Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Senior Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Senior Credit Agreement and all other Senior Debt to permit the prepayment of the Notes as provided below. Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to prepay Notes pursuant to the provisions described in this Section 6. Company's failure to comply with the immediately preceding sentence shall constitute an Event of Default under Section 11.3 and not under Section 11.2.

          (b) Within 30 days following the date upon which the Change of Control occurred (the "CHANGE OF CONTROL DATE"), Company shall send, by first class mail, a notice to each Lender, which notice shall govern the terms of the Change of Control Prepayment Offer. The notice to the Lenders shall contain all instructions and materials reasonably necessary to enable such Lenders to elect to have Notes prepaid pursuant to the Change of Control Prepayment Offer. Such notice shall state:

          (i) that the Change of Control Prepayment Offer is being made pursuant to Section 6 and that all Notes tendered and not withdrawn will be accepted for prepayment;

          (ii) the prepayment amount (including the amount of accrued interest) and the prepayment date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "CHANGE OF CONTROL PREPAYMENT DATE");

          (iii) each Lender electing to have a Note prepaid pursuant to a Change of Control Prepayment Offer will be required to surrender its Note to Company at the address specified in the Change of Control Prepayment Offer prior to the close of business on the third Business Day prior to the Change of Control Prepayment Date;

          (iv) that Lenders will be entitled to withdraw their election if Company receives, not later than fifteen Business Days prior to the Change of Control Prepayment Date, facsimile transmission or letter setting forth the name of the Lender, the principal amount of the Notes the Lender delivered for prepayment and a statement that such Lender is withdrawing its election to have such Notes prepaid;

          (v) that Lenders whose Notes are prepaid only in part will be issued new Notes in a principal amount equal to the unprepaid portion of the Notes surrendered; and

          (vi) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Prepayment Date, Company shall accept for prepayment Notes or portions thereof tendered pursuant to the Change of Control Prepayment Offer, and shall promptly mail to any Lender tendering Notes so accepted payment in an amount equal to the prepayment amount plus accrued interest, if any, and new Notes equal in principal amount to any unprepaid portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by Company to the Lender tendering such Notes.

          Company shall comply with the requirements of applicable law to the extent such laws and regulations are applicable in connection with the prepayment of Notes pursuant to a Change of Control Prepayment Offer. To the extent the provisions of any applicable laws or regulations conflict with this
Section 6, Company shall comply with such applicable laws and regulations and shall not be deemed to have breached its obligations under this Section 6 by virtue thereof.

SECTION 7.  INFORMATION AS TO COMPANY.

7.1  FINANCIAL AND BUSINESS INFORMATION.

            Company shall deliver to each Lender:

            (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, accompanied by (i) the opinion of Price Waterhouse & Co. or another nationally-recognized independent public accounting firm (the "INDEPENDENT AUDITOR"), which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (ii) a copy of the unaudited consolidating balance sheet of Holdings and its Subsidiaries as at the end of such year, and the related consolidating statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year and certified by a Responsible Officer of Company as fairly presenting in accordance with GAAP, the financial position and results of operations of Holdings and its Subsidiaries on a consolidated basis; and

            (b) as soon as available, but not later than 45 days after the end of each fiscal quarter of each fiscal year, a copy of the unaudited consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such quarter, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth in each case in comparative form the figures for the previous fiscal year, and certified by a Responsible Officer of Company as fairly presenting, in accordance with GAAP (subject to good faith year-end audit adjustments and the absence of footnotes), the financial position and the results of operations of Holdings and its Subsidiaries.

7.2  CERTIFICATES; OTHER INFORMATION.

            Company shall furnish to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a) but only so long as a comparable certificate is required to be delivered pursuant to the Senior Credit Agreement, a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (b), a management's discussion and analysis of results of operations for the relevant period executed by a Responsible Officer of Company describing (i) in the case of such discussion and analysis submitted with the financial statements referred to in Section 7.1(a), the operations of Company for such fiscal year, and (ii) in the case of such discussion and analysis submitted with the financial statements referred to in Section 7.1(b), the operations of Company for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

          (c) concurrently with the delivery of the financial statements referred to in Section 7.1(a), an Officers' Certificate stating that a review of the activities of Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Company or any such Subsidiary, as the case may be, has kept, observed, performed and fulfilled its obligations under this Agreement and further stating as to each such Officer signing such certificate, that to the best of such Officer's knowledge Company or such Subsidiary, as the case may be, during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, is such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity;

          (d) if applicable, within 15 days of any filing thereof, copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that Holdings, Company or any of its Subsidiaries may make to, or file with, the SEC; provided, however, that any exhibits
                                         --------  -------
     thereto shall be provided only upon request of such Lender; and

          (e) concurrently with the delivery of the financial statements referred to in Section 7.1(b), an Officers' Certificate stating that all Restricted Payments made during such fiscal quarter comply with this Agreement and setting forth in appropriate detail the basis upon which the required calculations were computed.

7.3  NOTICES.

          Company shall notify each Lender of the occurrence of any Default, Event of Default or action pursuant to Section 12.1(b) promptly upon a member of senior management of Company obtaining actual knowledge thereof. Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of Company setting forth details of the occurrence referred to therein, and stating what action Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under this Section 7.3 shall describe with particularity any and all clauses or provisions of this Agreement or any other Financing Document that have been breached or violated.

SECTION 8.  AFFIRMATIVE COVENANTS.

            Company covenants that so long as any of the Notes are outstanding:

8.1  COMPLIANCE WITH LAW.

            Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.2  INSURANCE.

            Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as Company reasonably believes is customary in the case of entities engaged in the same or a similar business and similarly situated.

8.3  MAINTENANCE OF PROPERTIES.

            Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties which is used or useful in its business in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect or except as permitted by Section 9.6.

8.4  PAYMENT OF TAXES AND CLAIMS.

          Company will, and will cause each of its Restricted Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of Company or any Restricted Subsidiary, provided that neither Company nor any Restricted Subsidiary need pay any such
--------
tax, assessment, charges or claims if the amount, applicability or validity thereof is contested by Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and Company or such Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of Company or such Restricted Subsidiary.

8.5  CORPORATE EXISTENCE, ETC.

          Subject to Section 10, Company will at all times preserve and keep in full force and effect its corporate existence and will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into Company or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of Company and its Restricted Subsidiaries unless, in the good faith judgment of Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.6  PAYMENT OF NOTES.

          Company shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Agreement.

SECTION 9.  NEGATIVE COVENANTS.

9.1 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED CAPITAL STOCK.

          Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "INCUR") any Indebtedness (other than Permitted Indebtedness) or issue any Disqualified Capital Stock (other than to Company or to a Wholly-Owned Restricted Subsidiary of Company) or permit any Person (other than Company or a Wholly-Owned Restricted Subsidiary of Company) to own any Disqualified Capital Stock of Company or any Restricted Subsidiary of Company; provided, however, that if no Default or Event of Default
                       --------  -------
shall have occurred and be continuing at the time or as a consequence of the incurrence of any such

Indebtedness or the issuance of any such Disqualified Capital Stock, Company and the Restricted Subsidiaries of Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue Disqualified Capital Stock, in each case if on the date of the incurrence of such Indebtedness or the issuance of such Disqualified Capital Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Fixed Charge Coverage Ratio of Company is greater than 2.0 to 1.0.

9.2  LIMITATION ON RESTRICTED PAYMENTS.

          Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of Company and dividends or distributions payable to Company) on or in respect of shares of the Capital Stock of Company to holders of such Capital Stock of Company, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock of Company (other than the exchange of such Capital Stock for Qualified Capital Stock of Company),
(c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of Company or any of its Restricted Subsidiaries that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "RESTRICTED PAYMENT"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 9.1 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Original Closing Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of Company) shall exceed the sum of, without duplication, (u) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Company earned subsequent to the Original Closing Date and on or prior to the date the Restricted Payment occurs (the "REFERENCE DATE") (treating such period as a single accounting period); plus (v) 100% of the aggregate net cash proceeds received by Company from any Person (other than a Subsidiary of Company) from the issuance and sale subsequent to the Original Closing Date and on or prior to the Reference Date of Qualified Capital Stock of Company; plus
(w) without duplication of any amounts included in clause (iii)(v) above, 100% of the aggregate net cash proceeds of any equity contribution received by Company from any Person (other than a Subsidiary of Company) subsequent to the Original Closing Date and on or prior to the Reference Date; plus (x) without duplication and to the extent not included in the calculation of Consolidated Net Income of Company, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Original Closing Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount equal to the fair market value of Company's interest in such Subsidiary on such date; provided, however, that
                                                       --------  -------
with respect to all Investments made in any Unrestricted Subsidiary or joint venture, the sum of clauses (1), (2) and (3) above with respect to such Investment shall not exceed the aggregate amount of all such Investments made subsequent to the Original Closing Date in such Unrestricted Subsidiary or joint venture; plus (y) the principal amount of any Indebtedness or Disqualified Capital Stock of Company or any of its Restricted Subsidiaries incurred or issued subsequent to the Original Closing Date which has been converted into or exchanged for Qualified Capital Stock of Company; minus (z) the greater of (1) $0 and (2) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of Company which has been designated as an Unrestricted Subsidiary subsequent to the Original Closing Date.

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or consummation of any redemption within 60 days after the date of declaration of such dividend or redemption if the dividend or redemption would have been permitted on the date of declaration; (2) so long as no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of Company or the repayment, retirement, redemption or other acquisition of any Indebtedness of Company that is subordinate or junior in right of payment to the Notes, either (i) solely in exchange for shares of Qualified Capital Stock of Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Company) of shares of Qualified Capital Stock of Company; (3) so long as no Default or Event of Default shall have occurred and be continuing, payments for the purpose of and in an amount equal to the amount required to permit Holdings to redeem or repurchase shares of its Capital Stock or options in respect thereof from employees or officers of Holdings, Company or any of their respective Subsidiaries or their estates or authorized representatives upon the death, disability or termination of the employment of such employees or officers or pursuant to repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate employees in an aggregate amount not to exceed $7,000,000 (which amount shall be increased by the amount of any cash proceeds to Company from (x) sales of its Qualified Capital Stock to management employees subsequent to the Original Closing Date and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate; (4) the payment of fees and compensation as permitted under clause (i) of paragraph (b) of Section 9.3; (5) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $100,000 in the aggregate, to enable Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (6) repurchases of Capital Stock of Company deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; and (7) so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) Lenders shall have received a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of the fiscal year ended June 28, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, accompanied by the opinion of Price Waterhouse & Co., which report shall state that such opinion is unqualified, shall express no doubts about the ability of Holdings and its Subsidiaries to continue as a going concern, and shall state that the accompanying financial statements fairly present in all material respects the consolidated financial position of Holdings and its Subsidiaries as at the date indicated and the results of their operations and their cash flow for the period indicated in conformity with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, (iii) Consolidated EBITDA of Company and its Subsidiaries for the fiscal year ended June 28, 1997 is at least $75,000,000, and (iv) Lenders shall have received an Officers' Certificate certifying that Holdings and Company will be Solvent after giving effect to the payment of the proposed dividend and the making of the proposed redemption of the Holdings Preferred Stock, the payment of a dividend not exceeding $38,000,000 to Holdings to be applied to the redemption of the Holdings Preferred Stock. In determining the aggregate amount of Restricted Payments made subsequent to the Original Closing Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended (to the extent such expenditure is in the form of cash or other property other than Qualified Capital Stock) pursuant to clauses (1), (2) and (3) of this paragraph shall be included in such calculation, provided that such expenditures pursuant
                              --------
to clause (3) shall not be included to the extent of cash proceeds received by Company from any "key man" life insurance policies and (b) amounts expended pursuant to clauses (4), (5), (6) and (7) shall be excluded from such calculation.

9.3  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          (a) Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "AFFILIATE TRANSACTION"), other than (i) Affiliate Transactions permitted under paragraph (b) below and (ii) Affiliate Transactions on terms that are no less favorable to Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property (excluding for this purpose Qualified Capital Stock of Company issued to an Affiliate of Company) with a fair market value of more than $2,000,000 shall be approved by a majority of the Disinterested Directors of the Board of Directors of Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If Company or any Restricted Subsidiary of Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property (excluding for this purpose Qualified Capital Stock of Company issued to an Affiliate of Company) with a fair market value of more than $10,000,000, Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable written opinion as to the fairness of such transaction or series of related transactions to Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and provide a copy thereof to each Lender.

          (b) The foregoing restrictions shall not apply to (i) reasonable fees, compensation and out-of-pocket expenses paid to, indemnity provided on behalf of, and benefit plans maintained for, officers, directors, employees or consultants of Company or any Restricted Subsidiary of Company as determined in good faith by Company's Board of Directors or senior management; (ii) transactions between or among Company and any of its Wholly-Owned Restricted Subsidiaries or exclusively between or among such Wholly-Owned Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by this Agreement; (iii) Restricted Payments and Permitted Investments permitted by this Agreement; (iv) the issuance of Qualified Capital Stock of Company or any of its Restricted Subsidiaries to any of their respective Affiliates; (v) the purchase by Company or any of its Restricted Subsidiaries of any assets from any of their respective Affiliates (previously purchased by such Affiliate) if the amount paid therefor does not exceed the sum of (x) the amount paid by such Affiliate for such asset, (y) recourse liabilities incurred by such Affiliate in connection with such asset plus (z) cost of funds to such Affiliate in connection with the purchase of such asset; and (vi) transactions described on
Schedule 9.3 annexed hereto.
------------

9.4  LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
     SUBSIDIARIES.

          Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances to, guarantee the Indebtedness of, or pay any Indebtedness or other obligation owed to, Company or any other Restricted Subsidiary of Company; or (c) transfer any of its property or assets to Company or any other Restricted Subsidiary of Company, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) this Agreement; (iii) customary non-assignment provisions of any contract or lease governing a leasehold or ownership interest of Company or any Restricted Subsidiary of Company; (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (v) the Senior Credit Agreement, to the extent and in the manner such Senior Credit Agreement is in effect on the Original Closing Date; (vi) restrictions on transfer of property subject to a Permitted Lien imposed by the holder of such Permitted Lien; (vii) other instruments with respect to Indebtedness existing on the Original Closing Date; (viii) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii), (iv), (v), (vi), or (vii) above; provided, however, that
                --------  -------
the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to Company in any material respect as determined by the Board of Directors of Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (ii), (iv), (v), (vi) or
(vii); or (ix) an agreement for the sale or disposition of the assets of Company or any Restricted Subsidiary of Company prior to consummation of such sale.

9.5  PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT.

          Company shall not incur or suffer to exist Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of Company. No Guarantor shall incur or suffer to exist Indebtedness that is senior in right of payment to the Guarantee of such Guarantor and subordinate in right of payment to any other Indebtedness of such Guarantor.

9.6  LIMITATION ON ASSET SALES.

          (a) Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by a majority of Company's Board of Directors); (ii) at least 75% of the consideration (whether or not paid in installments) received by Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (provided that (x) the amount of any liabilities (as shown on Company's or such
 --------
Restricted Subsidiary's most recent balance sheet) of Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (y) notes or other obligations that are promptly converted into cash or Cash Equivalents shall be deemed to be cash for the purposes of this provision) and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of Company and its Restricted Subsidiaries as existing on the Original Closing Date or in businesses which are the same, similar or reasonably related thereto ("REPLACEMENT ASSETS"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). Subject to the last sentence of this paragraph, on the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (iii)(A), (iii)(B) or (iii)(C) of the next preceding sentence (each, a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of

Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "NET PROCEEDS OFFER AMOUNT") shall be applied by Company or such Restricted Subsidiary to make an offer to prepay (the "NET PROCEEDS OFFER") on a date (the "NET PROCEEDS OFFER PREPAYMENT DATE") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, on a pro rata basis, that amount of Notes equal to the Net
                   --------
Proceeds Offer Amount by payment of an amount equal to 100% of the principal amount of the Notes to be prepaid, plus accrued and unpaid interest thereon, if any, to the date of prepayment; provided, however, that if at any time any non-
                                --------  -------
cash consideration received by Company or any Restricted Subsidiary of Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $20,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $20,000,000, shall be applied as required pursuant to this paragraph).

          In the event of the transfer of substantially all (but not all) of the property and assets of Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 10, the successor Person shall be deemed to have sold the properties and assets of Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value (as determined in good faith by a majority of Company's Board of Directors) of such properties and assets of Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 9.6.

          Each Net Proceeds Offer shall comply with the procedures set forth in this Agreement. Upon receiving notice of the Net Proceeds Offer, Lenders may elect to tender their Notes in whole or in part. To the extent Lenders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Lenders will be prepaid on a pro rata basis (based on amounts
                                       --------
tendered). To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by this Agreement. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

          (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the second paragraph of subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 9.6 shall be mailed or caused to be mailed, by first class mail, by Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Lenders. The notice shall contain all instructions and materials necessary to enable such Lenders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

          (i)    that the Net Proceeds Offer is being made pursuant to Section
     9.6 and that all Notes tendered and not withdrawn will be accepted for payment; provided, however, that if the aggregate principal amount of Notes
              --------  -------
     tendered in a Net Proceeds Offer exceeds the aggregate amount of the Net Proceeds Offer, Company shall select the Notes to be purchased on a pro
                                                                         ---
     rata basis;
     ----

          (ii) the prepayment amount (including the amount of accrued interest) and the prepayment date (which shall be 20 Business Days from the date such notice is mailed, other than as may be required by law) (the "PROCEEDS PREPAYMENT DATE");

          (iii) that Lenders electing to have a Note prepaid pursuant to a Net Proceeds Offer will be required to surrender the Note to Company at the address specified in the Net Proceeds Offer prior to the close of business on the third Business Day prior to the Proceeds Prepayment Date;

          (iv) that Lenders will be entitled to withdraw their election if Company receives, not later than 5 Business Days prior to the Proceeds Prepayment Date, a facsimile transmission or letter setting forth the name of the Lender, the principal amount of the Notes the Lender delivered for prepayment and a statement that such Lender is withdrawing its election to have such Notes prepaid; and

          (v) that Lenders whose Notes are prepaid only in part will be issued new Notes in a principal amount equal to the unprepaid portion of the Notes surrendered.

          On or before the Proceeds Prepayment Date, Company shall accept for prepayment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be prepaid in accordance with paragraph (b)(i) above, and shall promptly mail to any Lender tendering Notes so accepted payment in an amount equal to the prepayment amount plus accrued interest, if any, and new Notes equal in principal amount to any unprepaid portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by Company to the Lender tendering such Notes.

          Company shall comply with the requirements of applicable law to the extent such laws and regulations are applicable in connection with the prepayment of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any applicable laws or regulations conflict with this Section 9.6, Company shall comply with such applicable laws and regulations and shall not be deemed to have breached its obligations under this Section 9.6 by virtue thereof.

9.7  LIMITATION ON LIENS.

          Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, whether owned on the Original Closing Date or acquired after the Original Closing Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (b) in all other cases, the Notes are equally and ratably secured, except for (i) Liens existing as of the Original Closing Date to the extent and in the manner such Liens are in effect as of the Original Closing Date; (ii) Liens securing Senior Debt and Liens on assets of Restricted Subsidiaries securing guarantees of Senior Debt; (iii) Liens securing the Notes;
(iv) Liens of Company or a Wholly-Owned Restricted Subsidiary of Company on assets of any Restricted Subsidiary of Company; (v) Liens securing Refinancing Indebtedness which is incurred to Refinance Indebtedness which has been secured by a Lien permitted under this Agreement and which has been incurred in accordance with the provisions of this Agreement; provided, however, that such
                                                  --------  -------
Liens do not extend to or cover any property or assets of Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (vi) Permitted Liens.

9.8  LIMITATION OF GUARANTIES BY RESTRICTED SUBSIDIARIES.

          Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of Company or any other Restricted Subsidiary (other than (a) Permitted Indebtedness of a Restricted Subsidiary, (b) Indebtedness under Currency Agreements incurred in reliance on clause (v) of the definition of Permitted Indebtedness or (c) Interest Swap Obligations incurred in reliance on clause (iv) of the definition of Permitted Indebtedness), unless, in any such case (i) such Restricted Subsidiary executes and delivers the Guarantee and (ii)
(x) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to the Guarantee pursuant to subordination provisions no less favorable to the Lenders than those contained in this Agreement and (y) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Lenders than those contained in this Agreement.

          Notwithstanding the foregoing, the Guarantee of the Notes by a Restricted Subsidiary of Company shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of any Lender, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which the Guarantee was executed and delivered pursuant to the preceding paragraph; (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of Company, of all of Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided
                                                                       --------
that (y) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Agreement and (z) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed; or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Agreement.

9.9  CONDUCT OF BUSINESS.

          Company and its Restricted Subsidiaries will not engage in any businesses other than a Related Business.

9.10  DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

          (a) Company may designate after the Original Closing Date any Subsidiary of Company (including any newly acquired or newly formed Subsidiary) as an "Unrestricted Subsidiary" under this Agreement (a "DESIGNATION") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) at the time of and after giving effect to such Designation, Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 9.1; and

          (iii) Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 9.2(d) in an amount (the "DESIGNATION AMOUNT") equal to the fair market value of Company's interest in such Subsidiary on such date.

          Neither Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

          (b) Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "REVOCATION") if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Agreement; and

          (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary and will continue after the time of such Revocation would be permitted by Section 9.3 as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

          All Designations and Revocations must be evidenced by Resolutions of Company certifying compliance with the foregoing provisions.

          Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with paragraph (a) above shall upon such Designation be released and discharged of its Guarantee Obligations in respect of this Agreement.

SECTION 10.  SUCCESSOR CORPORATION.

10.1  MERGER, CONSOLIDATION AND SALE OF ASSETS.

          (a) Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Company's assets (determined on a consolidated basis for Company and its Restricted Subsidiaries) to any Person whether as an entirety or substantially as an entirety unless:

          (i) either (A) Company shall be the surviving or continuing corporation or (B) the Person (if other than Company) formed by such consolidation or into which Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Company and its Restricted Subsidiaries substantially as an entirety (the "SURVIVING ENTITY") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Agreement on the part of Company to be performed or observed;

          (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 9.1; and

          (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing.

          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of Company.

10.2  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Company in accordance with the foregoing, in which Company is not the continuing corporation, the successor Person formed by such consolidation or into which Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Company under this Agreement and the Notes with the same effect as if such surviving entity had been named as such.

10.3  MERGER, CONSOLIDATION AND SALE OF ASSETS OF GUARANTOR.

          (a) No Guarantor shall, in a single transaction or a series of related transactions, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of such Guarantor's assets (determined on a consolidated basis for such guarantor and its Subsidiaries), whether as an entirety or substantially as an entirety, unless:

          (i) either (A) such Guarantor shall be the surviving or continuing corporation or (B) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Guarantor and its Subsidiaries substantially as an entirety (the "SURVIVING PARENT ENTITY") (x) shall be a corporation or other entity organized or formed and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of this Agreement to be performed or observed by such Guarantor;

            (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), such Guarantor or such Surviving Parent Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 9.1; and

            (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing.

            (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of any Guarantor, the Capital Stock of which constitutes all or substantially all of the properties and assets of such Guarantor, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Guarantor.

10.4  SUCCESSOR CORPORATION SUBSTITUTED FOR GUARANTOR.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of any Guarantor in accordance with the foregoing, in which such Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the Guarantee with the same effect as if such surviving entity had been named as such.

SECTION 11. EVENTS OF DEFAULT.

            An "Event of Default" occurs if:

11.1  FAILURE TO PAY INTEREST.

            Company fails to pay interest on any Notes when due and payable and the Default continues for a period of 30 days (whether or not such payment shall be prohibited by Section 13); or

11.2  FAILURE TO PAY PRINCIPAL.

            Company fails to pay the principal of or premium, if any, on any Notes when such principal or premium becomes due and payable, at maturity, upon any required prepayment or otherwise (including the failure to make a required prepayment pursuant to a Change of Control Prepayment Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Section 13); or

11.3  FAILURE TO COMPLY WITH OTHER COVENANTS.

          Company or any Guarantor defaults in the observance or performance of any other covenant or agreement contained in this Agreement (other than the failure to comply with any provision of Section 16, which failure shall instead result in the payment of the additional interest provided for in Section 1.4.2) or the Guarantee and which default continues for a period of 30 days after Company receives written notice specifying the default (and demanding that such default be remedied) from Lenders holding at least 25% of the outstanding principal amount of the Notes; or

11.4  ACCELERATIONS OF OTHER INDEBTEDNESS.

          Company fails to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Senior Debt for borrowed money of Company or any Restricted Subsidiary of Company, and such failure continues for a period of 5 Business Days or more, or the acceleration of the final stated maturity of any such Senior Debt (which acceleration is not rescinded, annulled or otherwise cured within 5 Business Days of receipt by Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Senior Debt, together with the principal amount of any other Indebtedness for borrowed money of Company or any Restricted Subsidiary of Company in default for failure to pay principal at final stated maturity or which has been accelerated, and in the case of any such Senior Debt the 5 Business Day-period described above has passed, aggregates $10,000,000 or more at any time; or Company fails to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any other Indebtedness for borrowed money of Company or any Restricted Subsidiary of Company, or the acceleration of the final stated maturity of any such other Indebtedness if the aggregate principal amount of such other Indebtedness, together with the principal amount of any other Indebtedness for borrowed money of Company or any Restricted Subsidiary of Company in default for failure to pay principal at final stated maturity or which has been accelerated, and in the case of any such Senior Debt the 5 Business Day-period described above has passed, aggregates $10,000,000 or more at any time; or

11.5  JUDGMENTS.

          One or more judgments for the payment of money in an aggregate amount of $5,000,000 or more in excess of the amount covered by independent third-party insurance to the extent the insurer does not dispute coverage shall have been rendered against Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

11.6  VOLUNTARY BANKRUPTCY PROCEEDINGS.

          Company or any Significant Subsidiary of Company (a) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself,
(b) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (c) consents to the appointment of a Custodian of it or for substantially all of its property,
(d) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (e) makes a general assignment for the benefit of its creditors, or (f) takes any corporate action to authorize or effect any of the foregoing; or

11.7  INVOLUNTARY BANKRUPTCY PROCEEDINGS.

          A court of competent jurisdiction enters a judgment, decree or order for relief in respect of Company or any Significant Subsidiary of Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of Company or any such Significant Subsidiary, (b) appoint a Custodian of Company or any such Significant Subsidiary or for substantially all of its property or (c) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

11.8  FAILURE OF GUARANTEE.

          The failure of the Guarantee to be in full force and effect (except as contemplated by the terms thereof) with respect to any Guarantor or the denial or disaffirmation of its Guarantee Obligations by any Guarantor.

SECTION 12.  REMEDIES ON DEFAULT, ETC.

12.1  ACCELERATION.

             (a) If an Event of Default with respect to Company described in
Section 11.6 or 11.7 has occurred, all unpaid principal of and premium, if any, and accrued and unpaid interest on all outstanding Notes shall automatically become immediately due and payable without any declaration or other act on the part of any Lender.

             (b) If any Event of Default described in Section 11.1 or 11.2 has occurred and is continuing, (i) any Lender or Lenders affected by such Event of Default and holding in the aggregate 10% or more in principal amount of the Notes at the time outstanding (or such lesser amount as may then be outstanding) may at any time (including, without limitation, during or after the time period referred to in clause (ii)), at its or their option, by notice to Company, declare all unpaid principal of and premium, if any, and accrued and unpaid interest on all Notes held by it or them to be immediately due and payable and
(ii) in the event of any such declaration, and on or prior to the earlier of a rescission or annulment of such acceleration pursuant to Section 12.3 or the date which is 30 days following such declaration, any other Lender affected by such Event of Default may, at its option, by notice to Company, declare all unpaid principal of and premium, if any, and accrued and unpaid interest on all Notes held by it to be immediately due and payable and, upon any such declaration pursuant to clause (i) or (ii), the amounts set forth in such clause (i) or (ii), as applicable, (y) if there are no amounts outstanding under the Senior Credit Agreement, shall become immediately due and payable or (z) if there are any amounts outstanding under the Senior Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Agreement or 5 Business Days after receipt by Company of such notice, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

          (c) If any other Event of Default has occurred and is continuing, any Lender or Lenders holding in the aggregate more than 25% in principal amount of the Notes at the time outstanding may at any time, at its or their option, by notice to Company, declare all unpaid principal of and premium, if any, and accrued and unpaid interest on all Notes to be immediately due and payable and, upon such declaration, the same (i) shall become immediately due and payable or
(ii) if there are any amounts outstanding under the Senior Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Agreement or 5 Business Days after receipt by Company of such notice, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

12.2  OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, any Lender may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes. Notwithstanding the foregoing, the right of any Lender to accelerate amounts owing hereunder is subject to the terms of Section 12.1.

12.3  RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, Lenders holding not less than a majority in principal amount of the Notes then outstanding, by written notice to Company, may rescind and annul any such declaration and its consequences if (a) Company has paid all overdue interest on the Notes, all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes at the Default Rate, (b) all Events of Default and Defaults, other than nonpayment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18.6, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4  NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

            No course of dealing and no delay on the part of any Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Lender's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of Company under Section 18.2, Company will pay to each Lender on demand such further amount as shall be sufficient to cover all costs and expenses of such Lender incurred in any enforcement or collection under this
Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. SUBORDINATION.

13.1  NOTES SUBORDINATED TO SENIOR DEBT.

            Company covenants and agrees, and each Lender, by its acceptance of a Note, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Section 13; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations under the Notes by Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, each holder of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Agreement and the Notes.

13.2  NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

            (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration, acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees, costs or other amounts with respect to, any Senior Debt, no payment of any kind or character shall be made by, or on behalf of, Company or any other Person (including any Guarantor) on its or their behalf with respect to any Obligations under the Notes, or to acquire any of the Notes for cash or property or otherwise, and the Lenders may not accept or receive (in cash, property, stock or obligations or by setoff, exercise of contractual or statutory rights or otherwise) from Company, any Guarantor or any other Person any payment of any kind on account of the Obligations under the Notes. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to Company and the Lender Representative (a "DEFAULT NOTICE"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Lender

Representative receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "BLOCKAGE PERIOD"), neither Company nor any other Person (including any Guarantor) on its behalf shall (i) make any payment of any kind or character (including in cash, property, stock or other obligations) with respect to any Obligations under the Notes or (ii) acquire (whether by setoff, exercise of contractual or statutory rights or otherwise) any of the Notes for cash, property, stock or other obligations, and the Lenders may not accept or receive (in cash, property, stock or obligations or by setoff, exercise of contractual or statutory rights or otherwise) from Company, any Guarantor or any other Person any payment of any kind on account of the Obligations under the Notes. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the Default Notice was delivered to Company and the Lender Representative and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt and which was set forth in a written notice from Company to the holders or Representative of such Designated Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by any Lender when such payment is prohibited by Section 13.2(a), such payment shall be held in trust for the benefit of, and shall promptly be paid over or delivered to (in the form received and without any setoff, counterclaim or other claim), the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear.

          (c) Notwithstanding anything herein to the contrary, so long as any amounts are outstanding under the Senior Credit Agreement, any Default Notice delivered by the Representative of any Designated Senior Debt pursuant to
Section 13.2(a) shall be delivered only at the direction of the lender or lenders authorized to exercise remedies under the Senior Credit Agreement. The Lender Representative shall be entitled to rely, and shall be fully protected in relying, upon any such Default Notice believed by it to be genuine and correct and to have been sent by such Representative.

          (d) Nothing contained in this Section 13 shall limit the right of the Lenders to take any action to accelerate the maturity of the Notes pursuant to
Section 12.1 or to pursue any rights or remedies hereunder; provided that all
                                                            --------
Senior Debt thereafter due or declared to be due shall first be paid in full in cash before the Lenders are entitled to receive any payment of any kind or character with respect to Obligations under the Notes.

13.3  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

          (a) Upon any payment or distribution of assets of Company (or any Guarantor) of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of Company (or any Guarantor) or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to Company (or any Guarantor) or its property, whether voluntary or involuntary, all Senior Debt shall first be paid in full in cash before any payment or distribution (including by setoff) of any kind or character (including in cash, property, stock or other obligations), is made by or on behalf of Company or any other Person (including any Guarantor) on account of any Obligations under the Notes, or for the acquisition (whether by setoff, exercise of contractual or statutory rights or otherwise) of any of the Notes for cash, property, stock or other obligations, and the Lenders may not accept or receive (in cash, property, stock or obligations or by setoff, exercise of contractual or statutory rights or otherwise) from Company, any Guarantor or any other Person any payment of any kind on account of the Obligations under the Notes. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of Company of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled, except for the provisions hereof, shall be paid by Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Lenders if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

          (b) To the extent any payment of Senior Debt (whether by or on behalf of Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of Company of any kind or character, whether in cash, property or securities, shall be received by any Lender when such payment or distribution is prohibited by this Section 13, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (d) The consolidation of Company with, or the merger of Company with or into, another Person or the liquidation or dissolution of Company following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Section 10 and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume Company's obligations hereunder in accordance with Section 10.

13.4  SUBROGATION.

          Subject to the payment in full in cash of all Senior Debt, the Lenders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of Company or by or on behalf of the Lenders by virtue of this Section 13 which otherwise would have been made to the Lenders shall, as between Company and the Lenders, be deemed to be a payment by Company to or on account of the Senior Debt, it being understood that the provisions of this Section 13 are and are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of the Senior Debt, on the other hand.

13.5  OBLIGATIONS OF COMPANY UNCONDITIONAL.

          Nothing contained in this Section 13 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as among Company, its creditors other than the holders of Senior Debt, and the Lenders, the obligation of Company, which is absolute and unconditional, to pay to the Lenders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Lender from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, in respect of cash, property or securities of Company received upon the exercise of any such remedy.

13.6  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets of Company referred to in this Section 13, the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Lenders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 13.

13.7 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR DEBT.

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Company or any Guarantor with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Lenders and without impairing or releasing the subordination provided in this Section 13 or the obligations hereunder of the Lenders to the holders of the Senior Debt, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time of payment of, or renew, refinance to the extent permitted by this Agreement or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against Company, any Guarantor and any other Person.

13.8  THIS SECTION NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Section 13 will not be construed as preventing the occurrence of an Event of Default.

13.9  PROOF OF CLAIMS.

            If any Lender does not file a proper claim or proof of debt in the form required in any bankruptcy, insolvency, receivership, reorganization or similar proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of such Lender. Nothing herein contained shall be deemed to authorize the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Lender, or to authorize the holders of Senior Debt or their Representative to vote in respect of the claim of any Lender in any such proceeding.

SECTION 14. GUARANTEE.

14.1  UNCONDITIONAL GUARANTEE.

            The Guarantors hereby jointly and severally unconditionally guarantee (such guarantee to be referred to herein as the "GUARANTEE") to each Lender that: (a) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of Company to the Lenders hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Lender with respect to any provisions hereof or thereof, the recovery of any judgment against Company, any action to enforce the same or any other circumstance with might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Company, any right to require a proceeding first against Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Agreement and the Guarantee. If any Lender is required by any court or otherwise to return to Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to Company or any Guarantor, any amount paid by Company or any Guarantor to such Lender, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Lenders on the other hand, (i) the maturity of the obligations guaranteed hereby may, to the extent permitted by applicable law, be accelerated as provided in Section 12 for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Section 12, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

          Anything to the contrary notwithstanding, the obligations of each Guarantor under the Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or other similar laws affecting the rights of creditors generally.

14.2  SUBORDINATION OF GUARANTEE.

          The Obligations of each Guarantor to the Lenders pursuant to the Guarantee and this Agreement are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Section 15.

14.3  SEVERABILITY.

          In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.4  RELEASE OF GUARANTEE.

          Upon (a) the release by the lenders under the Senior Credit Agreement and future refinancings thereof of all guarantees of any Guarantor relating to such Indebtedness, (b) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of any Guarantor (or all or substantially all of its assets) to an entity which is not a Restricted Subsidiary of Company and which sale or disposition is otherwise in compliance with the terms of this Agreement, or (c) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Agreement, Guarantor shall be deemed released from all obligations under this Section 14 without any further action required on the part of any Lender; provided,
                                                               --------
however, that any such release shall occur only to the extent that all
-------
obligations of such Guarantor under all of its guarantees of such Indebtedness of Company shall also be released upon such release, sale or disposition.

14.5  WAIVER OF SUBROGATION.

          Until payment in full is made of the Notes and all other obligations of Company to the Lenders hereunder and under the Notes, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender against Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from Company, directly or indirectly, in cash or other property or by setoff or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Lenders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section
14.5 is knowingly made in contemplation of such benefits.

14.6  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to any Lender, but will suffer and permit the execution of every such power as though no such law had been enacted.

14.7  CONTRIBUTION.

          Each Guarantor under the Guarantee together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under the Guarantee. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under the Guarantee (a "FUNDING GUARANTOR") that exceeds its Fair Share as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or
                             ---------- --
distributed on or before such date by all Funding Guarantors under the Guarantee in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the

Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under the Guarantee determined as of such date in accordance with Section 14.1; provided that,
                                                            --------
solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this Section 14.7, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of the Guarantee (including, without limitation, in respect of this Section 14.7) minus (ii) the aggregate
                                                     -----
amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 14.7. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 14.7 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

14.8  SUBORDINATION OF OTHER OBLIGATIONS.

          Any Indebtedness of Company now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantee Obligations. In addition, Company and each Guarantor hereby agree that any payment by such Guarantor under the Guarantee shall result in a pro tanto reduction of the
                                                --- -----
amount of any intercompany Indebtedness owed by such Guarantor to Company.

SECTION 15.  SUBORDINATION OF GUARANTEE.

15.1  GUARANTEE OBLIGATIONS SUBORDINATED TO GUARANTOR SENIOR DEBT OF GUARANTORS.

          Each Guarantor covenants and agrees, and each Lender, by its acceptance of a Note, likewise covenants and agrees, that any payment of obligations by such Guarantor in respect of its Guarantee (its "GUARANTEE OBLIGATIONS") shall be made subject to the provisions of this Section 15, and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Guarantee Obligations by each Guarantor shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of the Guarantor Senior Debt of such Guarantor, that the subordination is for the benefit of, and shall be enforceable directly by, each holder of Guarantor Senior Debt of such Guarantor, and that each holder of Guarantor Senior Debt of such Guarantor whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt of such Guarantor in reliance upon the covenants and provisions contained in this Agreement and the Notes.

15.2  NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration, acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees, costs or other amounts with respect to, any Guarantor Senior Debt of any Guarantor, no payment of any kind or character shall be made by, or on behalf of, such Guarantor, or any other Person (including Company) on its or their behalf with respect to any Guarantee Obligations, or to acquire any of the Notes for cash or property or otherwise, and the Lenders may not accept or receive (in cash, property, stock or obligations or by setoff, exercise of contractual or statutory rights or otherwise) from Company, any Guarantor or any other Person any payment of any kind on account of the Guarantee Obligations.
In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives a Default Notice to Guarantor and the Lender Representative, then, unless and until all events of default have been cured or waived or have ceased to exist or the Lender Representative receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Guarantor Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "GUARANTOR BLOCKAGE PERIOD"), no Guarantor nor any other Person (including Company) on its behalf shall (i) make any payment of any kind or character (including in cash, property, stock or other obligations) with respect to any Guarantee Obligations or (ii) acquire (whether by setoff, exercise of contractual or statutory rights or otherwise) any of the Notes for cash, property, stock or other obligations, and the Lenders may not accept or receive (in cash, property, stock or obligations or by setoff, exercise of contractual or statutory rights or otherwise) from Company, any Guarantor or any other Person any payment of any kind on account of the Guarantee Obligations. Notwithstanding anything herein to the contrary, in no event will a Guarantor Blockage Period extend beyond 179 days from the date the Default Notice was delivered to Guarantor and the Lender Representative and only one such Guarantor Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Guarantor Blockage Period with respect to the Designated Senior Debt and which was set forth in a written notice from Company to the holders or Representative of such Designated Senior Debt shall be, or be made, the basis for the commencement of a second Guarantor Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by any Lender when such payment is prohibited by Section 15.2(a), such payment shall be held in trust for the benefit of, and shall promptly be paid over or delivered to (in the form received and without any setoff, counterclaim or other claim), the holders of Guarantor Senior Debt of the applicable Guarantor (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt of such Guarantor held by such holders) or their respective Representatives, as their respective interests may appear.

          (c) Notwithstanding anything herein to the contrary, so long as any amounts are outstanding under the Senior Credit Agreement, any Default Notice delivered by the Representative of any Designated Senior Debt pursuant to
Section 15.2(a) shall be delivered only at the direction of the lender or lenders authorized to exercise remedies under the Senior Credit Agreement. The Lender Representative shall be entitled to rely, and shall be fully protected in relying, upon any such Default Notice believed by it to be genuine and correct and to have been sent by such Representative.

          Nothing contained in this Section 15 shall limit the right of the Lenders to take any action to accelerate the maturity of the Notes pursuant to
Section 12.1 or to pursue any rights or remedies hereunder; provided that all
                                                            --------
Guarantor Senior Debt of each Guarantor thereafter due or declared to be due shall first be paid in full in cash before the Lenders are entitled to receive any payment of any kind or character with respect to the Guarantee Obligations.

15.3  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

          (a) Upon any payment or distribution of assets of any Guarantor (or Company) of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor (or Company) or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor (or Company) or its property, whether voluntary or involuntary, all Guarantor Senior Debt of such Guarantor shall first be paid in full in cash before any payment or distribution (including by setoff) of any kind or character (including in cash, property, stock or other obligations) is made by or on behalf of such Guarantor or any other Person (including Company) on account of any Guarantee Obligations, or for the acquisition (whether by setoff, exercise of contractual or statutory rights or otherwise) of any of the Notes for cash, property, stock or other obligations, and the Lenders may not accept or receive (in cash, property, stock or obligations or by setoff, exercise of contractual or statutory rights or otherwise) from Company, any Guarantor or any other Person any payment of any kind on account of the Guarantee Obligations. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Lenders if received by them, directly to the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt of such Guarantor held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt of such Guarantor remaining unpaid until all such Guarantor Senior Debt of such Guarantor has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt of such Guarantor.

          (b) To the extent any payment of Guarantor Senior Debt of any Guarantor (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt of such Guarantor or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Lender when such payment or distribution is prohibited by this Section 15, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt of such Guarantor held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt of such Guarantor remaining unpaid until all such Guarantor Senior Debt of such Guarantor has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt of such Guarantor.

          (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another Person or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Section 10 and as long as permitted under the terms of the Guarantor Senior Debt of any Guarantor shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume such Guarantor's obligations hereunder in accordance with Section 10.

15.4  SUBROGATION.

          Subject to the payment in full in cash of all Guarantor Senior Debt of any Guarantor, the Lenders shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to the Guarantor Senior Debt of such Guarantor until the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Debt of any Guarantor by or on behalf of such Guarantor or by or on behalf of the Lenders by virtue of this
Section 15 which otherwise would have been made to the Lenders shall, as between such Guarantor and the Lenders of the Guarantee Obligations, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt of such Guarantor, it being understood that the provisions of this Section 15 are and are intended solely for the purpose of defining the relative rights of the Lenders of the Guarantee Obligations, on the one hand, and the holders of the Guarantor Senior Debt of each Guarantor, on the other hand.

15.5  OBLIGATIONS OF GUARANTORS UNCONDITIONAL.

          Nothing contained in this Section 15 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as among any Guarantor, its creditors other than the holders of Guarantor Senior Debt of such Guarantor, and the Lenders, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Lenders the Guarantee Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of such Guarantor other than the holders of the Guarantor Senior Debt of such Guarantor, nor shall anything herein or therein prevent the Lender of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

15.6  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets of any Guarantor referred to in this Section 15, the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Lenders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt of such Guarantor and other Indebtedness of such Guarantor or Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 15.

15.7 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF GUARANTOR OR HOLDERS OF GUARANTOR SENIOR DEBT.

          No right of any present or future holders of any Guarantor Senior Debt of any Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor or Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt of any Guarantor may, at any time and from time to time, without the consent of or notice to the Lenders and without impairing or releasing the subordination provided in this Section 15 or the obligations hereunder of the Lenders to the holders of the Guarantor Senior Debt of any Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, refinance to the extent permitted by this Agreement or alter, Guarantor Senior Debt of any Guarantor, or otherwise amend or supplement in any manner Guarantor Senior Debt of any Guarantor, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt of any Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt of any Guarantor; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt of any Guarantor; and (iv) exercise or refrain from exercising any rights against Guarantor, Company and any other Person.

15.8  THIS SECTION NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment on account of Guarantee Obligations by reason of any provision of this Section 15 will not be construed as preventing the occurrence of an Event of Default.

15.9  PROOF OF CLAIMS.

          If any Lender does not file a proper claim or proof of debt in the form required in any bankruptcy, insolvency, receivership, reorganization or similar proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt of any Guarantor or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of such Lender. Nothing herein contained shall be deemed to authorize the holders of Guarantor Senior Debt of any Guarantor or their Representative to authorize or consent to or accept or adopt on behalf of any Lender any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Lender, or to authorize the holders of Guarantor Senior Debt of any Guarantor or their Representative to vote in respect of the claim of any Lender in any such proceeding.

SECTION 16.  OPTIONAL REGISTERED NOTE EXCHANGE.

16.1  OPTION.

          At any time on or prior to September 30, 1999, Company shall have the option to either (a) prepay the aggregate principal balance of the Notes, in whole but not in part, upon not less than 30 days' nor more than 60 days' prior written notice, by payment of an amount equal to the greater of (i) 110.25% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Prepayment Date and, in the event that the Prepayment Date occurs after September 30, 1998 and Company has failed to obtain the Minimum Rating on or prior to September 30, 1998, 1% and (ii) the sum of 100% of the principal amount thereof, plus the Make-Whole Amount determined for the Prepayment Date, plus accrued and unpaid interest thereon, if any, to the Prepayment Date or (b) file with the SEC a Registration Statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") on an appropriate registration form with respect to a registered offer (the "EXCHANGE OFFER") to exchange any and all of the Notes for a like aggregate principal amount of the Exchange Notes to be issued under the Indenture. The Exchange Notes will bear interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate borne by the Notes immediately prior to consummation of the Exchange Offer, subject to the additional interest rate provisions set forth in the Indenture. Interest on the Exchange Notes will accrue from (i) the later of (y) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or (z) if the Notes are surrendered for exchange on a date subsequent to the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment or (ii) if no interest has been paid on the Notes, from the date of the original issuance of the Notes.

          The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) all governmental approvals shall have been obtained by Company, which approvals Company deems necessary for the consummation of the Exchange Offer and (iii) the provisions of this Section 16 and the Indenture.

16.2  REGISTERED PUBLIC OFFERING; MERGER.

          In the event that Company or Holdings issues debt or equity securities in a Registered Offering or Company consummates a Merger, Company shall cause the Exchange Offer Registration Statement to be declared effective on or prior to the earlier of (i) the date which is 120 days following either the date on which a Registration Statement on an appropriate form with respect to such Registered Offering (the "PUBLIC OFFERING REGISTRATION STATEMENT") is declared effective or the date on which the Merger is consummated, as applicable, and
(ii) December 31, 1999 in accordance with the provisions and procedures of this
Section 16.

16.3  EXCHANGE OFFER.

          The Exchange Offer shall comply in all material respects with all applicable rules and regulations under the Exchange Act and other applicable laws. Company shall (i) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before December 31, 1999; (ii) keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Lenders; and (iii) consummate the Exchange Offer on or prior to the 60th day following the date on which the Exchange Offer Registration Statement is declared effective by the SEC. If, after the Exchange Offer Registration Statement is initially declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Notes thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of Section 1.4.2 of this Agreement unless and until such stop order, injunction or other order or requirement is stayed, lifted or otherwise reversed and the Exchange Offer is permitted to proceed.

16.4  PROCEDURE.

          In connection with the Exchange Offer, Company shall:

          1. mail, or cause to be mailed, to each Lender a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          2. keep the Exchange Offer open for not less than 30 days after the date that notice of the Exchange Offer is mailed to Lenders (or longer if required by applicable law);

          3. utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

          4. permit Lenders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

          5. otherwise comply in all material respects with all applicable laws, rules and regulations.

          As soon as practicable after the close of the Exchange Offer, Company shall:

          (ii) accept for exchange all Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer;

          (iii) cancel all Notes so accepted for exchange; and

          (iv) cause the Trustee under the Indenture to authenticate and deliver promptly to each Lender, in respect of Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer, Exchange Notes equal in principal amount to such Notes of such Lender.

Company shall comply with the requirements of applicable law to the extent such laws and regulations are applicable in connection with any such exchange of Notes. To the extent the provisions of any applicable laws or regulations conflict with this Section 16, Company shall comply with such applicable laws and regulations and shall not be deemed to have breached its obligations under this Section 16 by virtue thereof.

16.5 EXPENSES.

          All fees and expenses incident to the performance of or compliance with this Section 16 by Company shall be borne by Company whether or not the Exchange Offer Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (a) all registration and filing fees (including, without limitation, (i) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (ii) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Exchange Notes and determination of the eligibility of the Exchange Notes for investment under the laws of such jurisdictions where the holders of Exchange Notes are located, (iii) printing expenses, including, without limitation, expenses of printing certificates for Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by Lenders holding a majority in aggregate principal amount of the Exchange Notes included in any Registration Statement, (iv) fees and disbursements of counsel for Company and reasonable fees and disbursements of one special counsel for all of the holders of Exchange Notes in an amount not to exceed $5,000 in the aggregate, (v) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if Company desire such insurance, (vii) fees and expenses of all other Persons retained by Company,
(viii) internal expenses of Company (including, without limitation, all salaries and expenses of officers and employees of Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (xi) the expenses relating to printing, word processing and distributing all registration statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.

16.6 REPRESENTATIONS.

          Each Lender that wishes to exchange any Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any Person to participate in the distribution of the Exchange Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of Company or Holdings or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

16.7 FAILURE TO CONSUMMATE EXCHANGE OFFER.

          The failure to comply with the provisions of Section 16 shall not constitute an Event of Default and the sole remedy of Lenders for such failure shall be to receive the additional interest provided for in Section 1.4.2.

SECTION 17.  ASSIGNMENTS.

17.1 NOTE REGISTER.

          Company shall keep at its principal executive office a register for the recordation of the names and addresses of the Lenders from time to time (the "REGISTER"). The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice.

          Company, Lender Representative and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Notes listed therein for all purposes hereof, and no assignment or transfer of any Note shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Company and recorded in the Register as provided in Section
17.2. Prior to such recordation, all amounts owed with respect to the applicable Note shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Notes.

17.2 ASSIGNMENTS; PARTICIPATIONS.

          Subject to the immediately succeeding paragraph, each Lender shall have the right at any time to (a) sell, assign, or transfer to any Eligible Assignee, or (b) sell a participation to any Person in, all or any part of its Note; provided that no such sale, assignment, transfer or participation shall,
      --------
without the consent of Company, require Company to file a registration statement with the SEC or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no
                                                      --------  -------
such sale, assignment or transfer shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been received by Company and recorded in the Register.

          The parties to each such assignment shall execute and deliver to Company for recording in the Register an Assignment Agreement. Upon execution, delivery and recordation, from and after the effective date specified in such Assignment Agreement, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (b) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under Section 18.4) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes to Company for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit I
                                                                   ---------
annexed hereto, with appropriate insertions. All costs and expenses of any such assignment shall be paid by the assignor or the assignee.

SECTION 18.  MISCELLANEOUS.

18.1 PAYMENTS ON NOTES.

          Company will pay all sums becoming due on each Note for principal, premium, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A annexed hereto, or by such other
                                ----------
method or at such other address as you shall have from time to time specified to Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to Company at its principal executive office. Prior to any disposition of any Note held by you, you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon; provided,
                                                                   --------
however, that the failure to make (or any error in the making of) any such
-------
notation shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any payments of principal, premium or interest on such Note.

18.2 EXPENSES.

          Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all reasonable costs and expenses incurred by Wells Fargo Bank, National Association in connection with the negotiation, preparation and execution of the Financing Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; (b) all the costs of furnishing all opinions by counsel for Company (including, without limitation, any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Financing Documents, including, without limitation, with respect to confirming compliance with environmental, insurance and solvency requirements; (c) the reasonable fees, expenses and disbursements of counsel to Wells Fargo Bank, National Association (including, to the extent not duplicative, allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Financing Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all reasonable costs and expenses incurred in connection with the syndication of the Notes by Wells Fargo Bank, National Association; and (e) after the occurrence and during the continuance of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including, to the extent not duplicative, allocated costs of internal counsel) and costs of settlement, incurred by Lenders in enforcing any Obligations of or in collecting any payments due from Company or any Restricted Subsidiary hereunder or under the other Financing Documents by reason of such Event of Default (including, without limitation, in connection with the enforcement of the Guarantee) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

18.3 INDEMNITIES.

          In addition to the payment of expenses pursuant to Section 18.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Lenders, and the officers, directors, employees, agents and affiliates of Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any
                      --------
Indemnitee hereunder with respect to (i) any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction or (ii) any Indemnified Liabilities arising in any proceeding brought by Company against the Indemnitee in which the Indemnitee has been found in breach of its obligations to Company under this Agreement.

          As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the Notes or the transactions contemplated hereby or thereby (including each Lender's agreement to make the loans hereunder) or the use or intended use of the proceeds thereof, or any enforcement of any of the Financing Documents and (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto.

          To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 18.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

18.4 SURVIVAL OF REPRESENTATION, WARRANTIES AND AGREEMENTS.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Lender, regardless of any investigation made at any time by or on behalf of you or any other Lender. All statements contained in any certificate or other instrument delivered by or on behalf of Company pursuant to this Agreement shall be deemed representations and warranties of Company under this Agreement.

          The obligations of Company under Sections 18.2 and 18.3 and this
Section 18.4 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

18.5 ENTIRE AGREEMENT.

          Subject to Section 18.4, this Agreement and the Notes embody the entire agreement and understanding between you and Company and supersede all prior agreements and understandings relating to the subject matter hereof.

18.6 AMENDMENT AND WAIVER.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of Company and the Required Lenders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2 or 3, or any material defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and
(b) no such amendment or waiver may, without the written consent of each Lender,
(i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or premium on, the Notes, (ii) change the percentage of the principal amount of the Lenders are required to consent to any such amendment or waiver, or (c) amend any of Sections 5.1, 5.2, 6, 11.1, 11.2, 12, 13, 15 or 18.11.

18.7 SOLICITATION OF LENDERS OF NOTES.

     18.7.1  Solicitation.  Company will provide each Lender (irrespective of
             ------------
the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Lender to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18.7.1 to each Lender promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Requisite Lenders.

     18.7.2  Payment.  Company will not directly or indirectly pay or cause to
             -------
be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Lender as consideration for or as an inducement to the entering into by any Lender or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Lender then outstanding even if such Lender did not consent to such waiver or amendment.

18.8 BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Agreement applies equally to all Lenders and is binding upon them and upon each future holder of any Note and upon Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between Company and any Lender nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Lender.

18.9 NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether Requisite Lenders approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Lenders holding a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by Company or any of its Affiliates shall be deemed not to be outstanding.

18.10  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you, at the address specified for such communications in Schedule A annexed hereto, or at such other address as you shall have
       ----------
       specified to Company in writing,

          (ii) if to any other Lender, at such address as such other Lender shall have specified to Company in writing, or

          (iii) if to Company or any Guarantor, at the address specified below such party's name on the signature pages hereto, or at such other address as Company or such Guarantor shall have specified to each Lender in writing.

Notices under this Section 18.10 will be deemed given only when actually received.

18.11  CONFIDENTIAL INFORMATION.

          For the purposes of this Section 18.11, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a)
                --------
was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided
                                                                    --------
that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 18.11, (iii) any other Lender, (iv) any institution to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18.11), (v) any Person from which you offer to purchase any security of Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18.11), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be reasonably necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each Lender, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 18.11 as though it were a party to this Agreement. On reasonable request by Company in connection with the delivery to any Lender of information required to be delivered to such Lender under this Agreement or requested by such Lender (other than a Lender that is a party to this Agreement), such Lender will enter into an agreement with Company embodying the provisions of this Section 18.11.

18.12 SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

18.13 PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, premium or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

18.14 SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

18.15 CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

18.16 CERTAIN DEFINITIONAL PROVISIONS.

          (a) Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company pursuant to Section 7.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in Section 4.10.

          (b) Any of the terms defined herein may, unless the context otherwise required, be used in the singular or the plural, depending on the reference. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

18.17 COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

18.18 GOVERNING LAW.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

18.19 LENDER REPRESENTATIVE.

          Wells Fargo Bank, National Association is hereby appointed Lender Representative hereunder. Lender Representative shall have only those duties and responsibilities that are expressly specified in this Agreement. Lender Representative shall not have, by reason of this Agreement or any of the other Financing Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other

Financing Documents, expressed or implied, is intended to or shall be so construed as to impose upon Lender Representative any obligations in respect of this Agreement or any of the other Financing Documents except as expressly set forth herein or therein.

18.20  PROVISIONS RELATING TO CERTAIN PURCHASERS.

       18.20.1  CONDITION PRECEDENT TO PURCHASE BY INSURANCE COMPANIES.

          On the applicable Closing Date the making of loans evidenced by the Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officers' Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

       18.20.2  REPRESENTATION REGARDING SOURCE OF FUNDS.

          You represent that either (a) the source of funds (a "SOURCE") to be used by you to make the loan evidenced by the Notes issued to you hereunder does not include assets of any employee benefit plan, other than a plan exempt from coverage of ERISA; or (b) at least one of the following statements is an accurate representation as to the Source to be used by you to make the loan evidenced by the Notes issued to you hereunder:

          (i) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (ii) the Source is either (A) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to Company in writing pursuant to this paragraph (c); or

          (iv)  the Source is a governmental plan; or

          (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to Company in writing pursuant to this paragraph (v).

As used in this Section 18.20.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

18.21  LENDER REPRESENTATIONS.

          Each Lender hereby represents that it makes or invests in loans in the ordinary course of its business, that it has the power and authority and all authorizations, consents and approvals necessary to make the loans evidenced by the Notes and that it will make such loans for its own account in the ordinary course of such business, subject to its right to sell, assign, transfer or sell a participation in all or any part of its Note pursuant to Section 17.2.

18.22  WAIVER OF JURY TRIAL.

          COMPANY AND THE LENDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. COMPANY AND THE LENDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE

PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT, OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

18.23  TERMINATION OF AGREEMENT.

          The provisions of this Agreement, other than the obligations of Company set forth in Sections 18.2 and 18.3, shall terminate upon the execution and delivery of the Indenture and the consummation of the Exchange Offer.

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to Company, whereupon the foregoing shall become a binding agreement between you and Company.

                                   Very truly yours,

     COMPANY:                      FAVORITE BRANDS INTERNATIONAL, INC.

                                   By:_______________________________________
                                        Name:________________________________
                                        Title:

     GUARANTORS:                   DAE-JULIE, INC.

                                   By:_______________________________________
                                        Name:________________________________
                                        Title:

                                   SATHERS, INC.

                                   By:_______________________________________
                                        Name:________________________________
                                        Title:

                                   SATHER TRUCKING CORPORATION

                                   By:_______________________________________
                                        Name:________________________________
                                        Title:

                                   FARLEY CANDY COMPANY

                                   By:_______________________________________
                                        Name:________________________________
                                        Title:

                                   MEDERER CORPORATION

                                   By:______________________________________
                                        Name:_______________________________
                                        Title:

                                   TROLLI, INC.

                                   By:______________________________________
                                        Name:_______________________________
                                        Title:

The foregoing is hereby agreed to as of the date thereof.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:_______________________
     Name_________________
     Title:

NEW YORK LIFE INSURANCE COMPANY

By:_______________________
     Name:________________
     Title:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:  New York Life Insurance Company

By:  ________________________________
     Name:___________________________
     Title:


OAK HILL SECURITIES FUND, L.P.
By:  Oak Hill Securities GenPar, L.P.,
     its General Partner

By:  Oak Hill Securities, MGP, Inc.,
     its General Partner

By:  ________________________________
     Name:___________________________
     Title:

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE
 COMPANY
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
THE FRANKLIN LIFE INSURANCE COMPANY


By:  _________________________________
     Name:____________________________
     Title:

BANK OF AMERICA NATIONAL TRUST &
 SAVINGS ASSOCIATION


By:  _________________________________
     Name:____________________________
     Title:

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
 UNITED STATES


By:  ___________________________________
     Name:______________________________
     Title:

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
 UNITED STATES


By:  ___________________________________
     Name:______________________________
     Title:

GREAT AMERICAN INSURANCE COMPANY


By:  ___________________________________
     Name:______________________________
     Title:

GREAT AMERICAN LIFE INSURANCE COMPANY


By:  ___________________________________
     Name:______________________________
     Title:

SENIOR HIGH INCOME PORTFOLIO, INC.


By:  ___________________________________
     Name:______________________________
     Title:

DEBT STRATEGIES FUND, INC.


By:  ___________________________________
     Name:______________________________
     Title:

METROPOLITAN LIFE INSURANCE COMPANY


By:  ___________________________________
     Name:______________________________
     Title:

OCTAGON CREDIT INVESTORS INC.


By:  ___________________________________
     Name:______________________________
     Title:

ORIX USA CORPORATION


By:  ___________________________________
     Name:______________________________
     Title:

PAMCO CAYMAN LTD.
By:  Protective Asset Management Company,
     as Collateral Manager


By:  ___________________________________
     Name:______________________________
     Title:

PARIBAS CAPITAL FUNDING LLC


By:  ___________________________________
     Name:______________________________
     Title:

TCW/CRESCENT MEZZANINE PARTNERS, L.P.
By:  TCW/Crescent Mezzanine LLC, as General Partner


By:  ___________________________________
     Name:______________________________
     Title:


By:  ___________________________________
     Name:______________________________
     Title:

TCW/CRESCENT MEZZANINE TRUST
By:  TCW/Crescent Mezzanine LLC, as Managing Owner


By:  ___________________________________
     Name:______________________________
     Title:


By:  ___________________________________
     Name:______________________________
     Title:

TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS, L.P.
By:  TCW/Crescent Mezzanine LLC, as General Partner


By:  ___________________________________
     Name:______________________________
     Title:


By:  ___________________________________
     Name:______________________________
     Title:

TCW LEVERAGED INCOME TRUST, L.P.
By:  TCW Advisors (Bermuda), Limited, as General Partner


By:  ___________________________________
     Name:______________________________
     Title:

By:  TCW Investment Management Company, as Investment Advisor


By:  ___________________________________
     Name:______________________________
     Title:

                                  SCHEDULE A

                                    LENDERS

Lender                                            Amount
------                                            ------

Wells Fargo Bank, National Association         $ 59,500,000

Address:
555 Montgomery Street
10th Floor
San Francisco, CA 94111
Attention: Nino Fanlo
           John Walbridge

Wire Instructions:

ABA No.:       121000248
Account No.:   2782-507206
               111 Sutter Street, 8th Floor
               San Francisco, CA 94104
Attention:     Clara DiBona
               Agnes Wong
Reference:     Favorite Brands

Lender                                                                   Amount
------                                                                   ------

New York Life Insurance Company                                      $20,000,000

Address:
51 Madison Avenue
New York, NY 10010
Attention: Investment Department
           Private Finance Group
           Room 206

with a copy (excluding periodic financial statements) to:

51 Madison Avenue
New York, NY 10010
Attention: Office of General Counsel
           Investment Section
           Room 1104

Wire Instructions:

Bank:          Chase Manhattan Bank
               New York, NY 10019
ABA No.:       021-000-021
Account No.:   008-9-00687
               For the Account of New York Life Insurance Company

with advice of such payments to:

New York Life Insurance Company
51 Madison Avenue
New York, NY 10010-1603
Attention: Treasury Department
           Securities Income Section
           Room 209

Lender                                                                   Amount
------                                                                   ------

New York Life Insurance and Annuity Corporation                      $5,000,000

Address:
c/o New York Life Insurance Company
51 Madison Avenue
New York, NY 10010
Attention: Investment Department
           Private Finance Group
           Room 206

with a copy (excluding financial statements) to:

51 Madison Avenue
New York, NY 10010
Attention: Office of General Counsel
           Investment Section
           Room 104

Wire Instructions:

Bank:          Chase Manhattan Bank
               New York, NY 10019
ABA No.:       021-000-021
Account No.:   008-0-57001
               For the account of New York Life Insurance and Annuity
               Corporation

with advice of such payments to:

New York Life Insurance and Annuity Corporation
c/o New York Life Insurance Company
51 Madison Avenue
New York, NY 10010-1603
Attention: Treasury Department
           Securities Income Section
           Room 209

Lender                                                                   Amount
------                                                                   ------

Oak Hill Securities Fund, L.P.                                       $20,000,000

Address:
c/o Oak Hill Advisors
65 East 55th Street
32nd Floor
New York, NY 10022
Attention: Scott Krase
           Megan McCann

Wire Instructions:

Bank:          The Bank of New York
               One Wall Street
               26th Floor (Institutional Custody)
               New York, NY 10004
ABA No.:       021000018
Credit:        Oakhill Securities Fund L.P.
Account No.:   272244
Attention:     Dave Call
               212/635-4628

Lender                                                                    Amount
------                                                                    ------

American General Life and Accident Insurance Company                  $2,000,000

Payment notices to:

American General Life and Accident Insurance Company
 and PA 10
c/o State Street Bank and Trust Company
Insurance Services Custody (AH2)
1776 Heritage Drive
North Quincy, MA 02171
Facsimile: 617/985-4923

Wire Instructions:

ABA No.:       011000028
               State Street Bank and Trust Company
               Boston, MA 02101
               Re: American General Life and Accident Insurance Company AC-0125-934-0
               OBI=PPN and description of payment
               Fund Number PA 10

Duplicate payment notices and all other correspondence to:

American General Life and Accident Insurance Company
c/o American General Corporation
Attention: Investment Research Department, A37-01
P.O. Box 3247
Houston, Texas 77253-3247

Overnight Mail Address:

2929 Allen Parkway
Houston, Texas 77019-2155
Facsimile: 713/831-1366

Taxpayer I.D.: 62-0306330

Lender                                                                   Amount
------                                                                   ------

The Variable Annuity Life Insurance Company                           $6,000,000

Payment notices to:

The Variable Annuity Life Insurance Company and PA 54
c/o State Street Bank and Trust Company
Insurance Services Custody (AH2)
1776 Heritage Drive
North Quincy, MA 02171
Facsimile: 617/985-4923

Wire Instructions:

ABA No.:       011000028
               State Street Bank and Trust Company
               Boston, MA 02101
               Re: The Variable Annuity Life Insurance Company
               AC-0125-821-9
               OBI=PPN  and description of payment
               Fund Number PA 54

Duplicate payment notices and all other correspondence to:

The Variable Annuity Life Insurance Company
c/o American General Corporation
Attention: Investment Research Department, A37-01
P.O. Box 3247
Houston, Texas 77253-3247

Overnight Mail Address:

2929 Allen Parkway
Houston, Texas 77019-2155
Facsimile: 713/831-1366

Taxpayer I.D.: 74-1625348

Lender                                                                   Amount
------                                                                   ------

The Franklin Life Insurance Company                                  $2,000,000

Payment notices to:

The Franklin Life Insurance Company and PA 37
c/o State Street Bank and Trust Company
Insurance Services Custody (AH2)
1776 Heritage Drive
North Quincy, MA 02171
Facsimile: 617/985-4923

Wire Instructions:

ABA No.:       011000028
               State Street Bank and Trust Company
               Boston, MA 02101
               Re: The Franklin Life Insurance Company
               AC-2492-440-9
               OBI=PPN and description of payment
               Fund Number PA 37

Duplicate payment notices and all other correspondence to:

The Franklin Life Insurance Company
c/o American General Corporation
Attention:  Investment Research Department, # A37-01
P.O. Box 3247
Houston, Texas 77253-3247

Overnight Mail Address:

2929 Allen Parkway
Houston, Texas 77019-2155
Facsimile: 713/831-1366

Taxpayer I.D.: 37-0281650

Lender                                                                   Amount
------                                                                   ------
Bank of America National Trust &
  Savings Association                                                $5,000,000


Address:
231 S. LaSalle Street
Chicago, IL 60697

Attention: Francis J. Griffin
Phone:
Fax:

Wire Instructions:

Bank:          Bank of America NT & SA
ABA No.:       121000358
Acct. No.:     Asset Sales BAI Bancontrol #12331-14378
Attn:          Special Loan Servicing

Lender                                                                   Amount
------                                                                   ------

The Equitable Life Assurance Society of the                          $5,000,000
 United States

Address:
1345 Avenue of the Americas, 38th Floor
New York, New York 10105
Attention: Nelson R. Jantzen
Reference: Senior Vice President
Telephone: 212/969-2267
Facsimile: 212/969-1554

Wire Instructions:

Bank:          Chase Manhattan Bank
Wire:          Chase/NYC/Cust/Equitable Life/037-2-418459
Account No.:   G06138
Attention:     Delores Fiorello
Reference:     Life Non Par Account
Account:       Equitable Life Society for the benefit of Life Non Par
               One Chase Plaza - Level 4B
               New York, NY 10015
Telephone:     718/242-5382

Lender                                                                   Amount
------                                                                   ------

The Equitable Life Assurance Society of the                          $5,000,000
 United States

Address:
1345 Avenue of the Americas, 38th Floor
New York, New York 10105
Attention: Nelson R. Jantzen
Reference: Senior Vice President
Telephone: 212/969-2267
Facsimile: 212/969-1554

Wire Instructions:

Bank:          Chase Manhattan Bank
Wire:          Chase/NYC/Cust/Equitable Life/037-2-413419
Account No.:   G04675
Attention:     Delores Fiorello
Reference:     NUTMEG Account
Account:       Equitable Life Assurance Society for the benefit of Nutmeg
               Fund One Chase Plaza - Level 4B
               New York, NY 10015
Telephone:     718/242-5382

Lender                                                                   Amount
------                                                                   ------

Great American Insurance Company                                     $5,000,000

All Notices with Respect to Payments:

Bank of New York
One Wall Street, 14th Floor
New York, NY 10288
Attention: Alex DeBorja

All Other Notices:

Bill Effler
Senior Vice President
American Money Management
One East Fourth Street, 3rd Floor
Cincinnati, OH 45202
Telephone: 513/579-2515

Wire Instructions:

Bank:          Bank of New York
ABA No.:       021 000 018
               BK OF NYC/CTR/BBK
               IOC 587 - P&I
               GREAT AMERICAN INS CO. 140996
Attn:          Alex DeBorja
Ref:           Favorite Brands International, Inc.

Taxpayer I.D.: 31-0501234

Lender                                                      Amount
------                                                      ------

Great American Life Insurance Company                     $5,000,000

All Notices with Respect to Payments:

Bank of New York
One Wall Street, 14th Floor
New York, NY 10286
Attention:  Alex DeBorja

With a copy to:

Great American Life Insurance Company
c/o American Money Management Corporation
One East Fourth Street
Cincinnati, OH 45202

Bank:                       Bank of New York
ABA No.:                    021 000 018
                            BK OF NYC/CTR/BBK
                            IOC 587 - P&I
                            GREAT AMERICAN LIFE INS CO. 141001
Attn:                       Alex DeBorja
Ref:                        Favorite Brands International, Inc.

Taxpayer I.D.:              13-1935920

Lender                                                      Amount
------                                                      ------

Senior High Income Portfolio, Inc.                        $5,000,000

Address:
Merrill Lynch Asset Management
800 Scudders Mill Road - Area 1B
Plainsboro, NJ 08536
Attention:  Jill Montanye
Telephone:  609/282-3102
Fax:  609/282-3542

Merrill Lynch Asset Management
MLAM Accounting
500 College Road-4E
Plainsboro, NJ 08536
Telephone:  609/282-7707
Fax:  609/282-7616

Custodian Bank:

Bank of New York
90 Washington Street, 12th Floor
New York, NY 10286
Attention:  Michelle Moore
Telephone:  212/495-2919
Fax:  212/495-2935;-2936;-2937
Taxpayer ID No.:  22-3226962
Wire Instructions:

Method of Payment:          Fed Wire

ABA No.:                    021000018
Account No.:                328995
Account Name:               Senior High Income Portfolio, Inc.
Attention:                  Michelle Moore
Telephone:                  212/495-2919
Reference:                  SHIP

Taxpayer I.D.:              22-3226962

Lender                                                      Amount
------                                                      ------

Debt Strategies Fund, Inc.                                $4,000,000

Address:
Merrill Lynch Asset Management
800 Scudders Mill Road - Area 1B
Plainsboro, NJ 08536
Attention:  Jill Montanye
Telephone:  609/282-3102
Fax:  609/282-3542

Merrill Lynch Asset Management
MLAM Accounting
500 College Road-4E
Plainsboro, NJ 08536
Telephone:  609/282-7707
Fax:  609/282-7616

Custodian Bank:

Bank of New York
90 Washington Street, 12th Floor
New York, NY 10286
Attention:  Michelle Moore
Telephone:  212/495-2919
Fax:  212/495-2935;-2936;-2937
Taxpayer ID No.:  22-3226962

Wire Instructions:

Method of Payment:          Fed Wire

ABA No.:                    021000018
Account No.:                245040
Account Name:               Debt Strategies Fund, Inc.
Attention:                  Michelle Moore
Telephone:                  212/495-2919
Reference:                  DSF

Lender                                                     Amount
------                                                     ------

Metropolitan Life Insurance Company                      $12,000,000

All notices, including notices related to payments:

Metropolitan Life Insurance Company
334 Madison Avenue
P.O. Box 633
Convent Station, NJ 07961-0633
Attention:  Private Placement Unit
Telecopier:  201/254-3050

With a copy to:

Metropolitan Life Insurance Company
334 Madison Avenue
P.O. Box 633
Convent Station, New Jersey 07961-0633
Attention:  Private Placement Unit
Telecopier:  201/254-3050

Wire Instructions:

Bank:                       The Chase Manhattan Bank
                            33 East 23rd Street
                            New York, NY 10010
ABA No.:                    021000021
Account:                    Metropolitan Life-Corporate Investments
Account No.:                002-2-410591

Lender                                           Amount
------                                           ------

Octagon Credit Investors Inc.                $  10,000,000

Address:
380 Madison Avenue
12th Floor
New York, NY 10017
Attention:  Richard W. Stewart
Telephone:  212/622-3062
Fax:  212/622-3797

Wire Instructions:

Bank:                       The Chase Manhattan Bank
ABA No.:                    021000021
Account No.:                323205704
Attention:                  Harry Falconer
Reference:                  Favorite Brands
Telephone:                  212/622-3652
Fax:                        212/622-3799

Lender                                                      Amount
------                                                      ------

Orix USA Corporation                                      $4,000,000

Address:
780 Third Avenue, 48th Floor
New York, NY 10017

Contact - Credit Matters:
Brian Feuer
Telephone:  212/418-8373
Fax:  212/418-8308

Contact - Operations /Administration:
Marisol Berrios-Acosta
Telephone:  212/418-8353
Fax:  212/418-8351

Wire Instructions:

Bank:                       Sanwa Bank, Ltd.
ABA No.:                    026009823
Account No.:                006089-0010
Account Name:               ORIX USA Corporation

Lender                                                     Amount
------                                                     ------

PamCo Cayman Ltd.                                     $   4,000,000

Address:
Protective Asset Management Company
1150 Two Galleria Tower
13455 Noel Road, LB #45
Dallas, TX 75240

Attention:                  Cris Curtis
Telephone:                  972/392-4153
Fax:                        972/233-6143

Duplicate To:

Susan Williams
Acct. #1773600
Pamco II
c/o Texas Commerce Bank, N.A.
600 Travis Street, 8th Floor
Houston, TX 77002-8039
Telephone:  713/216-5739
Fax:  713/216-2101

Wire Instructions:

Bank:                       Texas Commerce Bank, N.A.
                            Houston, TX
ABA No.:                    113-000-609
Account No.:                00101606278
Account Name:               Trust Wires Clearing Account
Attention:                  Susan Williams/560300117736
Ref:                        Favorite Brands

Lender                                                      Amount
------                                                      ------

Paribas Capital Funding LLC                               $4,000,000

Address:
787 Seventh Avenue
32nd Floor
New York, NY 10019
Attention:  Michael Weinberg
Telephone:  212/841-2544
Fax:  212/841-2144

With a copy to:

Richard Wagman
State Street Bank & Trust Co.
Telephone:  617/664-5410
Fax:  617/664-5466;67;68

Backup Contact:

Francois Gauvin
Telephone:  212/841-2548
Fax:  212/841-2144

Wire Instructions:

Bank:                       State Street Bank & Trust Co.
ABA No.:                    011-00-0028
Account No.:                99039422
Reference:                  Paribas Capital
Attention:                  Matt Callahan

Lender                                                             Amount
------                                                             ------

TCW/Crescent Mezzanine Partners, L.P.                            $3,754,572

Address:
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA 90025

Attention:                  Jean-Marc Chapus
Phone:                      310/235-5902
Fax:                        310/235-5967

Wire Instructions:

Bank:                         State Street Bank
ABA No.:                      011000028
                              Corporate Trust Department
DDA:                          9903-942-2
Ref:                          TCW/Crescent Mezzanine Partners, L.P.
Acct. No.:                    EW0620
Attn:                         Ray Welliver
                              617/664-5482

Lender                                                      Amount
------                                                      ------

TCW/Crescent Mezzanine Trust                           $   1,142,832

Address:
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA 90025

Attention:                  Jean-Marc Chapus
Telephone:                  310/235-5902
Fax:                        310/235-5967

Wire Instructions:

Bank:                         State Street Bank
ABA No.:                      011000028
                              Corporate Trust Department
DDA:                          9903-942-2
Ref:                          TCW/Crescent Mezzanine Trust
Acct. No.:                    EW0621
Attn:                         Ray Welliver
                              617/664-5482

Lender                                                         Amount
------                                                         ------

TCW/Crescent Mezzanine Investment Partners, L.P.            $  102,596

Address:
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA 90025

Attention:              Jean-Marc Chapus
Phone:                  310/235-5902
Fax:                    310/235-5967

Wire Instructions:

Bank:                   State Street Bank
ABA No.:                011000028
                        Corporate Trust Department
DDA:                    9903-942-2
Ref:                    TCW/Crescent Mezzanine
                        Investment Partners
Acct. No.:              EW0622
Attn:                   Ray Welliver
                        617/664-5482

Lender                                                           Amount
------                                                           ------
TCW Leveraged Income Trust, L.P.                           $   7,500,000

Address:
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA 90025

Attention:         Jean-Marc Chapus
Phone:             310/235-5902
Fax:               310/235-5967
Wire Instructions:

Bank:              State Street Bank
ABA No.:           011000028
                   Corporate Trust Department
DDA:               9903-942-2
Ref:               TCW Leveraged Income Trust, L.P.
Acct. No.:         EW0877
Attn:              Jackie Sweeney
                   617/664-5477

                                  SCHEDULE B

                                  DEFINITIONS

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its
      ---------------------
Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of Company or at the time such Person merges or consolidates with or into Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Company or such acquisition, merger or consolidation.

     "ADDITIONAL CLOSING DATE" has the meaning assigned to that term in Section
      -----------------------
2.

     "ADDITIONAL NOTES" has the meaning assigned to that term in Section 1.1.
      ----------------

     "ADJUSTED MAXIMUM AMOUNT" has the meaning assigned to that term in Section
      -----------------------
14.7.

     "ADMINISTRATIVE LENDER" means Wells Fargo Bank, National Association in its
      ---------------------
capacity as administrative lender under the Senior Credit Agreement and any successor administrative lender thereunder.

     "AFFILIATE" means, with respect to any Person, any other Person which
      ---------
directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "AFFILIATE TRANSACTION" has the meaning assigned to that term in Section
      ---------------------
9.3.

     "AGREEMENT" means this Agreement as it may from time to time be amended,
      ---------
supplemented or otherwise modified.

     "AGGREGATE PAYMENTS" has the meaning assigned to that term in Section 14.7.
      ------------------

     "ASSET ACQUISITION" means (i) an Investment by Company or any Restricted
      -----------------
Subsidiary of Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of Company or any Restricted Subsidiary of Company or shall be merged with or into Company or any Restricted Subsidiary of Company, or (ii) the acquisition by Company or any Restricted Subsidiary of Company of the assets of any Person (other than a Restricted Subsidiary of Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "ASSET SALE" means any direct or indirect sale, issuance, conveyance,
      ----------
transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Company or a Wholly-Owned Restricted Subsidiary of Company of
(i) any Capital Stock of any Restricted Subsidiary of Company or (ii) any other property or assets of Company or any Restricted Subsidiary of Company other than in the ordinary course of business; provided, however, that Asset Sales shall
                                    --------  -------
not include (a) a transaction or series of related transactions for which Company or its Restricted Subsidiaries receive aggregate consideration of less than $5,000,000, (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Company or any Restricted Subsidiary as permitted under Section 10, (c) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (d) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry and (e) the licensing of intellectual property.

     "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement
      --------------------
substantially in the form of Exhibit II annexed hereto.
                             ----------

     "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal, state or
      --------------
foreign law for the relief of debtors.

     "BLOCKAGE PERIOD" has the meaning assigned to that term in Section 13.2.
      ---------------

     "BOARD OF DIRECTORS" means, with respect to any Person, the board of
      ------------------
directors of such Person or any duly authorized committee thereof.

     "BOARD RESOLUTION" means, with respect to any Person, a copy of a
      ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in New York City, San Francisco or Chicago are authorized or required by law to close.

     "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person, the
      ----------------------------
obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "CAPITAL STOCK" means (i) with respect to any Person that is a corporation,
      -------------
any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such

Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or
      ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "CHANGE OF CONTROL" means the occurrence of one or more of the following
      -----------------
events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Company or Holdings to any Person or group of related Persons for purposes of
Section 13(d) of the Exchange Act (a "GROUP"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement) other than TPG and Related Parties; (ii) the approval by the holders of Capital Stock of Company or Holdings, as the case may be, of any plan or proposal for the liquidation or dissolution of Company or Holdings, as the case may be (whether or not otherwise in compliance with the provisions of this Agreement); (iii) any Person or Group (other than TPG and Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the "VOTING STOCK") of Company or Holdings and TPG and Related Parties beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of Company or Holdings, as the case may be, than such other Person or Group; or (iv) the replacement of a majority of the Board of Directors of Company or Holdings over a two-year period from the directors who constituted the Board of Directors of Company or Holdings, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Company or Holdings, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, TPG and Related Parties;provided, however, that this paragraph (iv) shall not apply to
                --------  -------
the Board of

Directors of Company so long as Holdings owns shares representing 100% of the Voting Stock of Company.

     "CHANGE OF CONTROL DATE" has the meaning assigned to that term in Section
      ----------------------
6.

     "CHANGE OF CONTROL PREPAYMENT OFFER" has the meaning assigned to that term
      ----------------------------------
in Section 6.

     "CHANGE OF CONTROL PREPAYMENT DATE" has the meaning assigned to that term
      ---------------------------------
in Section 6.

     "CLOSING DATE" has the meaning assigned to that term in Section 2.
      ------------

     "CODE" means the Internal Revenue Code of 1986, as amended from time to
      ----
time, and the rules and regulations promulgated thereunder from time to time.

     "COMMON STOCK" of any Person means any and all shares, interests or other
      ------------
participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Original Closing Date or issued after the Original Closing Date, and includes, without limitation, all series and classes of such common stock.

     "COMPANY" has the meaning assigned to that term in the Introduction.
      -------

     "CONFIDENTIAL INFORMATION" is defined in Section 18.11.
      ------------------------

     "CONSOLIDATED EBITDA" means, with respect to any Person, for any period,
      -------------------
the sum (without duplication) of (i) Consolidated Net Income for such periods and (ii) to the extent Consolidated Net Income has been reduced thereby, (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (b) Consolidated Interest Expense for such period and (c) Consolidated Non-cash Charges less any non-cash items increasing
                                             ----
Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any
      ----------------------------------------
Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "TRANSACTION DATE") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "CONSOLIDATED EBITDA" and "CONSOLIDATED FIXED CHARGES" shall be calculated after giving effect on a pro
                                                                          ---
forma basis for the period of such calculation to (i) the incurrence or
-----
repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of

Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with
    ---------
Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of the "Consolidated Fixed Charge Coverage Ratio," (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date and (b) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any
      --------------------------
period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) for such period, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person paid in cash, Cash Equivalents or Indebtedness or payable in cash, Cash Equivalents or Indebtedness and accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any
      -----------------------------
period, the sum, without duplication, of (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations,
(c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with respect to any Person, for any
      -----------------------
period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (i) after-tax gains
           --------
and losses from Asset Sales (without regard to the $5,000,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto,
(ii) after-tax items classified as extraordinary gains and losses, (iii) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (iv) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration or payment of dividends or similar distributions to the referent Person by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise, (v) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or a Wholly-Owned Restricted Subsidiary of the referent Person by such Person, (vi) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (vii) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (viii) the cumulative effect of a change in accounting principles following the date hereof. Notwithstanding the foregoing, "Consolidated Net Income" shall be calculated without giving effect to (a) the amortization of any premiums, fees or expenses incurred in connection with any Asset Acquisition consummated on or prior to the Original Closing Date and related financings and (b) the amortization or depreciation of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with any such Asset Acquisition) and 17 (including non-cash charges relating to intangibles and goodwill arising in connection with any such Asset Acquisition).

     "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any
      -----------------------------
period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period).

     "CONTRACTUAL OBLIGATION" means, with respect to any Person, any provision
      ----------------------
of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "CONTRIBUTING GUARANTORS" has the meaning assigned to that term in Section
      -----------------------
14.7.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap
      ------------------
agreement or other similar agreement or arrangement designed to protect Company or any Restricted Subsidiary of Company against fluctuations in currency values.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator
      ---------
or similar official under any applicable Bankruptcy Law.

     "DEFAULT" means an event or condition the occurrence or existence of which
      -------
would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "DEFAULT NOTICE" has the meaning assigned to that term in Section 13.2.
      --------------

     "DEFAULT RATE" means 2% per annum in excess of the interest rate otherwise
      ------------
payable under this Agreement.

     "DESIGNATED SENIOR DEBT" means (i) Indebtedness under or in respect of the
      ----------------------
Senior Credit Agreement or (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts of at least $40,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by Company.

     "DESIGNATION" has the meaning assigned to that term in Section 9.10.
      -----------

     "DESIGNATION AMOUNT" has the meaning assigned to that term in Section 9.10.
      ------------------

     "DISCOUNTED VALUE" means, with respect to any Note, the amount obtained by
      ----------------
discounting all Remaining Scheduled Payments with respect to such Note from their respective scheduled due dates to the Settlement Date with respect to such Note, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Note.

     "DISINTERESTED DIRECTOR" means, with respect to any Person, a member of the
      ----------------------
Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to the transaction being considered.

     "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which,
      --------------------------
by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, on or prior to the final maturity date of the Notes.

     "ELIGIBLE ASSIGNEE" means (i)(a) a commercial bank organized under the laws
      -----------------
of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof;
(c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a
                               --------
branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity which is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, funds and finance companies; (ii) any Lender and any Affiliate of any Lender; and (iii) subject to Section 5.3, Company or any Affiliate of Company; provided, however, that no competitor or Affiliate of a competitor of Company or
--------  -------
any Affiliate of Company shall be an Eligible Assignee.

     "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes,
      ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, workers' health and safety, natural resource and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the Endangered Species Act and similar state and local laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "EVENT OF DEFAULT" has the meaning assigned to that term in Section 11.
      ----------------

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or
      ------------
any successor statute or statutes thereto.

     "EXCHANGE NOTES" means Notes of Company which are (i) guaranteed by the
      --------------
Guarantors, (ii) issued pursuant to the Indenture and (iii) substantially in the form of the Notes with such changes thereto as are necessary to (a) reflect changes in Company's or any of its Subsidiary's legal structures and (b) comply with any applicable law or regulation or any applicable interpretation or policy of the staff of the SEC.

     "EXCHANGE OFFER" has the meaning assigned to that term in Section 16.1.
      --------------

     "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning assigned to that
      -------------------------------------
term in Section 16.1.

     "EXISTING SUBORDINATED NOTES" has the meaning assigned to that term in
      ---------------------------
Section 1.1.

     "FAIR MARKET VALUE" means, with respect to any asset or property, the price
      -----------------
which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Disinterested Directors of the Board of Directors of Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of Company delivered to each Lender.

     "FAIR SHARE" has the meaning assigned to that term in Section 14.7.
      ----------

     "FAIR SHARE SHORTFALL" has the meaning assigned to that term in Section
      --------------------
14.7.

     "FINANCING DOCUMENTS" means this Agreement, the Notes and the Guarantee.
      -------------------

     "FUNDING GUARANTOR" has the meaning assigned to that term in Section 14.7.
      -----------------

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession of the United States. All ratios and other financial covenants shall be computed in accordance with GAAP as in effect as of the Original Closing Date.

     "GOVERNMENTAL AUTHORITY"  means any nation or government, any state or
      ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GOVERNMENTAL AUTHORIZATION"  means any permit, license, authorization,
      --------------------------
plan directive, consent order or consent decree of or from any federal, state or local governmental authority.

     "GUARANTEE" means the Guarantee of Guarantors set forth in Section 14 and
      ---------
on the Notes.

     "GUARANTEE OBLIGATIONS" has the meaning provided in Section 15.1.
      ---------------------

     "GUARANTORS" means each Restricted Subsidiary party hereto and each
      ----------
Restricted Subsidiary formed, created or acquired before or after the Original Closing Date required to become a Guarantor after the Original Closing Date pursuant to Section 9.8. A Restricted Subsidiary whose Guarantee has terminated pursuant to Section 9.8 ceases to be a Guarantor effective as of such termination.

     "GUARANTOR BLOCKAGE PERIOD" has the meaning assigned to that term in
      -------------------------
Section 15.2.

     "GUARANTOR SENIOR DEBT" means, with respect to any Guarantor, the principal
      ---------------------
of, premium, if any, on, interest (including any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, fees under, and, with respect to the Senior Credit Agreement only, all monetary obligations under, any Indebtedness of such Guarantor, whether outstanding on the Original Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "GUARANTOR SENIOR DEBT" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (i) all monetary obligations (including guarantees thereof) of every nature or arising at any time of such Guarantor under the Senior Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (ii) all Interest Swap Obligations (including guarantees thereof) and (iii) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Original Closing Date or thereafter incurred. Notwithstanding the foregoing, Guarantor Senior Debt shall not include (a) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor, (b) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (c) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (d) Indebtedness represented by Disqualified Capital Stock, (e) any liability for federal, state,local or other taxes owed or owing by such Guarantor, (f) that portion of any Indebtedness incurred in violation of the provisions set forth under Section 9.1 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (f) if the holder(s) of such obligation or their representative and each Lender shall have received an Officers' Certificate of Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Agreement) and (g) any guaranty of Indebtedness which is, by its express terms, subordinated in right of payment to any other guaranty of Indebtedness of such Guarantor.

     "HOLDINGS" means Favorite Brands International Holding Corp., a Delaware
      --------
corporation, and the parent corporation of Company.

     "HOLDINGS PREFERRED" means the Series A Cumulative Preferred Stock, $.01
      ------------------
par value per share, of Holdings and the Series B Cumulative Preferred Stock, $.01 par value per share, of Holdings.

     "INCUR" has the meaning assigned to that term in Section 9.1.
      -----

     "INDEBTEDNESS" means, with respect to any Person, without duplication, (i)
      ------------
all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under Currency Agreements and Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in Section
      -----------------------
18.3.

     "INDEMNITEES" has the meaning assigned to that term in Section 18.3.
      -----------

     "INDENTURE" means an indenture which is (i) qualified under the TIA or is
      ---------
exempt from such qualification and (ii) substantially in the form attached hereto as Exhibit V which such changes thereto as are necessary to (a) reflect
          ---------
changes in Company's or any of its Subsidiary's legal structures, and (b) comply with any applicable law or regulation or any applicable interpretation or policy of the staff of the SEC.

     "INDEPENDENT AUDITOR" has the meaning assigned to that term in Section
      -------------------
7.1(a).

     "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose
      -----------------------------
directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Company and (ii) which, in the judgment of the Board of Directors of Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "INITIAL INTEREST RATE" has the meaning assigned to that term in Section
      ---------------------
1.4.1.

     "INTEREST RATE" has the meaning assigned to that term in Section 1.4.1.
      -------------

     "INTEREST SWAP OBLIGATIONS" means the obligations of any Person, pursuant
      -------------------------
to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "INVESTMENT" means, with respect to any Person, any direct or indirect loan
      ----------
or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 9.2, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of
                                                --------
dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If Company or any Restricted Subsidiary of Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of Company such that, after giving effect to any such sale or disposition, Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "IRS" means the Internal Revenue Service, and any Governmental Authority
      ---
succeeding to any of its principal functions.

     "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed
      ------       -------
on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to Section 17.

     "LENDER REPRESENTATIVE" means Wells Fargo Bank, National Association.
      ---------------------

     "LIEN" means any lien, mortgage, deed of trust, pledge, security interest,
      ----
charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the
      -----------------
excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to such Note over the principal amount of such Note, provided that the
                                                             --------
Make-Whole Amount may in no event be less than zero.

     "MARGIN STOCK" means "margin stock" as such term is defined in Regulation
      ------------
G, T, U, or X of the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "MATERIAL ADVERSE EFFECT" means (i) a material adverse change in, or a
      -----------------------
material adverse effect upon, the operations, business, assets, properties, condition (financial or otherwise) or prospects of Company or Company and its Subsidiaries taken as a whole; or (ii) a material impairment of the ability of Company or one or more of its Subsidiaries to perform under any Financing Document which impairment has a material adverse effect upon the rights or remedies of the Lenders under the Financing Documents taken as a whole.

     "MERGER" means a merger by Company with an entity with a class of equity
      ------
securities which is the subject of a then effective registration statement pursuant to Section 12(b) of the Exchange Act.

     "MINIMUM RATING" means B- or better from S&P and B3 or better from Moody's
      --------------
or, in either case, any substantially equivalent rating from S&P or Moody's under any rating system in effect from time to time.

     "MOODY'S" means Moody's Investors Service, Inc.
      -------

     "NASD" means the National Association of Securities Dealers, Inc.
      ----

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in
      -----------------
the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Company or any of its Restricted Subsidiaries from such Asset Sale net of (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (ii) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (iii) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (iv) appropriate amounts to be provided by Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "NET PROCEEDS OFFER" has the meaning assigned to that term in Section 9.6.
      ------------------

     "NET PROCEEDS OFFER AMOUNT" has the meaning assigned to that term in
      -------------------------
Section 9.6.

     "NET PROCEEDS OFFER PREPAYMENT DATE" has the meaning assigned to that term
      ----------------------------------
in Section 9.6.

     "NET PROCEEDS OFFER TRIGGER DATE" has the meaning assigned to that term in
      -------------------------------
Section 9.6.

     "NOTES" means, collectively, the Series A Senior Subordinated Notes due
      -----
August 20, 2007 of Company issued pursuant to Section 2 on the Original Closing Date and on the Additional Closing Date and any Series A Senior Subordinated Notes due August 20, 2007 issued by Company pursuant to Section 17 in connection with assignments by Lenders, in each case substantially in the form of Exhibit I
                                                                       ---------
annexed hereto, as they may from time to time be amended, supplemented or otherwise modified.

     "OBLIGATIONS" means all obligations for principal, premium, interest
      -----------
(including postpetition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFICER" means, with respect to any Person, the Chairman of the Board, the
      -------
Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

     "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate
      ---------------------
signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person.

     "ORIGINAL CLOSING DATE" has the meaning assigned to that term in Section 2.
      ---------------------

     "ORIGINAL NOTES" has the meaning assigned to that term in Section 1.1.
      --------------

     "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or
      ----------------------
articles of incorporation, the bylaws, and any instrument relating to the rights of preferred shareholders of such corporation.

     "PBGC" means the Pension Benefit Guarantee Corporation referred to and
      ----
defined in ERISA or any successor thereto.

     "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:
      ----------------------

          (i)    Indebtedness under the Notes and the Guarantee;

          (ii) Indebtedness incurred pursuant to the Senior Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $535,000,000 less, without duplication, (1) the aggregate amount of all scheduled mandatory principal payments actually made by Company in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replacement Senior Credit Agreement), (2) the aggregate amount of all mandatory principal payments actually made by Company in respect of term loans thereunder made from (or attributable to) the proceeds received from Asset Sales, insured losses or condemnation proceedings, and (3) in the case of a revolving credit facility, any required permanent repayments thereunder (which are accompanied by a corresponding permanent commitment reduction);

          (iii) other Indebtedness of Company and its Restricted Subsidiaries outstanding on the Original Closing Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (iv) Interest Swap Obligations of Company or its Restricted Subsidiaries covering Indebtedness of Company or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are
                 --------  -------
     entered into to protect Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Agreement to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (v) Indebtedness under Currency Agreements of Company or its Restricted Subsidiaries; provided that in the case of Currency Agreements
                              --------
     which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (vi) Indebtedness of a Wholly-Owned Restricted Subsidiary of Company to Company or to a Wholly-Owned Restricted Subsidiary of Company for so long as such Indebtedness is held by Company or a Wholly-Owned Restricted Subsidiary of Company, in each case subject to no Lien held by a Person other than Company or a Wholly-Owned Restricted Subsidiary of Company; provided that (a) any Indebtedness of any Wholly-Owned Restricted
     --------
     Subsidiary of Company is unsecured and subordinated, pursuant to a written agreement, to Company's obligations under this Agreement and the Notes and
     (b) if as of any date any Person other than Company or a Wholly-Owned Restricted Subsidiary of Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vii) Indebtedness of Company to a Wholly-Owned Restricted Subsidiary of Company for so long as such Indebtedness is held by a Wholly-Owned Restricted Subsidiary of Company, in each case subject to no Lien; provided
                                                                        --------
     that (a) any Indebtedness of Company to any Wholly-Owned Restricted Subsidiary of Company is unsecured and subordinated, pursuant to a written agreement, to Company's obligations under this Agreement and the Notes and
     (b) if as of any date any Person other than a Wholly-Owned Restricted Subsidiary of Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by Company;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
                                               --------  -------
     Indebtedness is extinguished within 5 Business Days of incurrence;

          (ix) Indebtedness of Company or any of its Restricted Subsidiaries represented by letters of credit for the account of Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds, completion guarantees or similar requirements in the ordinary course of business;

          (x)    Refinancing Indebtedness;

          (xi) Indebtedness in respect of deferred purchase price payments or adjustments in connection with Permitted Investments or Asset Acquisitions otherwise permitted by this Agreement in an amount not to exceed $20,000,000 in the aggregate at any one time outstanding; and

          (xii) additional Indebtedness of Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Senior Credit Agreement).

     "PERMITTED INVESTMENTS" means:
      ---------------------

          (i) Investments by Company or any Restricted Subsidiary of Company in (a) any Person that is or will become immediately after such Investment a Wholly-Owned Restricted Subsidiary of Company or that will merge or consolidate into Company or a Wholly-Owned Restricted Subsidiary of Company, provided such Person is engaged in a Related Business, or (b) any Person that is or will become immediately after such Investment a Restricted Subsidiary (other than a Wholly-Owned Restricted Subsidiary) of Company or that will merge or consolidate into Company or a Restricted Subsidiary (other than a Wholly-Owned Restricted Subsidiary) of Company, provided such Person is engaged in a Related Business, in an amount having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (i)(b) that are at the time outstanding, not exceeding $50,000,000 in the aggregate at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), provided that any such Restricted
                                      --------
     Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise;

          (ii) Investments by Company or any Restricted Subsidiary of Company in any Person that is or will become immediately after such Investment an Unrestricted Subsidiary of Company or that will merge or consolidate into an Unrestricted Subsidiary of Company, provided such Person is engaged in a Related Business, in an amount having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (ii) that are at the time outstanding, not exceeding $15,000,000 in the aggregate at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (iii) Investments in Company by any Restricted Subsidiary of Company; provided that any Indebtedness evidencing such Investment is unsecured and
     --------
     subordinated, pursuant to a written agreement, to Company's obligations under the Notes and this Agreement;

          (iv)   Investments in cash and Cash Equivalents;

          (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Agreement;

          (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (vii) Investments made by Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 9.6;

          (viii) guarantees permitted by Section 9.8;

          (ix) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (ix) that are at the time outstanding, not exceeding $15,000,000 in the aggregate at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus an amount equal to (a) 100% of the aggregate net cash proceeds received by Company from any Person (other than a Subsidiary of Company) from the issuance and sale subsequent to the Original Closing

     Date and on or prior to the date of such Investment of Qualified Capital Stock of Company (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or as capital contributions to Company (other than from a Subsidiary)) plus (b) without duplication of any amounts included in clause
     (ix)(a) above, 100% of the aggregate net cash proceeds of any equity contribution received by Company from any Person (other than a Subsidiary) subsequent to the Original Closing Date and on or prior to the date of such Investment, that in the case of amounts described in clause (ix)(a) or
     (ix)(b) are applied by Company within 180 days after receipt to make additional Permitted Investments under this clause (ix); and

          (x) Investments received by Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales effected in accordance with this Agreement.

     "PERMITTED LIENS" means the following types of Liens:
      ---------------

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Company or any of its Restricted Subsidiaries;

          (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or
                 --------
     asset which is not leased property subject to such Capitalized Lease Obligation;

          (vii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted under clause (xi) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money
                    --------
     Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of Company or any Restricted Subsidiary of Company other than the property and assets being acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction;

          (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Company or any of its Restricted Subsidiaries, including rights of offset and setoff;

          (xi) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Company and its Restricted Subsidiaries;

          (xii) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

          (xiv) Liens securing Interest Swap Obligations that relate to Indebtedness that is otherwise permitted under this Agreement;

          (xv)   Liens securing Indebtedness under Currency Agreements;

          (xvi) Liens securing Acquired Indebtedness incurred in accordance with Section 9.1; provided that (A) such Liens secured such Acquired
                       --------
     Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Company or a Restricted Subsidiary of Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Company or a Restricted Subsidiary of

     Company and (B) such Liens do not extend to or cover any property or assets of Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Company or a Restricted Subsidiary of Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Company or a Restricted Subsidiary of Company; and

          (xvii) Liens existing on the Original Closing Date, together with any Liens securing Indebtedness incurred in reliance on clause (x) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Original Closing Date; provided that the
                                                             --------
     Liens securing such Refinancing Indebtedness do not extend to or cover any property or assets other than the property or assets subject to the Liens securing the Indebtedness being refinanced.

     "PERSON" means an individual, partnership, corporation, limited liability
      ------
company, association, trust, unincorporated organization, or government or agency or political subdivision thereof.

     "PREFERRED STOCK" of any Person means any Capital Stock of such Person that
      ---------------
has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "PREPAYMENT DATE" means, with respect to any Note to be prepaid, the date
      ---------------
fixed for such prepayment pursuant to Section 5 or Section 16.

     "PROCEEDS PREPAYMENT DATE" has the meaning assigned to that term in Section
      ------------------------
9.6.

     "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited,
      --------      ----------
real or personal property of any kind, tangible or intangible, choate or inchoate.

     "PROSPECTUS"  means the prospectus included in the Exchange Offer
      ----------
Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "PTE" has the meaning assigned to that term in Section 18.20.2.
      ---

     "PUBLIC EQUITY OFFERING" means an underwritten public offering of Qualified
      ----------------------
Capital Stock of Holdings or Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act; provided that, in the event
                                                    --------
of a Public Equity Offering by

Holdings, Holdings contributes to the capital of Company the portion of the net cash proceeds of such Public Equity Offering necessary to permit Company to exercise its option to prepay the Notes pursuant to Section 5.

     "PUBLIC OFFERING REGISTRATION STATEMENT" has the meaning assigned to that
      --------------------------------------
term in Section 16.2.

     "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of Company or any
      ---------------------------
Restricted Subsidiary of Company incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property.

     "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued
      --------------
by the United States Department of Labor.

     "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified
      -----------------------
Capital Stock.

     "REFERENCE DATE" has the meaning assigned to that term in Section 9.2.
      --------------

     "REFINANCE" means, in respect of any security or Indebtedness, to
      ---------
refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "REFINANCING INDEBTEDNESS" means any Refinancing by Company or any
      ------------------------
Restricted Subsidiary of Company of Indebtedness incurred in accordance with
Section 9.1 (other than pursuant to clauses (ii), (iv), (v), (vi), (vii),
(viii), (ix), (xi) or (xii) of the definition of Permitted Indebtedness), in each case that does not (a) result in an increase in the aggregate principal amount of Indebtedness or commitment therefor of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Company in connection with such Refinancing) or (b) create Indebtedness with (1) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (2) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such
                                               --------
Indebtedness being Refinanced is Indebtedness of Company, then such Refinancing Indebtedness shall be Indebtedness solely of Company, (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) if such Indebtedness being Refinanced is pari passu with the Notes, then such
                                 ---- -----
Refinancing Indebtedness shall be pari passu with or subordinated to the Notes.
                                  ---- -----

     "REGISTER" has the meaning assigned to that term in Section 17.1.
      --------

     "REGISTERED OFFERING" means an underwritten public offering of debt or
      -------------------
equity securities of Company or Holdings pursuant to a registration statement filed with the SEC under the Securities Act.

     "REGISTRATION STATEMENT" means any registration statement of the Company
      ----------------------
filed with the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "REINVESTMENT YIELD" means, with respect to any Note, 0.75% plus the yield
      ------------------
to maturity implied by (i) the yields reported, as of 10:00 a.m. New York City time, on the Business Day next preceding the Settlement Date with respect to such Note, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Note as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Consent Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Note, in Federal Reserve Statistical Release H.15 (519)(or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Note as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

     "RELATED BUSINESS" means a business which is the same, similar or
      ----------------
reasonably related to the businesses in which Company and its Restricted Subsidiaries are engaged on the Original Closing Date.

     "RELATED PARTIES" means InterWest Partners V, L.P., InterWest Investors or
      ---------------
any of their affiliated funds, Seaver Kent & Company and Al Bono.

     "REMAINING AVERAGE LIFE" means, with respect to any Note, the number of
      ----------------------
years (calculated to the nearest one-twelfth year) obtained by dividing (i) the principal amount of such Note into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Note (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Note and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" means, with respect to any Note, all
      ----------------------------
payments of principal and interest thereon that would be due on or after the Settlement Date with respect to such Note if no payment of such Note were made prior to its scheduled due date.

     "REPLACEMENT ASSETS" has the meaning assigned to that term in Section 9.6.
      ------------------

     "REPRESENTATIVE" means the indenture trustee or other trustee, agent or
      --------------
representative in respect of any Designated Senior Debt; provided that if, and
                                                         --------
for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt. As of the date first written above, the only representative in respect of Designated Senior Debt is Wells Fargo Bank, National Association as agent under the Senior Credit Agreement.

     "REQUIREMENT OF LAW" means, with respect to any Person, any law (statutory
      ------------------
or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "REQUIRED LENDERS" means, at any time, the holders of at least 51% in
      ----------------
principal amount of the Notes at the time outstanding (exclusive of Notes then owned by Company or any of its Affiliates).

     "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other
      -------------------
officer of Company with responsibility for the administration of the relevant portion of this Agreement.

     "RESTRICTED PAYMENT" has the meaning assigned to that term in Section 9.2.
      ------------------

     "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person
      ---------------------
which at the time of determination is not an Unrestricted Subsidiary.

     "REVOCATION" has the meaning assigned to that term in Section 9.10.
      ----------

     "S&P" means Standard & Poor's Ratings Service, a division of The McGraw
      ---
Hill Corporation.

     "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement
      ------------------------------
with any Person or to which any such Person is a party, providing for the leasing to Company or a Restricted Subsidiary of Company of any property, whether owned by Company or any Restricted Subsidiary at the Original Closing Date or later acquired, which has been or is to be sold or transferred by Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

     "SEC" means the Securities and Exchange Commission and any successor
      ---
agency.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any
      --------------
successor statute or statutes thereto.

     "SENIOR CREDIT AGREEMENT" means the Amended and Restated Revolving Credit
      -----------------------
and Term Loan Agreement dated as of August 30, 1996, as amended by First Amendment to

Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 13, 1997, Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 18, 1997 and Third Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 11, 1997 among Holdings, Company, the lenders party thereto in their capacities as lenders thereunder and Wells Fargo Bank, National Association, as administrative lender, together with the related documents thereto (including, without limitation, any guarantee agreements, security agreements, pledge agreements, mortgages and other collateral documents), including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 9.1) or
 --------
adding Restricted Subsidiaries of Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

     "SENIOR DEBT" means the principal of, premium, if any, on, interest
      -----------
(including any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, fees under, and, with respect to the Senior Credit Agreement only, all monetary obligations under, any Indebtedness of Company, whether outstanding on the Original Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "SENIOR DEBT" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (i) all monetary obligations (including guarantees thereof) of every nature and arising at any time of Company under the Senior Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (ii) all Interest Swap Obligations (including guarantees thereof) and (iii) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Original Closing Date or thereafter incurred. Notwithstanding the foregoing, Senior Debt shall not include (a) any Indebtedness of Company to a Subsidiary of Company, (b) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Company or any Subsidiary of Company (including, without limitation, amounts owed for compensation), (c) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (d) Indebtedness represented by Disqualified Capital Stock, (e) any liability for federal, state, local or other taxes owed or owing by Company, (f) that portion of any Indebtedness incurred in violation of the provisions set forth under Section 9.1 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (f) if the holder(s) of such obligation or their representative and each

Lender shall have received an Officers' Certificate of Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Agreement) and (g) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of Company.

     "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal
      ------------------------
accounting officer, treasurer or comptroller of Company.

     "SETTLEMENT DATE" means, with respect to any Note, the date on which such
      ---------------
Note is to be prepaid pursuant to Section 16.1.

     "SIGNIFICANT SUBSIDIARY"  has the meaning assigned to that term in Rule
      ----------------------
1.02(w) of Regulation S-X under the Securities Act.

     "SOLVENT" means, with respect to any Person at any time, that (i) the fair
      -------
value of the property of such Person on a going concern basis is greater than the amount of such Person's liabilities (including contingent liabilities), as such value is established and such liabilities are evaluated for purposes of
Section 101(32) of the Federal Bankruptcy Reform Act of 1978 and, in the alternative, for purposes of the Illinois Uniform Fraudulent Transfer Act or any similar state statute applicable to Company or any of its Subsidiaries; (ii) the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     "SOURCE" has the meaning assigned to that term in Section 18.20.2.
      ------

     "SUBSIDIARY" means, with respect to any Person, any corporation,
      ----------
association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

     "SURVIVING ENTITY" has the meaning assigned to that term in Section 10.1.
      ----------------

     "SURVIVING PARENT ENTITY" has the meaning assigned to that term in Section
      -----------------------
10.3.

     "TIA" means the Trust Indenture Act of 1939, as amended.
      ---

     "TPG" means, collectively, TPG Partners, L.P., TPG Parallel I, L.P., TPG
      ---
Parallel II, L.P., or any of their affiliated funds, which in all cases shall be managed by TPG Advisors, Inc.

     "UNRESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person
      -----------------------
designated as such pursuant to Section 9.10.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness
      ---------------------------------
at any date, the number of years obtained by dividing (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted
      ----------------------------------
Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Restricted Subsidiary of such Person.

                                   EXHIBIT I
                                   ---------

                                [FORM OF NOTE]

                      FAVORITE BRANDS INTERNATIONAL, INC.

             SERIES A SENIOR SUBORDINATED NOTE DUE AUGUST 20, 2007

No.[_____]                                                    September 12, 1997
$[_______]

          FOR VALUE RECEIVED, the undersigned, FAVORITE BRANDS INTERNATIONAL, INC. (herein called "COMPANY"), a Delaware corporation, hereby promises to pay to [______________________], or registered assigns, the principal sum of [_______________________________] DOLLARS on August 20, 2007, with interest
(computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rates provided for in the Note Agreement referred to below from [August 20, 1997][the date hereof], payable semiannually in arrears, on the 20th day of February and August in each year, commencing with the February 20 succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any premium, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 2% in excess of the interest rate otherwise payable hereunder. [This Note amends and restates that certain Note dated August 20, 1997.]

          Payments of principal of, interest on and any premium with respect to this Note are to be made in lawful money of the United States of America by the method and at the address specified for such purpose in accordance with Section
18.1 of the Note Agreement referred to below.

          This Note is one of the notes (herein called the "NOTES") issued pursuant to an Amended and Restated Senior Subordinated Note Agreement, dated as of September 12, 1997 (as from time to time amended, the "NOTE AGREEMENT"), among Company, the guarantors named therein and the lenders named therein and is entitled to the benefits and subject to the terms thereof. Without limiting the foregoing, this Note is subject to the terms of subordination set forth in Sections 13 and 15 of the Note Agreement. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 18.11 of the Note Agreement.

          This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and Company will not be affected by any notice to the contrary.

          Company will make required prepayments of principal on the dates and in the amounts specified in the Note Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

          If an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Note Agreement.

          This Note shall be construed and enforced in accordance with the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                          FAVORITE BRANDS INTERNATIONAL, INC.


                                          By:________________________________
                                          Name:______________________________
                                          Title:

                                   GUARANTEE

THE UNDERSIGNED HAVE EACH UNCONDITIONALLY GUARANTEED ON A SENIOR SUBORDINATED BASIS (I) THE DUE AND PUNCTUAL PAYMENT OF THE PRINCIPAL OF, INTEREST ON AND ANY PREMIUM WITH RESPECT TO THIS NOTE, WHETHER AT MATURITY, BY ACCELERATION OR OTHERWISE, THE DUE AND PUNCTUAL PAYMENT OF INTEREST ON THE OVERDUE PRINCIPAL OF, INTEREST ON AND PREMIUM WITH RESPECT TO THIS NOTE, TO THE EXTENT LAWFUL, AND THE DUE AND PUNCTUAL PERFORMANCE OF ALL OTHER OBLIGATIONS OF COMPANY TO ANY HOLDERS HEREOF ALL IN ACCORDANCE WITH THE TERMS SET FORTH IN SECTION 14 OF THE NOTE AGREEMENT AND (II) IN CASE OF ANY EXTENSION OF TIME OF PAYMENT OR RENEWAL OF THIS NOTE OR ANY OF SUCH OTHER OBLIGATIONS, THAT THE SAME WILL BE PROMPTLY PAID IN FULL WHEN DUE OR PERFORMED IN ACCORDANCE WITH THE TERMS OF THE EXTENSION OR RENEWAL, WHETHER AT STATED MATURITY, BY ACCELERATION OR OTHERWISE.

                              DAE-JULIE, INC.

                              By:______________________________________________
                              Name:____________________________________________
                              Title:

                              SATHERS, INC.

                              By:______________________________________________
                              Name:____________________________________________
                              Title:

                              SATHER TRUCKING CORPORATION

                              By:______________________________________________
                              Name:____________________________________________
                              Title:

                              FARLEY CANDY COMPANY

                              By:______________________________________________
                              Name:____________________________________________
                              Title:

                              MEDERER CORPORATION

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:

                              TROLLI, INC.

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:

                                  EXHIBIT II
                                  ----------

                        [FORM OF ASSIGNMENT AGREEMENT]

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated as of ________ __, ____ between _____________________ ("Assignor") and
_____________________ ("Assignee"). In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          1.   Assignment and Assumption. Effective _____________, ____ (the
               -------------------------
"Assignment Effective Date"), Assignor hereby, without recourse, and without representation or warranty (except as expressly provided in Section 3 below), assigns to Assignee a portion of Assignor's right, title and interest under the Amended and Restated Senior Subordinated Note Agreement dated as of September 12, 1997 among Favorite Brands International, Inc., the guarantors named therein and the lenders named therein (the "Note Agreement") in an amount equal to the Assigned Share (as defined below). The "Assigned Share" means ________% [rounded to eight decimal places] of the aggregate principal amount of all Series A Senior Subordinated Notes due August 20, 2007 of Company outstanding on the Assignment Effective Date. Effective on the Assignment Effective Date, Assignee hereby accepts the foregoing assignment of, and hereby assumes from Assignor, the right, title and interest of Assignor under the Note Agreement represented by the Assigned Share.

          2.   Payments on Assignment Effective Date. In consideration of the
               -------------------------------------
assignment by Assignor to and the assumption by Assignee of the Assigned Share, on the Assignment Effective Date Assignee shall pay to Assignor $__________ in respect of the principal amount of the Assigned Share plus an amount equal to all accrued and unpaid interest thereon to the Assignment Effective Date.

          3.   Representations and Warranties.
               ------------------------------

               (a) Each of Assignor and Assignee represents and warrants to the other as follows:

                    (i) It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement.

                    (ii) The making and performance of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it.

                    (iii) This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

                    (iv) All approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

               (b) Assignor represents and warrants to Assignee that Assignor owns the Assigned Share, or is entitled to transfer the Assigned Share, free and clear of any lien or other encumbrance.

               (c)  Assignee represents and warrants to Assignor as follows:

                    (i) Assignee has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Company and any other person or entity (each a "Credit Party") obligated in connection with its assumption of the Assigned Share.

                    (ii) Assignee has received a copy of the Note Agreement and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

          4.   No Assignor Responsibility. Assignor makes no representation or
               --------------------------
warranty and assumes no responsibility to Assignee for:

               (a) the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Note Agreement or for any representations, warranties, recitals or statements made in the Note Agreement or in any financial or other written or oral statement, instrument, report, certificates or any other document made or furnished or made available by Assignor to Assignee or by or on behalf of any Credit Party to Assignor or Assignee in connection with the Note Agreement and the transactions contemplated thereby;

               (b) the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in the Note Agreement or as to the existence of any default or event of default under the Note Agreement; or

               (c) the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of any Credit Party.

          Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of any Credit Party, in connection with the assignment of the Assigned Share or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the date thereof or at any time or times thereafter.

          5.   Assignee Bound By Credit Agreement. Effective on the Assignment
               ----------------------------------
Effective Date, Assignee (a) shall be deemed to be a party to the Note Agreement and (b) agrees to be bound by the Note Agreement as it would have been if it had been an original party thereto.

          6.   New Notes. On or promptly after the Assignment Effective Date,
               ---------
Company shall deliver a new Note executed by Company, dated the Assignment Effective Date, to Assignee [and a new Note executed by Company, dated the Assignment Effective Date, to Assignor] in exchange for the surrender by Assignor to Company of any outstanding Note[s] by Company, marked "Exchanged."

          7.   General.
               -------

               (a) This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               (c) All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in United States Dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee for notice purposes under the Note Agreement shall be as specified on the signature pages of this Agreement.

               (d) Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.

               (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                        ASSIGNOR:

                                        By:_____________________________________
                                        Printed Name:___________________________
                                        Title:

                                        Assignor's Notice Instructions

                                        ________________________________________
                                        ________________________________________
                                        ________________________________________

                                        Attention:______________________________
                                        Reference:______________________________
                                        Telephone:______________________________
                                        Facsimile:______________________________

                                        Assignor's Payment Instructions

                                        ________________________________________
                                        ________________________________________
                                        ________________________________________

                                        ABA No._________________________________
                                        Account No._____________________________
                                        Attention:______________________________
                                        Reference:______________________________
                                        Telephone:______________________________
                                        Facsimile:______________________________

                        ASSIGNEE:

                                        By:_____________________________________
                                        Printed Name:___________________________
                                        Title:

                                        Assignee's Notice Instructions:

                                        ________________________________________
                                        ________________________________________
                                        ________________________________________
                                        Attention:______________________________
                                        Reference:______________________________
                                        Telephone:______________________________
                                        Facsimile:______________________________

                                        Assignee's Payment Instructions

                                        ________________________________________
                                        ________________________________________
                                        ________________________________________
                                        ABA No._________________________________
                                        Account No._____________________________

                                        Reference:______________________________
                                        Telephone:______________________________

cc:  Favorite Brands International, Inc.

                                   EXHIBIT V
                                   ---------

                              [FORM OF INDENTURE]

                     FAVORITE BRANDS INTERNATIONAL, INC.,
                                   as Issuer

                           [RESTRICTED SUBSIDIARIES]

                                 as Guarantors

                                      and

                               [NAME OF TRUSTEE]

                                  as Trustee


                                   INDENTURE

                             Dated as of _________


                                $[200,000,000]

                 Senior Subordinated Notes due August 20, 2007

CROSS-REFERENCE TABLE

TIA                                Indenture
Section                             Section
-------                             -------

310(a)(1)7.10
(a)(2)7.10
(a)(3)N.A.
(a)(4)N.A.
(a)(5)7.08; 7.10
(b)7.08; 7.10; 13.02
(c)N.A.
311(a)7.11
(b)7.11
(c)N.A.
312(a)2.05
(b)13.03
(c)13.03
313(a)7.06
(b)(1)N.A.
(b)(2)7.06
(c)7.06; 13.02
(d)7.06
314(a)4.07; 4.08; 13.02
(b)N.A.
(c)(1)13.04
(c)(2)13.04
(c)(3)N.A.
(d)N.A.
(e)13.05
(f)N.A.
315(a)7.01(b)
(b)7.05; 13.02
(c)7.01(a)
(d)7.01(c)
(e)6.11
316(a)(last sentence)2.09
(a)(1)(A)6.05
(a)(1)(B)6.04
(a)(2)N.A.
(b)6.07
(c)9.05
317(a)(1)6.08
(a)(2)6.09
(b)2.04
318(a)13.01
(c)13.01

---------------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.1.  Definitions..............................................  1
     SECTION 1.2.  Incorporation by Reference of TIA........................ 25
     SECTION 1.3.  Rules of Construction.................................... 25

                                  ARTICLE TWO

                                   THE NOTES
     SECTION 2.1.  Form and Dating.......................................... 26
     SECTION 2.2.  Execution and Authentication; Aggregate Principal
                   Amount................................................... 26
     SECTION 2.3.  Registrar and Paying Agent............................... 27
     SECTION 2.4.  Paying Agent To Hold Assets in Trust..................... 28
     SECTION 2.5.  Noteholder Lists......................................... 28
     SECTION 2.6.  Transfer and Exchange.................................... 28
     SECTION 2.7.  Replacement Notes........................................ 29
     SECTION 2.8.  Outstanding Notes........................................ 30
     SECTION 2.9.  Treasury Notes........................................... 30
     SECTION 2.10. Temporary Notes.......................................... 30
     SECTION 2.11. Cancellation............................................. 31
     SECTION 2.12. Defaulted Interest....................................... 31
     SECTION 2.13. CUSIP Number............................................. 31
     SECTION 2.14. Deposit of Moneys........................................ 31
     SECTION 2.15. Restrictive Legends...................................... 32
     SECTION 2.16. Book-Entry Provisions for Global Note.................... 32

                                 ARTICLE THREE

                                  REDEMPTION
     SECTION 3.1.  Notices to Trustee....................................... 33
     SECTION 3.2.  Selection of Notes To Be Redeemed........................ 34
     SECTION 3.3.  Notice of Redemption..................................... 34
     SECTION 3.4.  Effect of Notice of Redemption........................... 35
     SECTION 3.5.  Deposit of Redemption Price.............................. 35
     SECTION 3.6.  Notes Redeemed in Part................................... 36

                                 ARTICLE FOUR

                                   COVENANTS
     SECTION 4.1.  Payment of Notes......................................... 36
     SECTION 4.2.  Maintenance of Office or Agency.......................... 36
     SECTION 4.3.  Corporate Existence...................................... 37
     SECTION 4.4.  Payment of Taxes and Other Claims........................ 37
     SECTION 4.5.  Maintenance of Properties and Insurance.................. 37
     SECTION 4.6.  Compliance Certificate; Notice of Default................ 38
     SECTION 4.7.  Compliance with Laws..................................... 39
     SECTION 4.8.  SEC Reports.............................................. 39
     SECTION 4.9.  Waiver of Stay, Extension or Usury Laws.................. 39
     SECTION 4.10. Limitation on Restricted Payments........................ 39
     SECTION 4.11. Limitation on Transactions with Affiliates............... 42
     SECTION 4.12. Limitation on Incurrence of Additional Indebtedness and
                   Issuance of Disqualified Capital Stock................... 43
     SECTION 4.13. Limitation on Dividends and Other Payment Restrictions
                   Affecting Subsidiaries................................... 43
     SECTION 4.14. Prohibition on Incurrence of Senior Subordinated Debt.... 44
     SECTION 4.15. Change of Control........................................ 44
     SECTION 4.16. Limitation on Asset Sales................................ 46
     SECTION 4.17. Limitation on Liens...................................... 49
     SECTION 4.18. Limitation on Guarantees by Restricted Subsidiaries...... 50
     SECTION 4.19. Conduct of Business...................................... 51
     SECTION 4.20. Designation of Unrestricted Subsidiaries................. 51

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION
     SECTION 5.1.  Merger, Consolidation and Sale of Assets................. 52
     SECTION 5.2.  Successor Corporation Substituted........................ 53
     SECTION 5.3.  Merger, Consolidation and Sale of Assets of Guarantor.... 53
     SECTION 5.4.  Successor Corporation Substituted for Guarantor.......... 54

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES
     SECTION 6.1.  Events of Default........................................ 55
     SECTION 6.2.  Acceleration............................................. 56
     SECTION 6.3.  Other Remedies........................................... 57
     SECTION 6.4.  Waiver of Past Defaults.................................. 58
     SECTION 6.5.  Control by Majority...................................... 58
     SECTION 6.6.  Limitation on Suits...................................... 58
     SECTION 6.7.  Rights of Holders To Receive Payment..................... 59

     SECTION 6.8.  Collection Suit by Trustee............................... 59
     SECTION 6.9.  Trustee May File Proofs of Claim......................... 59
     SECTION 6.10. Priorities............................................... 60
     SECTION 6.11. Undertaking for Costs.................................... 60


                                 ARTICLE SEVEN

                                    TRUSTEE
     SECTION 7.1.  Duties of Trustee........................................ 60
     SECTION 7.2.  Rights of Trustee........................................ 62
     SECTION 7.3.  Individual Rights of Trustee............................. 63
     SECTION 7.4.  Trustee's Disclaimer..................................... 63
     SECTION 7.5.  Notice of Default........................................ 63
     SECTION 7.6.  Reports by Trustee to Holders............................ 63
     SECTION 7.7.  Compensation and Indemnity............................... 64
     SECTION 7.8.  Replacement of Trustee................................... 65
     SECTION 7.9.  Successor Trustee by Merger, Etc......................... 65
     SECTION 7.10. Eligibility; Disqualification............................ 66
     SECTION 7.11. Preferential Collection of Claims Against Company........ 66


                                 ARTICLE EIGHT

                      DISCHARGE OF INDENTURE; DEFEASANCE
     SECTION 8.1.  Termination of the Company's Obligations................. 66
     SECTION 8.2.  Legal Defeasance and Covenant Defeasance................. 67
     SECTION 8.3.  Conditions to Legal Defeasance or Covenant Defeasance.... 69
     SECTION 8.4.  Application of Trust Money............................... 70
     SECTION 8.5.  Repayment to the Company................................. 71
     SECTION 8.6.  Reinstatement............................................ 71


                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS
     SECTION 9.1.  Without Consent of Holders............................... 71
     SECTION 9.2.  With Consent of Holders.................................. 72
     SECTION 9.3.  Effect on Senior Debt.................................... 73
     SECTION 9.4.  Compliance with TIA...................................... 74
     SECTION 9.5.  Revocation and Effect of Consents........................ 74
     SECTION 9.6.  Notation on or Exchange of Notes......................... 74
     SECTION 9.7.  Trustee To Sign Amendments, Etc.......................... 75
     SECTION 9.8.  Effect of Supplemental Indentures........................ 75

                                  ARTICLE TEN

                                 SUBORDINATION
     SECTION 10.1.  Notes Subordinated to Senior Debt......................  75
     SECTION 10.2.  No Payment on Notes in Certain Circumstances...........  75
     SECTION 10.3.  Payment Over of Proceeds upon Dissolution, Etc.........  77
     SECTION 10.4.  Payments May Be Paid Prior to Dissolution..............  78
     SECTION 10.5.  Subrogation............................................  79
     SECTION 10.6.  Obligations of the Company Unconditional...............  79
     SECTION 10.7.  Notice to Trustee and Paying Agents....................  79
     SECTION 10.8.  Reliance on Judicial Order or Certificate of Liquidating
                    Agent..................................................  80
     SECTION 10.9.  Trustee's Relation to Senior Debt......................  80
     SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions
                    of the Company or Holders of Senior Debt...............  81
     SECTION 10.11. Noteholders Authorize Trustee and Paying Agent To
                    Effectuate Subordination of Notes......................  81
     SECTION 10.12. This Article Ten Not To Prevent Events of Default......  82
     SECTION 10.13. Trustee's Compensation Not Prejudiced..................  82


                                ARTICLE ELEVEN

                     GUARANTEE OF RESTRICTED SUBSIDIARIES
     SECTION 11.1.  Unconditional Guarantee................................  82
     SECTION 11.2.  Subordination of Guarantee.............................  83
     SECTION 11.3.  Severability...........................................  83
     SECTION 11.4.  Release of Guarantee...................................  83
     SECTION 11.5.  Waiver of Subrogation..................................  84
     SECTION 11.6.  Execution of Guarantee.................................  84
     SECTION 11.7.  Waiver of Stay, Extension or Usury Laws................  85
     SECTION 11.8.  Contribution...........................................  85
     SECTION 11.9.  Subordination of Other Obligations.....................  86


                                ARTICLE TWELVE

                          SUBORDINATION OF GUARANTEE
     SECTION 12.1.  Guarantee Obligations Subordinated to Guarantor Senior
                    Debt of Guarantors.....................................  86
     SECTION 12.2.  No Payment on Notes in Certain Circumstances...........  87
     SECTION 12.3.  Payment Over of Proceeds upon Dissolution, Etc.........  88
     SECTION 12.4.  Payments May Be Paid Prior to Dissolution..............  90
     SECTION 12.5.  Subrogation............................................  90
     SECTION 12.6.  Obligations of Guarantors Unconditional................  91
     SECTION 12.7.  Notice to Trustee and Paying Agents....................  91

     SECTION 12.8.  Reliance on Judicial Order or Certificate of Liquidating
                    Agent..................................................................  92
     SECTION 12.9.  Trustee's Relation to Guarantor Senior Debt of Guarantors..............  92
     SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions
                    of Guarantor or Holders of Guarantor Senior Debt.......................  92
     SECTION 12.11. Noteholders Authorize Trustee and Paying Agent To
                    Effectuate Subordination of Notes......................................  93
     SECTION 12.12. This Article Twelve Not To Prevent Events of Default...................  94

                               ARTICLE THIRTEEN
                                 MISCELLANEOUS
     SECTION 13.1.  TIA Controls...........................................................  94
     SECTION 13.2.  Notices................................................................  94
     SECTION 13.4.  Certificate and Opinion as to Conditions Precedent.....................  95
     SECTION 13.5.  Statements Required in Certificate or Opinion..........................  96
     SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar..............................  96
     SECTION 13.7.  Legal Holidays.........................................................  96
     SECTION 13.8.  Governing Law..........................................................  96
     SECTION 13.9.  No Adverse Interpretation of Other Agreements..........................  97
     SECTION 13.10. No Recourse Against Others.............................................  97
     SECTION 13.11. Successors.............................................................  97
     SECTION 13.12. Duplicate Originals....................................................  97
     SECTION 13.13. Severability...........................................................  97

Exhibit A - Form of Note and Guarantee........................  A-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

          INDENTURE, dated as of ____________, ____, among FAVORITE BRANDS INTERNATIONAL, INC., a Delaware corporation (the "Company"), [RESTRICTED
                                                  -------
SUBSIDIARIES] (collectively, the "Guarantors") and [TRUSTEE], a [_______ banking
                                  ----------
and trust company], as Trustee (the "Trustee").
                                     -------

          The Company has duly authorized the creation of an issue of Senior Subordinated Notes due 2007 (the "Notes") and, to provide therefor, the Company
                                  -----
has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

          Guarantors have agreed to guarantee the Notes on a senior subordinated basis.

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1.  Definitions.
                        -----------

          "Acceleration Notice" has the meaning provided in Section 6.02(a).
           -------------------

          "Acquired Indebtedness" means Indebtedness of a Person or any of its
           ---------------------
Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

          "Adjusted Maximum Amount" has the meaning provided in Section 11.08.
           -----------------------

          "Affiliate" means, with respect to any Person, any other Person which
           ---------
directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Affiliate Transaction" has the meaning provided in Section 4.11.
           ---------------------

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           -----

          "Agent Members" has the meaning provided in Section 2.16.
           -------------

          "Aggregate Payments" has the meaning provided in Section 11.08.
           ------------------

          "Asset Acquisition" means (i) an Investment by the Company or any
           -----------------
Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance,
           ----------
transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company of (i) any Capital Stock of any Restricted Subsidiary of the Company or
(ii) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however,
                                                           --------  -------
that Asset Sales shall not include (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5,000,000; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company or any Restricted Subsidiary as permitted under Article Five; (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry and (v) the licensing of intellectual property.

          "Authenticating Agent" has the meaning provided in Section 2.02.
           --------------------

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
           --------------
state or foreign law for the relief of debtors.

          "Blockage Period" has the meaning provided in Section 10.02.
           ---------------

          "Board of Directors" means, with respect to any Person, the board of
           ------------------
directors of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means a day that is not a Legal Holiday.
           ------------

          "Capitalized Lease Obligation" means, with respect to any Person, the
           ----------------------------
obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means (i) with respect to any Person that is a
           -------------
corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Cash Equivalents" means (i) marketable direct obligations issued by,
           ----------------
or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          "Change of Control" means the occurrence of one or more of the
           -----------------
following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than TPG and Related Parties; (ii) the approval by the holders of Capital Stock of the Company or Holdings, as the case may be, of any plan or proposal for the liquidation or dissolution of the Company or Holdings, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than TPG and Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the "Voting Stock") of the Company or Holdings and TPG and Related Parties beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company or Holdings, as the case may be, than such other Person or Group; or (iv) the replacement of a majority of the Board of Directors of the Company or Holdings over a two-year period from the directors who constituted the Board of Directors of the Company or Holdings, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company or Holdings, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of TPG and Related Parties; provided, however, that this paragraph (iv) shall not apply to the Board of Directors of the Company so long as Holdings owns shares representing 100% of the Voting Stock of the Company.

          "Change of Control Date" has the meaning provided in Section 4.15.
           ----------------------

          "Change of Control Offer" has the meaning provided in Section 4.15.
           -----------------------

          "Change of Control Payment Date" has the meaning provided in Section
           ------------------------------
4.15.

          "Common Stock" of any Person means any and all shares, interests or
           ------------
other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Loan Closing Date or issued after the Loan Closing Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a
           -------
successor replaces it pursuant to this Indenture and thereafter means such successor.

          "Consolidated EBITDA" means, with respect to any Person, for any
           -------------------
period, the sum (without duplication) of (i) Consolidated Net Income for such periods and (ii) to the extent Consolidated Net Income has been reduced thereby,
(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (b) Consolidated Interest Expense for such period and (c) Consolidated Non-cash Charges less any non-cash
                                                              ----
items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
           ----------------------------------------
Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such
                                    ---------
calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired


Indebtedness and also including any Consolidated EBITDA (including any pro forma
                                                                       ---------
expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of the "Consolidated Fixed Charge Coverage Ratio," (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date and (b) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any
           --------------------------
period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) for such period, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person paid in cash, Cash Equivalents or Indebtedness or payable in cash, Cash Equivalents or Indebtedness and accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for
           -----------------------------
any period, the sum, without duplication, of (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations,
(c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person, for any
           -----------------------
period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (i) after-tax gains
           --------
and losses from Asset Sales (without regard to the $5,000,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto,
(ii) after-tax items classified as extraordinary gains and losses, (iii) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (iv) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration or payment of dividends or similar distributions to the referent Person by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise, (v) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or a Wholly-Owned Restricted Subsidiary of the referent Person by such Person, (vi) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (vii) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (viii) the cumulative effect of a change in accounting principles following the Loan Closing Date. Notwithstanding the foregoing, "Consolidated Net Income" shall be calculated without giving effect to (a) the amortization of any premiums, fees or expenses incurred in connection with any Asset Acquisition consummated on or prior to the Loan Closing Date and related financings and (b) the amortization or depreciation of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with such Asset Acquisition) and 17 (including non-cash charges relating to intangibles and goodwill arising in connection with any such Asset Acquisition).

          "Consolidated Non-cash Charges" means, with respect to any Person, for
           -----------------------------
any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period).

          "Contractual Obligation" means, with respect to any Person, any
           ----------------------
provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Contributing Guarantors" has the meaning assigned to that term in
           -----------------------
Section 11.08.

          "Covenant Defeasance" has the meaning provided in Section 8.02.
           -------------------

          "Currency Agreement" means any foreign exchange contract, currency
           ------------------
swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
sequestrator or similar official under any applicable Bankruptcy Law.

          "Default" means an event or condition the occurrence or existence of
           -------
which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Default Notice" has the meaning provided in Section 10.02.
           --------------

          "Depository" means The Depository Trust Company, its nominees and
           ----------
successors.

          "Designated Senior Debt" means (i) Indebtedness under or in respect of
           ----------------------
the Senior Credit Agreement or (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts of at least $40,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

          "Designation" has the meaning assigned to that term in Section 4.20.
           -----------

          "Designation Amount" has the meaning assigned to that term in Section
           ------------------
4.20.

          "Disinterested Director" means, with respect to any Person, a member
           ----------------------
of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to the transaction being considered.

          "Disqualified Capital Stock" means that portion of any Capital Stock
           --------------------------
which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, on or prior to the final maturity date of the Notes.

          "Event of Default" has the meaning provided in Section 6.01.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute or statutes thereto.

          "Exchange Offer" means the registration by the Company under the
           --------------
Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Original Notes to exchange all the Original Notes held by such Holder for Notes in an aggregate principal amount equal to the aggregate principal amount of the Original Notes held by such Holder, all in accordance with the terms and conditions of the Note Agreement.

          "Existing Subordinated Notes" means the 11-1/8% Senior Subordinated
           ---------------------------
Notes due April 1, 2007 of the Company.

          "fair market value" means, with respect to any asset or property, the
           -----------------
price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Disinterested Directors of the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

          "Fair Share" has the meaning assigned to that term in Section 11.08.
           ----------

          "Fair Share Shortfall" has the meaning assigned to that term in
           --------------------
Section 11.08.

          "Funding Guarantor" has the meaning assigned to that term in Section
           -----------------
11.08.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession of the United States. All ratios and other financial covenants shall be computed in accordance with GAAP as in effect as of the Loan Closing Date.

          "Global Note" has the meaning provided in Section 2.01.
           -----------

          "Guarantee" means the Guarantee set forth in Article Eleven or a
           ---------
Guarantee of a Restricted Subsidiary described in Section 4.18.

          "Guarantee Obligations" has the meaning provided in Section 12.01.
           ---------------------

          "Guarantor" means each Restricted Subsidiary party hereto and each
           ---------
Restricted Subsidiary that executes a Guarantee pursuant to Section 4.18, each until a successor replaces it pursuant to this Indenture and thereafter means such successor. A Restricted Subsidiary whose Guarantee has terminated pursuant to Section 4.18 ceases to be a Guarantor effective as of such termination.

          "Guarantor Blockage Period" has the meaning provided in Section 12.02.
           -------------------------

          "Guarantor Default Notice" has the meaning provided in Section 12.02.
           ------------------------

          "Guarantor Senior Debt" means, with respect to any Guarantor, the
           ---------------------
principal of, premium, if any, on interest (including any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, fees under, and, with respect to the Senior Credit Agreement only, all monetary obligations under, any Indebtedness of such Guarantor, whether outstanding on the Loan Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (i) all monetary obligations (including guarantees thereof) of every nature or arising at any time of such Guarantor under the Senior Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (ii) all Interest Swap Obligations (including guarantees thereof) and (iii) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Loan Closing Date or thereafter incurred. Notwithstanding the foregoing, Guarantor Senior Debt shall not include (a) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor, (b) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (c) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (d) Indebtedness represented by Disqualified Capital Stock, (e) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (f) that portion of any Indebtedness incurred in violation of the provisions set forth under Section
4.12 (but, as to
any such obligation, no such violation shall be deemed to exist for purposes of this clause), and (g) any guaranty of Indebtedness which is, by its express terms, subordinated in right of payment to any other guaranty of Indebtedness of such Guarantor.

          "Holder" or "Noteholder" means the Person in whose name a Note is
           ------      ----------
registered on the Registrar's books.

          "Holdings" means Favorite Brands International Holding Corp., a
           --------
Delaware corporation, and the parent corporation of the Company.

          "Holdings Preferred" means the Series A Cumulative Preferred Stock,
           ------------------
$.01 par value per share, of Holdings and the Series B Cumulative Preferred Stock, $.01 par value per share, of Holdings.

          "incur" has the meaning provided in Section 4.12.
           -----

          "Indebtedness" means with respect to any Person, without duplication,
           ------------
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under Currency Agreements and Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time in accordance with the terms hereof.

          "Independent Financial Advisor" means a firm (i) which does not, and
           -----------------------------
whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Interest Payment Date" means the stated maturity of an installment of
           ---------------------
interest on the Notes.

          "Interest Swap Obligations" means the obligations of any Person,
           -------------------------
pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended from time to time and the rules and regulations promulgated thereunder.

          "Investment" means, with respect to any Person, any direct or indirect
           ----------
loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.10, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such
                                                          --------
payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "Legal Defeasance" has the meaning provided in Section 8.02.
           ----------------

          "Legal Holiday" has the meaning provided in Section 13.07.
           -------------

          "Lien" means any lien, mortgage, deed of trust, pledge, security
           ----
interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Loan Closing Date" means August 20, 1997.
           -----------------

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Material Adverse Effect" means (i) a material adverse change in, or a
           -----------------------
material adverse effect upon, the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; or (ii) a material impairment of the ability of Company or one of more of its Subsidiaries to perform under the Indenture, the Notes or the Guarantee which impairment has a material adverse effect upon the rights or remedies of the Holders under the Indenture, the Notes and the Guarantee taken as a whole.

          "Maturity Date" means August 20, 2007.
           -------------

          "Minimum Rating" means B- or better from S&P and B3 or better from
           --------------
Moody's or, in either case, any substantially equivalent rating from S&P or Moody's under any rating system in effect from time to time.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Net Cash Proceeds" means, with respect to any Asset Sale, the
           -----------------
proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (ii) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (iii) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Proceeds Offer" has the meaning provided in Section 4.16.
           ------------------

          "Net Proceeds Offer Amount" has the meaning assigned to that term in
           -------------------------
Section 4.16.

          "Net Proceeds Offer Payment Date" has the meaning provided in Section
           -------------------------------
4.16.

          "Net Proceeds Offer Trigger Date" has the meaning provided in Section
           -------------------------------
4.16.

          "Note Agreement" means the Senior Subordinated Note Agreement dated as
           --------------
of August 20, 1997, among the Company, the Guarantors and the Lenders listed in Schedule A thereto, as amended or supplemented from time to time.

          "Notes" means the Notes, as amended or supplemented from time to time
           -----
in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Obligations" means all obligations for principal, premium, interest
           -----------
(including postpetition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the
           -------
Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

          "Officers' Certificate" means, with respect to any Person, a
           ---------------------
certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the applicable requirements of this Indenture, as they relate to the making of an Officers' Certificate.

          "Opinion of Counsel" means a written opinion from legal counsel, who
           ------------------
may be counsel for the Company, and who is reasonably acceptable to the Trustee and not rendered by any employee of the Company or any of its Affiliates or Subsidiaries complying with the requirements of Sections 13.04 and 13.05, as they relate to the giving of an Opinion of Counsel.

          "Original Notes" means the promissory notes executed and delivered by
           --------------
the Company pursuant to the Note Agreement.

          "Paying Agent" has the meaning provided in Section 2.03.
           ------------

          "Permitted Indebtedness" means, without duplication, each of the
           ----------------------
following:

          (i)   Indebtedness under the Notes and this Indenture;

          (ii) Indebtedness incurred pursuant to the Senior Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $535,000,000 less, without duplication, (1) the aggregate amount of all scheduled mandatory principal payments actually made by the Company in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replacement Senior Credit Agreement), (2) the aggregate amount of all mandatory principal payments actually made by the Company in respect of term loans thereunder made from (or attributable to) the proceeds received from Asset Sales, insured losses or condemnation proceedings, (3) the aggregate principal amount of any Additional Notes (as defined therein) issued under the Note Agreement, and
     (4) in the case of a revolving credit facility, any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction);

          (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Loan Closing Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (iv) Interest Swap Obligations of the Company or its Restricted Subsidiaries covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are
                 --------  -------
     entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (v) Indebtedness under Currency Agreements of the Company or its Restricted Subsidiaries; provided that in the case of Currency Agreements
                              --------
     which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (vi) Indebtedness of a Wholly-Owned Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly-Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided that (a) any
                                           --------

     Indebtedness of any Wholly-Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and (b), if as of any date any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vii) Indebtedness of the Company to a Wholly-Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly-Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Wholly-
              --------
     Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly-Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
                                               --------  -------
     Indebtedness is extinguished within five Business Days of incurrence;

          (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds, completion guarantees or similar requirements in the ordinary course of business;

          (x)    Refinancing Indebtedness;

          (xi) Indebtedness in respect of deferred purchase price payments or adjustments in connection with Permitted Investments or Asset Acquisitions otherwise permitted by this Agreement in an amount not to exceed $20,000,000 in the aggregate at any one time outstanding;

          (xii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Senior Credit Agreement); and

          (xiii) Indebtedness of the Company under the Existing Subordinated Notes in an aggregate principal amount not to exceed $45,000,000 reduced by the amount of any scheduled amortization payments or mandatory prepayment when actually paid or permanent reductions thereon.

          "Permitted Investments" means:
           ---------------------

          (i) Investments by the Company or any Restricted Subsidiary of the Company in (a) any Person that is or will become immediately after such Investment a Wholly-Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly-Owned Restricted Subsidiary of the Company, provided such Person is engaged in a Related Business, or (b) any Person that is or will become immediately after such Investment a Restricted Subsidiary (other than a Wholly-Owned Restricted Subsidiary) of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary (other than a Wholly-Owned Restricted Subsidiary) of the Company, provided such Person is engaged in a Related Business, in an amount having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (i)(b) that are at the time outstanding, not exceeding $50,000,000 in the aggregate at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), provided that any such Restricted
                                      --------
     Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise;

          (ii) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment an Unrestricted Subsidiary of the Company or that will merge or consolidate into an Unrestricted Subsidiary of the Company, provided such Person is engaged in a Related Business, in an amount having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (ii) that are at the time outstanding, not exceeding $15,000,000 in the aggregate at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (iii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is
              --------
     unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

          (iv)  Investments in cash and Cash Equivalents;

          (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

          (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16;

          (viii) guarantees permitted by Section 4.18;

          (ix) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (ix) that are at the time outstanding, not exceeding $5,000,000 in the aggregate at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus an amount equal to (a) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Loan Closing Date and on or prior to the date of such Investment of Qualified Capital Stock of the Company (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or as capital contributions to the Company (other than from a Subsidiary)) plus (b) without duplication of any amounts included in clause (ix)(a) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from any Person (other than a Subsidiary) subsequent to the Loan Closing Date and on or prior to the date of such Investment, that in the case of amounts described in clause (ix)(a) or (ix)(b) are applied by the Company within 180 days after receipt to make additional Permitted Investments under this clause (ix); and

          (x) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales effected in accordance with this Indenture.

          "Permitted Liens" means the following types of Liens:
           ---------------

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset
                 --------
     which is not leased property subject to such Capitalized Lease Obligation;

          (vii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted under clause (xi) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money
                    --------  -------
     Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets being acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction;

          (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and setoff;

          (xi) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (xii) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

          (xiv) Liens securing Interest Swap Obligations that relate to Indebtedness that is otherwise permitted under this Indenture;

          (xv)   Liens securing Indebtedness under Currency Agreements;

          (xvi) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that (A) such Liens secured such Acquired
                        --------
     Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

          (xvii) Liens existing on the Loan Closing Date, together with any Liens securing Indebtedness incurred in reliance on clause (x) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Loan Closing Date; provided that the Liens
                                                         --------
     securing such Refinancing Indebtedness do not extend to or cover any property or assets other than the property or assets subject to the Liens securing the Indebtedness being refinanced.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, association, trust, unincorporated organization, or government, or agency or political subdivision thereof.

          "Physical Notes" means permanent certificated Notes in registered form
           --------------
in substantially the form set forth in Exhibit A.

          "Preferred Stock" of any Person means any Capital Stock of such Person
           ---------------
that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "pro forma" means, with respect to any calculation made or required to
           ---------
be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Chief Financial Officer, Treasurer or Controller of the Company.

          "principal" of any Indebtedness (including the Notes) means the
           ---------
outstanding principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "Proceeds Purchase Date" has the meaning provided in Section 4.16.
           ----------------------

          "Public Equity Offering" means an underwritten public offering of
           ----------------------
Qualified Capital Stock of Holdings or the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act; provided
                                                                    --------
that, in the event of a Public Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to permit the Company to exercise its option to redeem any Notes to be redeemed pursuant to Paragraph 6(b) of the Notes.

          "Purchase Money Indebtedness" means Indebtedness of the Company or any
           ---------------------------
Restricted Subsidiary incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property.

          "Qualified Capital Stock" means any Capital Stock that is not
           -----------------------
Disqualified Capital Stock.

          "Record Date" means each of the dates designated as such in the Notes,
           -----------
whether or not a Legal Holiday.

          "Redemption Date," when used with respect to any Note to be redeemed,
           ---------------
means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "Redemption Price," when used with respect to any Note to be redeemed,
           ----------------
means the price fixed for such redemption pursuant to this Indenture and the Notes.

          "Reference Date" has the meaning provided in Section 4.10.
           --------------

          "Refinance" means, in respect of any security or Indebtedness, to
           ---------
refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness, in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any
           ------------------------
Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section 4.12 (other than pursuant to clauses (ii), (iv), (v), (vi), (vii),
(viii),  (ix), (xi) or (xii) of the definition of

Permitted Indebtedness), in each case that does not (a) result in an increase in the aggregate principal amount of Indebtedness or commitment therefor of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (b) create Indebtedness with (1) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (2) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x)
                                                              --------
if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) if such Indebtedness being Refinanced is pari passu with the Notes, then such
                                         ---- -----
Refinancing Indebtedness shall be pari passu or subordinated to the Notes.
                                  ---- -----

          "Registrar" has the meaning provided in Section 2.03.
           ---------

          "Related Business" means a business which is the same, similar or
           ----------------
reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Loan Closing Date.

          "Related Parties" means InterWest Partners V, L.P., InterWest
           ---------------
Investors or any of their affiliated funds, Seaver Kent & Company and Al Bono.

          "Replacement Assets" has the meaning provided in Section 4.16.
           ------------------

          "Representative" means the indenture trustee or other trustee, agent
           --------------
or representative in respect of any Designated Senior Debt; provided that, if
                                                            --------
and for so long as any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt. As of the date first written above, the only representative in respect of Designated Senior Debt is Wells Fargo Bank, National Association, as agent under the Senior Credit Agreement.

          "Restricted Payment" has the meaning provided in Section 4.10.
           ------------------

          "Restricted Subsidiary" of any Person means any Subsidiary of such
           ---------------------
Person which at the time of determination is not an Unrestricted Subsidiary.

          "Revocation" has the meaning provided in Section 4.20.
           ----------

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "S&P" means Standard & Poor's Ratings Service, a division of The
           ---
McGraw Hill Corporation.

          "Sale and Leaseback Transaction" means any direct or indirect
           ------------------------------
arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary at the Original Closing Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

          "SEC" means the Securities and Exchange Commission and any successor
           ---
agency.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor statute or statutes thereto.

          "Senior Credit Agreement" means the Amended and Restated Revolving
           -----------------------
Credit and Term Loan Agreement dated as of August 30, 1996, as amended by First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 13, 1997, Second Amended to Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 18, 1997 and Third Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 11, 1997 among Holdings, the Company, the lenders party thereto in their capacities as lenders thereunder and Wells Fargo Bank, National Association, as administrative lender, together with the related documents thereto (including, without limitation, any guarantee agreements, security agreements, pledge agreements, mortgages and other collateral documents), including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section
            --------
4.12) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

          "Senior Debt" means the principal of, premium, if any, on, interest
           -----------
(including any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, fees under, and, with respect to the Senior Credit Agreement only, all monetary obligations under, any Indebtedness of the Company (other than the Existing Subordinated Notes), whether outstanding on the Loan Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (i) all monetary obligations (including guarantees thereof) of every nature and arising at any time of the Company under the Senior Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (ii) all Interest Swap Obligations (including guarantees thereof) and (iii) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Loan Closing Date or thereafter incurred. Notwithstanding the foregoing, Senior Debt shall not include (a) any Indebtedness of the Company to a Subsidiary of the Company,
(b) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (c) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (d) Indebtedness represented by Disqualified Capital Stock, (e) any liability for federal, state, local or other taxes owed or owing by the Company, (f) any Indebtedness incurred in violation of the provisions set forth under Section 4.12 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (f) if the holder(s) of such obligation or their representative and each Lender shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture) and (g) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

          "Significant Subsidiary" has the meaning set forth in Rule 1.02(w) of
           ----------------------
Regulation S-X under the Securities Act.

          "Solvent" means, with respect to any Person at any time, that (i) the
           -------
fair value of the property of such Person on a going concern basis is greater than the amount of such Person's liabilities (including contingent liabilities), as such value is established and such liabilities are evaluated for purposes of
Section 101(32) of the Federal Bankruptcy Reform Act of 1978 and, in the alternative, for purposes of the Illinois Uniform Fraudulent Transfer Act or any similar state statute applicable to the Company or any of its Subsidiaries; (ii) the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Subsidiary", with respect to any Person, means (i) any corporation of
           ----------
which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time owned, directly or indirectly, by such Person.

          "Surviving Entity" has the meaning provided in Section 5.01.
           ----------------

          "Surviving Parent Entity" has the meaning provided in Section 5.03.
           -----------------------

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
           ---
77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04.

          "TPG" means, collectively, TPG Partners, L.P., TPG Parallel I, L.P.,
           ---
TPG Parallel II, L.P., or any of their affiliated funds, which in all cases shall be managed by TPG Advisors, Inc.

          "Trust Officer" means any officer of the Trustee assigned by the
           -------------
Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Subsidiary" of any Person means any Subsidiary of such
           -----------------------
Person designated as such pursuant to Section 4.20.

          "U.S. Government Obligations" means direct obligations of, and
           ---------------------------
obligations guaranteed by, the United States for the payment of which the full faith and credit of the United States is pledged.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
as at the time of payment shall be legal tender for the payment of public and private debts.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly-Owned Restricted Subsidiary" of any Person means any
           ----------------------------------
Restricted Subsidiary of such Person of which all the outstanding voting securities (other than, in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Restricted Subsidiary of such Person.

          SECTION 1.2.  Incorporation by Reference of TIA.
                        ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder or a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.3.  Rules of Construction.
                        ---------------------

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Loan Closing Date;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular; and

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO


                                   THE NOTES

          SECTION 2.1. Form and Dating.
                       ---------------

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

          The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the parties hereto, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          The Notes shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Registrar as custodian for the Depository,
 -----------
duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar, as custodian for the Depository, as hereinafter provided.

          SECTION 2.2. Execution and Authentication; Aggregate Principal Amount.
                       --------------------------------------------------------

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

          If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate Notes from time to time for issue only in exchange for a like principal amount of Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication. The aggregate principal amount of

Notes outstanding at any time may not exceed $200,000,000 plus the aggregate principal amount of the Existing Subordinated Notes, except as provided in
Section 2.07.

          The Trustee shall not be required to authenticate Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture in a manner which is not reasonably acceptable to the Trustee.

          The Trustee may appoint an authenticating agent (the "Authenticating
                                                                --------------
Agent") reasonably acceptable to the Company to authenticate Notes.  Unless
-----
otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.3.  Registrar and Paying Agent.
                        --------------------------

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where
(a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for
               ---------
payment (the "Paying Agent") and (c) notices and demands to or upon the Company
              ------------
in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent and the term "Registrar" includes any Co-Registrar. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days written notice to the Company and the Trustee; provided that a replacement Paying Agent or Registrar, as the case may be, has been duly appointed and has agreed to act as such, or that the Trustee has assumed the duties of the Paying Agent or the Registrar, as the case may be.

          Upon the occurrence and during the continuance of an Event of Default described in Section 6.01(6) or (7), the Trustee shall, or upon the occurrence and during the continuance of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

          SECTION 2.4.  Paying Agent To Hold Assets in Trust.
                        ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.
Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

          SECTION 2.5.  Noteholder Lists.
                        ----------------

          The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee or any such Paying Agent on or before the third Business Day preceding each Record Date and at such other times as the Trustee or any such Paying Agent may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee or any such Paying Agent.

          SECTION 2.6.  Transfer and Exchange.
                        ---------------------

          Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction are met; provided, however, that the Notes presented or
                          --------  -------
surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.15, 4.16 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

          In the event that the Company delivers to the Trustee a copy of an Officers' Certificate certifying that a registration statement under the Securities Act with respect to the Exchange Offer has been declared effective by the SEC and that the Company has offered registered Notes to the Holders in accordance with the Exchange Offer, the Registrar shall exchange, upon request of any Holder, such Holder's original Notes for registered Notes upon the terms set forth in the Exchange Offer and in accordance with Section 2.06, provided
                                                                     --------
that the original Notes so surrendered for exchange are duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company and the Registrar and duly executed by the Holder thereof or such Holder's attorney who shall be duly authorized in writing to execute such document on behalf of such Holder.

          The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of an interest in any Global Note shall, by acceptance of such interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book-entry system.

          SECTION 2.7.  Replacement Notes.
                        -----------------

          If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee or any authenticating agent of the Trustee shall authenticate a replacement Note if the Registrar's requirements are met. If required by the Registrar or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient, in the judgment of both the Company and the Registrar, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company.

          SECTION 2.8.   Outstanding Notes.
                         -----------------

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by the Registrar, those delivered to the Registrar for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Registrar receives an Opinion of Counsel that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender
---- ----
of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then from and including that date such Notes cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9.   Treasury Notes.
                         --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

          SECTION 2.10.  Temporary Notes.
                         ---------------

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

          SECTION 2.11.  Cancellation.
                         ------------

          The Company at any time may deliver Notes to the Registrar for cancellation. The Paying Agent shall forward to the Registrar any Notes surrendered to it for registration of transfer, exchange, purchase or payment. The Registrar shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Registrar for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Registrar for cancellation pursuant to this Section 2.11.

          SECTION 2.12.  Defaulted Interest.
                         ------------------

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Person who was a Holder as of a recent date selected by the Company, with a copy to the Trustee and the Paying Agent, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          SECTION 2.13.  CUSIP Number.
                         ------------

          The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be
                        --------
made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee and the Registrar of any change in the CUSIP number.

          SECTION 2.14.  Deposit of Moneys.
                         -----------------

          Prior to 11:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

          SECTION 2.15.  Restrictive Legends.
                         -------------------

          EACH GLOBAL NOTE SHALL BEAR THE FOLLOWING LEGEND ON THE FACE THEREOF:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
          ---
EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.

          SECTION 2.16.  Book-Entry Provisions for Global Note.
                         -------------------------------------

          (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Registrar as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

          Members of, or participants in, the Depository ("Agent Members") shall
                                                           -------------
have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Registrar as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee, each Agent and any agent of the Company, the Trustee or any Agent as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, each Agent or any agent of the Company, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the

Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Registrar for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                                 ARTICLE THREE


                                  REDEMPTION

          SECTION 3.1.  Notices to Trustee.
                        ------------------

          If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

          The Company shall give each notice provided for in this Section 3.01 at least 30 days and not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee and the Paying Agent, as evidenced in a writing signed on behalf of the Trustee and the Paying Agent), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

          SECTION 3.2.  Selection of Notes To Be Redeemed.
                        ---------------------------------

          If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable
               --- ----
manner chosen at the discretion of the Trustee; provided, however, that if a
                                                --------  -------
partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, to the extent practical, unless such method is
                  --------
otherwise prohibited. The Company shall promptly notify the Trustee and the Paying Agent in writing of the date of listing and the name of the securities exchange if and when the Notes are listed on a principal national securities exchange. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          SECTION 3.3.  Notice of Redemption.
                        --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense.

          Each notice for redemption shall identify the Notes to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3) the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, and that interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

          SECTION 3.4.  Effect of Notice of Redemption.
                        ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest thereon, if any. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to but excluding the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

          SECTION 3.5.  Deposit of Redemption Price.
                        ---------------------------

          On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on the Redemption Date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest payable through the Redemption Date, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

          SECTION 3.6.  Notes Redeemed in Part.
                        ----------------------

          Upon surrender of a Note that is to be redeemed in part, the Company shall execute and, upon the request of the Company, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                 ARTICLE FOUR


                                   COVENANTS

          SECTION 4.1.  Payment of Notes.
                        ----------------

          The Company shall duly and punctually pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

          The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

          SECTION 4.2.  Maintenance of Office or Agency.
                        -------------------------------

          The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 4.3.  Corporate Existence.
                        -------------------

          Except as otherwise permitted by Article Five and Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 4.4.  Payment of Taxes and Other Claims.
                        ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the
                                               --------  -------
Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.5.  Maintenance of Properties and Insurance.
                        ---------------------------------------

          (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto to actively conduct and carry on its business; provided, however, that nothing in
                                            --------  -------
this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and would not reasonably be expected to have a Material Adverse Effect.

          (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate co-insurance and self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in its industry.

          SECTION 4.6.  Compliance Certificate; Notice of Default.
                        -----------------------------------------

          (a) The Company for itself and on behalf of each Guarantor shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company or such Guarantor, as the case may be, during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate of the Company shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) The Company shall deliver to the Trustee, with 45 days after the end of each of the Company's fiscal quarters, an Officers' Certificate stating that all Restricted Payments made during such fiscal quarter comply with this Indenture and setting forth in appropriate detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements. The Trustee shall have no duty or obligation to recalculate or otherwise verify the accuracy of the calculations set forth in any such Officers' Certificates.

          (c) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.02, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence. The Trustee shall not be deemed to have notice of any Default or Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

          SECTION 4.7.  Compliance with Laws.
                        --------------------

          The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses, and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a Material Adverse Effect.

          SECTION 4.8.  SEC Reports.
                        -----------

          (a) So long as the Notes are outstanding, the Company and each Guarantor (at its own expense) shall file with the SEC and shall file with the Trustee within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company or such Guarantor is subject to the requirements of such Section 13 or 15(d) of the Exchange Act). The Company shall also comply with the provisions of TIA (S) 314(a).

          (b) At the Company's expense, the Company shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders.

          SECTION 4.9.  Waiver of Stay, Extension or Usury Laws.
                        ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.10.  Limitation on Restricted Payments.
                         ---------------------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution

(other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends or distributions payable to the Company) on or in respect of shares of the Capital Stock of the Company to holders of such Capital Stock of the Company, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock of the Company (other than the exchange of such Capital Stock for Qualified Capital Stock of the Company),
(c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any of its Restricted Subsidiaries that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such
                                ------------------
Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Loan Closing Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum, without duplication, of (u) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Loan Closing Date and on or prior to the date the Restricted Payment occurs (the "Reference Date")
                                                         --------------
(treating such period as a single accounting period); plus (v) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Loan Closing Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (w) without duplication of any amounts included in clause
(iii)(v) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from any Person (other than a Subsidiary of the Company) subsequent to the Loan Closing Date and on or prior to the Reference Date; plus (x) without duplication and to the extent not included in the calculation of Consolidated Net Income of the Company, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Loan Closing Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount equal to the fair market value of the Company's interest in such Subsidiary on such date; provided, however, that with respect to all Investments made in any Unrestricted
--------  -------
Subsidiary or joint venture, the sum of clauses (1), (2) and (3) above with respect to such Investment shall not exceed the aggregate amount of all such Investments made subsequent to the Loan Closing Date in such Unrestricted Subsidiary or joint venture; plus (y) the principal amount of any Indebtedness or Disqualified Capital Stock of the Company or any of its Restricted Subsidiaries incurred or issued subsequent to the Loan Closing Date which has been converted into or exchanged for Qualified Capital Stock of the

Company; minus (z) the greater of (1) $0 and (2) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary subsequent to the Loan Closing Date.

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or consummation of any redemption within 60 days after the date of declaration of such dividend or redemption if the dividend or redemption would have been permitted on the date of declaration; (2) so long as no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company or the repayment, retirement, redemption or other acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) so long as no Default or Event of Default shall have occurred and be continuing, payments for the purpose of and in an amount equal to the amount required to permit Holdings to redeem or repurchase shares of its Capital Stock or options in respect thereof from employees or officers of Holdings, the Company or any of their respective Subsidiaries or their estates or authorized representatives upon the death, disability or termination of the employment of such employees or officers or pursuant to repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate employees in an aggregate amount not to exceed $7,000,000 (which amount shall be increased by the amount of any cash proceeds to the Company from (x) sales of its Qualified Capital Stock to management employees subsequent to the Loan Closing Date and
(y) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate; (4) the payment of fees and compensation as permitted under clause (i) of paragraph (b) of Section 4.11; (5) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $100,000 in the aggregate, to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (6) repurchases of Capital Stock of the Company deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; and (7) so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) Holders shall have received a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of the fiscal year ended June 28, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, accompanied by the opinion of Price Waterhouse & Co., which report shall state that such opinion is unqualified, shall express no doubts about the ability of Holdings and its Subsidiaries to continue as a going concern, and shall state that the accompanying financial statements fairly present in all material respects the consolidated financial position of Holdings and its Subsidiaries as at the date indicated and the results of their operations and their cash flow for the period indicated in conformity with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, (iii) Consolidated EBITDA of the Company and its Subsidiaries for the fiscal year ended June 28, 1997 is at least $75,000,000, and (iv) the Trustee shall have received an

Officers' Certificate certifying that Holdings and Company will be Solvent after giving effect to the payment of the proposed dividend and the making of the proposed redemption of the Holdings Preferred Stock, the payment of a dividend not exceeding $38,000,000 to Holdings to be applied to the redemption of the Holdings Preferred Stock. In determining the aggregate amount of Restricted Payments made subsequent to the Closing Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended (to the extent such expenditure is in the form of cash or other property other than Qualified Capital Stock) pursuant to clauses (1), (2) and (3) of this paragraph shall be included in such calculation, provided that such expenditures pursuant to clause
                              --------
(3) shall not be included to the extent of cash proceeds received by the Company from any "key man" life insurance policies and (b) amounts expended pursuant to clauses (4), (5), (6) and (7) shall be excluded from such calculation.

          SECTION 4.11.  Limitation on Transactions with Affiliates.
                         ------------------------------------------

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted
    ---------------------
under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property (excluding for this purpose Qualified Capital Stock of the Company issued to an Affiliate of the Company) with a fair market value of more than $2,000,000 shall be approved by a majority of the Disinterested Directors of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property (excluding for this purpose Qualified Capital Stock of the Company issued to an Affiliate of the Company) with a fair market value of more than $10,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable written opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (b) The foregoing restrictions shall not apply to (i) reasonable fees, compensation and out-of-pocket expenses paid to indemnity provided on behalf of, and benefit plans maintained for, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of

Directors or senior management; (ii) transactions between or among the Company and any of its Wholly-Owned Restricted Subsidiaries or exclusively between or among such Wholly-Owned Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by this Indenture; (iii) Restricted Payments and Permitted Investments permitted by this Indenture; (iv) the issuance of Qualified Capital Stock of the Company or any of its Restricted Subsidiaries to any of their respective Affiliates; (v) the purchase by the Company or any of its Restricted Subsidiaries of any assets from any of their respective Affiliates (previously purchased by such Affiliate) if the amount paid therefor does not exceed the sum of (x) the amount paid by such Affiliate for such asset,
(y) recourse liabilities incurred by such Affiliate in connection with such asset plus (z) cost of funds to such Affiliate in connection with the purchase of such asset; and (vi) transactions described on Schedule 4.11 annexed hereto.
                                                  -------------

          SECTION 4.12.  Limitation on Incurrence of Additional Indebtedness and
                         -------------------------------------------------------
                         Issuance of Disqualified Capital Stock.
                         --------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) or issue any Disqualified Capital Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own any Disqualified Capital Stock of the Company or any Restricted Subsidiary of the Company; provided, however, that
                                                         --------  -------
if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness or the issuance of any such Disqualified Capital Stock, the Company and the Restricted Subsidiaries of the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue Disqualified Capital Stock, in each case if on the date of the incurrence of such Indebtedness or the issuance of such Disqualified Capital Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

          SECTION 4.13.  Limitation on Dividends and Other Payment Restrictions
                         ------------------------------------------------------
                         Affecting Subsidiaries.
                         ----------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to, guarantee the Indebtedness of, or pay any Indebtedness or other obligation owed to, the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or lease governing a leasehold or ownership interest of the Company or any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Loan Closing Date (including, without limitation, the Senior Credit Agreement) to the extent and in the manner such agreements are in effect on the Loan Closing Date; (6) restrictions on transfer of property subject to a Permitted Lien imposed by the holder of such Permitted Lien; (7) other instruments with respect to Indebtedness existing on the Loan Closing Date; (8) the Existing Subordinated Notes; (9) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (6), (7) or (8) above; provided, however,
                                                            --------  -------
that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5),
(6), (7) or (8); or (10) an agreement for the sale or disposition of the assets of the Company or any Restricted Security of the Company prior to consummation of such sale.

          SECTION 4.14.  Prohibition on Incurrence of Senior Subordinated Debt.
                         -----------------------------------------------------

          The Company shall not incur or suffer to exist Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company. No Guarantor shall incur or suffer to exist Indebtedness that is senior in right of payment to the Guarantee of such Guarantor and subordinate in right of payment to any other Indebtedness of such Guarantor. The Existing Subordinated Notes shall rank pari passu with the Notes.

          SECTION 4.15.  Change of Control.
                         -----------------

          (a) Upon the occurrence of a Change of Control, Company shall make the Change of Control Offer, and each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to such Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to but excluding the Change of Control Redemption Date (the "Change of Control Offer").
                                                      -----------------------
Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, Company shall (i) to the extent required under the terms thereof, repay in full and terminate all commitments under Indebtedness under the Senior Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Senior Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Senior Credit Agreement and all other Senior Debt to permit the repurchase of the Notes as provided below. Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described in this Section 4.15. Company's failure to comply with the immediately preceding sentence shall constitute an Event of Default under Section 6.01(3) and not under Section 6.01(2).

          (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), Company shall send, by first
                       ----------------------
class mail, a notice to each Holder, with a copy to the Trustee and each Paying Agent, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials reasonably necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (i)    that the Change of Control Offer is being made pursuant to
     Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

          (ii) the purchase amount (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");
                            ------------------------------

          (iii)  that any Note not tendered will continue to accrue interest;

          (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

          (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender its Note with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the Change of Control Offer prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (vii) that Holders whose Notes are prepaid only in part will be issued new Notes in a principal amount equal to the unprepaid portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

          (viii) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Registrar Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company or, if requested by the Company, the Paying Agent to the Holder thereof.

          Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Paying Agent to the Company.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

          SECTION 4.16.  Limitation on Asset Sales.
                         -------------------------

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by a majority of the Company's Board of Directors); (ii) at least 75% of the consideration (whether or not paid in installments) received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (provided that (A) the amount of any liabilities (as
                          --------
shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (B) notes or other obligations that are promptly converted into cash or Cash Equivalents shall be deemed to be cash for the purposes of this provision) and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset

Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Loan Closing Date or in businesses which are the same, similar or reasonably related thereto ("Replacement Assets"), or (C) a combination of prepayment and investment
  ------------------
permitted by the foregoing clauses (iii)(A) and (iii)(B). Subject to the last sentence of this paragraph, on the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (iii)(A), (iii)(B) or (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of
                   -------------------------------
Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be
                                     -------------------------
applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment
               -----------------                    --------------------------
Date") not less than 30 nor more than 45 days following the applicable Net
----
Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount
                                                   --------
of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase; provided, however, that
                                                        --------  -------
if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $20,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $20,000,000, shall be applied as required pursuant to this paragraph).

          In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article Five, the successor Person shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value (as determined in good faith by a majority of the Company's Board of Directors) of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this
Section 4.16.

          Each Net Proceeds Offer will be mailed to the record Holders by the Company as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee and each Paying Agent, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts
                                         --------
tendered). To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

          (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the second paragraph of subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee and each Paying Agent. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

          (1)  that the Net Proceeds Offer is being made pursuant to Section
     4.16 and that all Notes tendered and not withdrawn will be accepted for payment; provided, however, that if the aggregate principal amount of Notes
              --------  -------
     tendered in a Net Proceeds Offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro
                                                                             ---
     rata basis (with such adjustments as may be deemed appropriate by the
     ----
     Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");
                            ----------------------

          (3)  that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on and after the Proceeds Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

          On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Paying Agent Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any.

          Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue thereof.

          SECTION 4.17.  Limitation on Liens.
                         -------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, whether owned on the Loan Closing Date or acquired after the Loan Closing Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Loan Closing Date to the extent and in the manner such Liens are in effect as of the Loan Closing Date; (B) Liens securing Senior Debt and Liens on assets of Restricted Subsidiaries securing guarantees of Senior Debt; (C) Liens securing the Notes; (D) Liens of the Company or a Wholly-Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such
                                                  --------  -------
Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

          SECTION 4.18.  Limitation on Guarantees by Restricted Subsidiaries.
                         ---------------------------------------------------

          The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary (other than (a) Permitted Indebtedness of a Restricted Subsidiary, (b) Indebtedness under Currency Agreements incurred in reliance on clause (v) of the definition of Permitted Indebtedness, or (c) Interest Swap Obligations incurred in reliance on clause (iv) of the definition of Permitted Indebtedness), unless, in any such case (a) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary (a "Guarantee") substantially similar to
                                            ---------
the Guarantee contained in Article Eleven and (b) (x) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to such Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture, and (y) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to such Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture.

          Each Guarantee of a Restricted Subsidiary will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by a Restricted Subsidiary without rendering such Guarantee, as it relates to such Restricted Subsidiary, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or other similar laws affecting the rights of creditors generally; provided that in the event that such Guarantee is subordinated in right of payment to a guaranty constituting Guarantor Senior Debt containing a comparable limitation, such limitation in such other guaranty shall not be given effect in calculating the limitation on the amount of the Guarantee made to this Section 4.18. In addition, such Guarantee shall contain appropriate provisions relating to contribution among all Restricted Subsidiaries executing Guarantees.

          Notwithstanding the foregoing, any such Guarantee of the Notes by a Restricted Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that
                                                                --------
(a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed; or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

          SECTION 4.19.  Conduct of Business.
                         -------------------

          The Company and its Restricted Subsidiaries will not engage in any businesses other than a Related Business.

          SECTION 4.20.  Designation of Unrestricted Subsidiaries.
                         ----------------------------------------

          (a) The Company may designate after the Loan Closing Date any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a
                   -----------------------
"Designation") only if:
 -----------

               (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

               (ii) at the time of and after giving effect to such Designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.12; and

               (iii) The Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 4.10(d) in an amount (the "Designation Amount") equal to the fair market value of Company's
           ------------------
     interest in such Subsidiary on such date.

          Neither the Company nor any Restricted Subsidiary shall at any time
(x) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

          (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:
                            ----------

               (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

               (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

               (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary and will continue after the time of such Revocation would be permitted by Section 4.11 as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

          All Designations and Revocations must be evidenced by a Board Resolution of the Company certifying compliance with the foregoing provisions.

          Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with paragraph (a) above shall upon such Designation be released and discharged of its Guarantee Obligations in respect of this Indenture.

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

          SECTION 5.1.  Merger, Consolidation and Sale of Assets.
                        ----------------------------------------

          (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), to any Person, whether as an entirety or substantially as an entirety, unless:

          (1) either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x)
                                                     ----------------
     shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and

     Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

          (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

          (4) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 5.2.  Successor Corporation Substituted.
                        ---------------------------------

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

          SECTION 5.3.  Merger, Consolidation and Sale of Assets of Guarantor.
                        -----------------------------------------------------

          (a) No Guarantor shall, in a single transaction or a series of related transactions, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of such Guarantor's assets (determined on a consolidated basis for such Guarantor and its Subsidiaries), whether as an entirety or substantially as an entirety, unless:

          (1) either (A) such Guarantor shall be the surviving or continuing corporation or (B) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Guarantor and its Subsidiaries substantially as an entirety (the "Surviving Parent Entity") (x) shall be a
                                        -----------------------
     corporation or other entity organized or formed and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, obligations of such Guarantor of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of this Indenture to be performed or observed by such Guarantor;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), such Guarantor or such Surviving Parent Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

          (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

          (4) Such Guarantor or the Surviving Parent Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of any Guarantor, the Capital Stock of which constitutes all or substantially all of the properties and assets of such Guarantor, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Guarantor.

          SECTION 5.4.  Successor Corporation Substituted for Guarantor.
                        -----------------------------------------------

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of any Guarantor in accordance with the foregoing, in which such

Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such surviving entity had been named as such.

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

          SECTION 6.1.  Events of Default.
                        -----------------

          An "Event of Default" occurs if:

          (1) the Company fails to pay interest on any Notes when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten of this Indenture); or

          (2) the Company fails to pay the principal of or premium, if any, on any Notes when such principal or premium becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Ten); or

          (3) the Company or any Guarantor defaults in the observance or performance of any other covenant or agreement contained in this Indenture or the Guarantee and which default continues for a period of 30 days after written notice specifying the default (and demanding that such default be remedied) is received by the Company from the Trustee or by the Company and the Trustee from the Holders of at least 25% of the outstanding principal amount of the Notes; or

          (4) the Company fails to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Senior Debt for borrowed money of the Company or any Restricted Subsidiary of the Company, and such failure continues for a period of 5 Business Days or more, or the acceleration of the final stated maturity of any such Senior Debt (which acceleration is not rescinded, annulled or otherwise cured within 5 Business Days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Senior Debt, together with the principal amount of any other Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company in default for failure to pay principal at final stated maturity or which has been accelerated, and in the case of any such Senior Debt the 5 Business Day-period described above has passed, aggregates $10,000,000 or more at any time; or the Company fails to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any other Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such other Indebtedness if the aggregate principal amount of such other Indebtedness, together with the principal amount of any other Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company in default for failure to pay principal at final stated maturity or which has been accelerated, and in the case of any such Senior Debt the 5 Business Day-period described above has passed, aggregates $10,000,000 or more at any time;

          (5) one or more judgments for the payment of money in an aggregate amount of $5,000,000 or more in excess of the amount covered by independent third party insurance to the extent the insurer does not dispute coverage shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; or

          (6) the Company or any Significant Subsidiary of the Company (a) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (b) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (c) consents to the appointment of a Custodian of it or for substantially all of its property, (d) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (e) makes a general assignment for the benefit of its creditors, or (f) takes any corporate action to authorize or effect any of the foregoing; or

          (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (b) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (c) order the winding up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (8) the failure of the Guarantee to be in full force and effect (except as contemplated by the terms thereof) with respect to any Guarantor or the denial or disaffirmation of its Guarantee Obligations by any Guarantor.

          SECTION 6.2.  Acceleration.
                        ------------

          (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and
 -------------------
payable or (ii) if there are any amounts outstanding under the Senior Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Agreement or five Business Days after receipt by the Company and the Representative under the Senior Credit Agreement of such Acceleration Notice, but only if such Event of Default is then continuing. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable.

          (b) If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing with respect to the Company, all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          (c) At any time after the delivery of an Acceleration Notice with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and any other amounts due the Trustee under Section 7.07 and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture and its consequences, except a default in the payment of the principal of or interest on any Notes.

          SECTION 6.3.  Other Remedies.
                        --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.4.  Waiver of Past Defaults.
                        -----------------------

          Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

          SECTION 6.5.  Control by Majority.
                        -------------------

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee
--------
which is not inconsistent with such direction; and provided further that this
                                                   -------- -------
provision shall not affect the rights of the Trustee set forth in Section
7.01(d).

          SECTION 6.6.  Limitation on Suits.
                        -------------------

          A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holders offer to the Trustee indemnity in its sole discretion satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

          (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

          (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          SECTION 6.7.  Rights of Holders To Receive Payment.
                        ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.8.  Collection Suit by Trustee.
                        --------------------------

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.9.  Trustee May File Proofs of Claim.
                        --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable expenses and disbursements of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable expenses and disbursements of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section
7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10.  Priorities.
                         ----------

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11.  Undertaking for Costs.
                         ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                 ARTICLE SEVEN

                                    TRUSTEE

          SECTION 7.1.  Duties of Trustee.
                        -----------------

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of a Default or an Event of
Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.2.  Rights of Trustee.
                        -----------------

          Subject to Section 7.01:

          (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          SECTION 7.3.  Individual Rights of Trustee.
                        ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.4.  Trustee's Disclaimer.
                        --------------------

          The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

          SECTION 7.5.  Notice of Default.
                        -----------------

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold such notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

          SECTION 7.6.  Reports by Trustee to Holders.
                        -----------------------------

          Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b), (c) and (d).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA (S) 313(d).

          SECTION 7.7.  Compensation and Indemnity.
                        --------------------------

          The Company shall pay to the Trustee and each Agent from time to time reasonable compensation for their respective services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's and such Agent's agents, consultants and counsel.

          The Company shall indemnify the Trustee and each Agent and their respective agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee and each Agent shall notify the Company promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. At the Company's sole discretion, the Company shall defend the claim and the Trustee or such Agent, as the case may be, shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by
         --------
the Trustee or such Agent, as the case may be, unless such settlement provides for a full release of the Trustee or such Agent, as the case may be. The Company need not pay for any settlement made by the Trustee or such Agent without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct or after it has assumed the defense of the Trustee or the Agent in such matter.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) shall have occurred, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not
                                         --------  -------
affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

          The Company's obligations under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article Eight or other termination of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          SECTION 7.8.  Replacement of Trustee.
                        ----------------------

          The Trustee may resign by giving the Company 30 days' prior written
notice.   The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by giving the Company and the Trustee 30 days' prior written notice and may appoint a successor Trustee reasonably acceptable to the Company. The Company may remove the Trustee with or without cause by giving the Trustee and the Holders 30 days' prior written notice.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9.  Successor Trustee by Merger, Etc.
                        ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such
                                                        --------
corporation shall be otherwise qualified and eligible under this Article Seven.

          SECTION 7.10.  Eligibility; Disqualification.
                         -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation
            --------  -------
of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company, as obligor of the Notes.

          SECTION 7.11.  Preferential Collection of Claims Against Company.
                         -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall apply to the Company, as obligor on the Notes.

                                 ARTICLE EIGHT

                      DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.1.   Termination of the Company's Obligations.
                         ----------------------------------------

          The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Registrar for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and each Paying Agent and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or
     (ii) all Notes have otherwise become due and payable hereunder;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided that
                                                                  --------
     the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes and; provided, further, that from and after the time
                               --------  -------
     of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

          (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

          (d) the Company shall have paid all other sums payable by it hereunder; and

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Senior Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

             Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

             After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

          SECTION 8.2.  Legal Defeasance and Covenant Defeasance.
                        ----------------------------------------

          (a) The Company may, at its option by Board Resolution, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

          (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means
               ----------------
that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

          (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from its obligations under the covenants contained in Sections 4.05, 4.07 and 4.10 through 4.20 and Article Five with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not
 -------------------
"outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, Sections 6.01(3), 6.01(4) and 6.01(5) shall not constitute Events of Default.

          SECTION 8.3.  Conditions to Legal Defeasance or Covenant Defeasance.
                        -----------------------------------------------------

             The following shall be the conditions to the application of either
   Section 8.02(b) or 8.02(c) to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations which, through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any scheduled payment on the Notes, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest on the Notes; provided that the Trustee shall have
                                            --------
     received an irrevocable written order from the Company instructing the Trustee to apply or cause the Paying Agent to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

          (b) in the case of an election under Section 8.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.02(c), the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(6) and 6.01(7) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Debt, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

          SECTION 8.4.  Application of Trust Money.
                        --------------------------

             The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the proceeds from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

             The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

             Anything in this Article Eight to the contrary notwithstanding, the Trustee shall, or shall request the Paying Agent to, deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or
   U. S. Government Obligations held by
   it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 8.5.  Repayment to the Company.
                        ------------------------

             Subject to Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect thereto. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make
   --------
   any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person to whom such Holders may look.

          SECTION 8.6.  Reinstatement.
                        -------------

             If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company
                                                 --------
   has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.1.  Without Consent of Holders.
                        --------------------------

             The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

          (1) to cure any ambiguity herein, or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof or to add any other provisions with respect to matters or questions arising under this Indenture; provided that such actions shall not adversely affect
                           --------
     the interests of the Holders in any material respect;

          (2) to comply with Article Five;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (5) to make any change that would provide any additional benefit or rights to the Holders;

          (6) to provide for issuance of the Notes;

          (7) to add a Guarantor pursuant to Section 4.18; or

          (8) to make any other change that does not, in the good faith judgment of the Trustee, adversely affect in any material respect the rights of any Holders hereunder.

          In addition, without the consent of the Holders, the Company and the Trustee may amend this Indenture to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under this Indenture as permitted by Article Five, to add further Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company by this Indenture or the Notes.

          SECTION 9.2.  With Consent of Holders.
                        -----------------------

             Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, upon receipt of the written consent of the Holder or Holders of at least a majority of the aggregate outstanding principal amount of the Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate outstanding principal amount of the Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. Notwithstanding the forgoing, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

          (4) make any Notes payable in a currency other than that stated in the Notes;

          (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default, other than ones with respect to the payment of principal of or interest on the Notes;

          (6) amend, modify, change or waive any provision of this Section 9.02;

          (7) amend, modify or change in any material respect the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer in respect of any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated; or

          (8) modify Articles Ten or Twelve or the definitions used in Articles Ten or Twelve to adversely affect the Holders of the Notes in any material respect.

             It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

             After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.3.  Effect on Senior Debt.
                        ---------------------

             No amendment of this Indenture shall adversely affect the rights of any holder of Senior Debt under Article Ten of this Indenture, without the consent of such holder.

          SECTION 9.4.  Compliance with TIA.
                        -------------------

             Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.5.  Revocation and Effect of Consents.
                        ---------------------------------

             Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

             The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

             After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
   (1) through (8) of Section 9.02, in which case the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver
                                              --------
   shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

          SECTION 9.6.  Notation on or Exchange of Notes.
                        --------------------------------

             If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

          SECTION 9.7.  Trustee To Sign Amendments, Etc.
                        --------------------------------

             The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but
                                             --------
   shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each complying with Section 13.04 and 13.05 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

          SECTION 9.8.  Effect of Supplemental Indentures.
                        ---------------------------------

             Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                  ARTICLE TEN

                                 SUBORDINATION

          SECTION 10.1.  Notes Subordinated to Senior Debt.
                         ---------------------------------

             The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations under the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, each holder of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

          SECTION 10.2.  No Payment on Notes in Certain Circumstances.
                         --------------------------------------------

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration, acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees, costs or other amounts with respect to, any Senior Debt, no payment of any kind or character shall be made by, or on behalf of, the Company or any other Person (including any Guarantor) on its or their behalf with respect to any Obligations under the Notes, or to acquire any of the Notes for cash or property or otherwise, and the Holders of the Notes may not accept or receive (in cash, property, stock or obligations or by set off, exercise of contractual or statutory rights or otherwise) from the Company, any Guarantor or any other Person any payment of any kind on account of the Obligations under the Notes. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee and each Paying Agent (a "Default Notice"), then, unless and until all events of default have been cured
 --------------
or waived or have ceased to exist or the Trustee and each Paying Agent receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), neither
                                                     ---------------
the Company nor any other Person (including any Guarantor) on its behalf shall
(x) make any payment of any kind or character (including in cash, property, stock or other obligations) with respect to any Obligations under the Notes (other than payment of amounts already deposited in accordance with the defeasance provisions of this Indenture) or (y) acquire (whether by setoff, exercise of contractual or statutory rights or otherwise) any of the Notes for cash, property, stock or other obligations, and the Holders of the Notes may not accept or receive (in cash, property, stock or obligations or by setoff, exercise of contractual or statutory rights or otherwise) from the Company, any Guarantor or any other Person any payment of any kind on account of the Obligations under the Notes. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the Default Notice was delivered to the Trustee and each Paying Agent and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt and which was set forth in a written notice from the Company to the holders or Representative of such Designated Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, any Paying Agent or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall promptly be paid over or delivered to (in the form received without any setoff, counterclaim or other claim), the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee and each Paying Agent shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of

Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee or any Paying Agent shall be paid to the holders of Senior Debt.

          (c) Notwithstanding anything herein to the contrary, so long as any amounts are outstanding under the Senior Credit Agreement, any Default Notice delivered by the Representative of any Designated Senior Debt pursuant to
Section 13.2(a) shall be delivered only at the direction of the lender or lenders authorized to exercise remedies under the Senior Credit Agreement. The Trustee shall be entitled to rely, and shall be fully protected in relying, upon any such Default Notice believed by it to be genuine and correct and to have been sent by such Representative.

          (d) Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due
           --------
shall first be paid in full in cash before the Holders are entitled to receive any payment of any kind or character with respect to Obligations under the Notes.

          SECTION 10.3.  Payment Over of Proceeds upon Dissolution, Etc.
                         -----------------------------------------------

          (a) Upon any payment or distribution of assets of the Company (or any Guarantor) of any kind or character, whether in cash, property or securities, to creditors, upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company (or any Guarantor) or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company (or any Guarantor) or its property, whether voluntary or involuntary, all Senior Debt shall first be paid in full in cash before any payment or distribution (including by setoff) of any kind or character (including in cash, property, stock or other obligations), is made by or on behalf of the Company or any other Person (including any Guarantor) on account of any Obligations under the Notes, or for the acquisition (whether by setoff, exercise of contractual or statutory rights or otherwise) of any of the Notes for cash, property, stock or other obligations, and the Holders of the Notes may not accept or receive (in cash, property, stock or obligations or by setoff, exercise of contractual or statutory rights or otherwise) from the Company, any Guarantor or any other Person any payment of any kind on account of the Obligations under the Notes. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

          (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03(c), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (d) The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five.

          SECTION 10.4.  Payments May Be Paid Prior to Dissolution.
                         -----------------------------------------

          Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time in respect of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee or any Paying Agent that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee or such Paying Agent, as the case may be, of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer or officers of the Paying Agent, as the case may be, shall have actually received the written notice provided for in the second sentence of Section 10.02(a) or in Section 10.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a) and Section 10.03). The Company shall give prompt written notice to the Trustee and each Paying Agent of any dissolution, winding up, liquidation or reorganization of the Company.

          SECTION 10.5.  Subrogation.
                         -----------

          Subject to the payment in full in cash of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

          SECTION 10.6.  Obligations of the Company Unconditional.
                         ----------------------------------------

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          SECTION 10.7.  Notice to Trustee and Paying Agents.
                         -----------------------------------

          The Company shall give prompt written notice to the Trustee and each Paying Agent of any fact known to the Company which would prohibit the making of any payment to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received a Default Notice from the Representative of any Designated Senior Debt, together with proof satisfactory to the Trustee or such Paying Agent, as the case may be, of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such Default Notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

          In the event that the Trustee or any Paying Agent determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee or such Paying Agent, as the case may be, may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Paying Agent, as the case may be, as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee or such Paying Agent, as the case may be, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 10.8.  Reliance on Judicial Order or Certificate of
                         --------------------------------------------
                         Liquidating Agent.
                         -----------------

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven, each Paying Agent and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

          SECTION 10.9.  Trustee's Relation to Senior Debt.
                         ---------------------------------

          The Trustee, each Agent and any agent of the Company, of the Trustee or any Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee, any Agent or any such agent of any of its rights as such a holder.

          With respect to the holders of Senior Debt, the Trustee and each Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior

Debt shall be read into this Indenture against the Trustee or any Agent. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Senior Debt.

          Whenever a distribution is to be made or a notice is to be given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representatives, if any.

          SECTION 10.10.  Subordination Rights Not Impaired by Acts or Omissions
                          ------------------------------------------------------
                          of the Company or Holders of Senior Debt.
                          ----------------------------------------

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, refinance to the extent permitted by this Indenture or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company, any Guarantor and any other Person.

          SECTION 10.11.  Noteholders Authorize Trustee and Paying Agent To
                          -------------------------------------------------
                          Effectuate Subordination of Notes.
                          ---------------------------------

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee and each Paying Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee and each Paying Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representatives to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 10.12.  This Article Ten Not To Prevent Events of Default.
                          -------------------------------------------------

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

          SECTION 10.13.  Trustee's Compensation Not Prejudiced.
                          -------------------------------------

          Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                ARTICLE ELEVEN

                     GUARANTEE OF RESTRICTED SUBSIDIARIES

          SECTION 11.1.   Unconditional Guarantee.
                          -----------------------

          The Guarantors hereby jointly and severally unconditionally guarantee (such guarantee to be referred to herein as the "Guarantee") to each Holder of a
                                                 ---------
Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns on behalf of such Holder, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance with might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in the Guarantee. If any Noteholder, the Trustee or any Paying Agent is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Paying Agent or Noteholder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may, to the extent permitted by applicable law, be accelerated as provided in Article Six for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

          Anything to the contrary notwithstanding, the obligations of each Guarantor under the Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or other similar laws affecting the rights of creditors generally.

          SECTION 11.2.  Subordination of Guarantee.
                         --------------------------

          The obligations of each Guarantor to the Holders of the Notes and to the Trustee on behalf of the Holders pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Article Twelve.

          SECTION 11.3.  Severability.
                         ------------

          In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.4.  Release of Guarantee.
                         --------------------

          Upon (i) the release by the lenders under the Senior Credit Agreement and future refinancings thereof of all guarantees of any Guarantor relating to such Indebtedness, or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of any Guarantor

(or all or substantially all of its assets) to an entity which is not a Restricted Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder; provided, however, that any such release shall occur only
                       --------  -------
to the extent that all obligations of such Guarantor under all of its guarantees of such Indebtedness of the Company shall also be released upon such release, sale or disposition.

          The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04.

          SECTION 11.5.  Waiver of Subrogation.
                         ---------------------

          Until payment in full is made of the Notes and all other obligations of the Company to the Holders or the Trustee on behalf of the Holders hereunder and under the Notes, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Such Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

          SECTION 11.6.  Execution of Guarantee.
                         ----------------------

          To evidence its guarantee to the Noteholders set forth in this Article Eleven, each Guarantor hereby agrees to execute the Guarantee in substantially the form included in Exhibit A, which shall be endorsed on such Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of each Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such Officer of such Guarantor.

          SECTION 11.7.  Waiver of Stay, Extension or Usury Laws.
                         ---------------------------------------

          Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 11.8.  Contribution.
                         ------------

          Each Guarantor under the Guarantee together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and
                               -----------------------
equitable manner, their obligations arising under the Guarantee. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under the Guarantee (a "Funding Guarantor") that exceeds its Fair Share as of
                        -----------------
such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a
                                        ----------
Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or
                             ---------- --
distributed on or before such date by all Funding Guarantors under the Guarantee in respect of the obligations guarantied. "Fair Share Shortfall" means, with
                                            --------------------
respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with
                                           -----------------------
respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under the Guarantee determined as of such date in accordance with Section 11.01; provided
                                                                       --------
that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this Section

11.08, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments"
                                                       ------------------
means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of the Guarantee (including, without limitation, in respect of this Section 11.08) minus (ii) the aggregate amount of all payments received on or before such date
-----
by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 11.08. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 11.08 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

          SECTION 11.9.  Subordination of Other Obligations.
                         ----------------------------------

          Any Indebtedness of the Company now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantee Obligations. In addition, the Company and each Guarantor hereby agree that any payment by such Guarantor under the Guarantee shall result in a pro tanto reduction of the
                                                --- -----
amount of any intercompany Indebtedness owed by such Guarantor to the Company.

                                ARTICLE TWELVE

                          SUBORDINATION OF GUARANTEE

          SECTION 12.1.  Guarantee Obligations Subordinated to Guarantor Senior
                         ------------------------------------------------------
                         Debt of Guarantors.
                         ------------------

          Each Guarantor covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that any payment of obligations by such Guarantor in respect of its Guarantee (its "Guarantee
                                                                ---------
Obligations") shall be made subject to the provisions of this Article Twelve,
-----------
and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Guarantee Obligations by each Guarantor shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of the Guarantor Senior Debt of such Guarantor, that the subordination is for the benefit of, and shall be enforceable directly by, each holder of Guarantor Senior Debt of such Guarantor, and that each holder of Guarantor Senior Debt of such Guarantor whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt of such Guarantor in reliance upon the covenants and provisions contained in this Indenture and the Notes.

          SECTION 12.2.  No Payment on Notes in Certain Circumstances.
                         --------------------------------------------

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration, acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees, costs or other amounts with respect to, any Guarantor Senior Debt of any Guarantor, no payment of any kind or character shall be made by, or on behalf of, such Guarantor, or any other Person (including the Company) on its or their behalf with respect to any Guarantee Obligations, or to acquire any of the Notes for cash or property or otherwise, and the Holders of the Notes may not accept or receive (in cash, property, stock or obligations or by setoff, exercise of contractual or statutory rights or otherwise) from the Company, any Guarantor or any other Person any payment of any kind on account of the Guarantee Obligations. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee and each Paying Agent (a "Guarantor Default Notice"), then, unless
                                      ------------------------
and until all events of default have been cured or waived or have ceased to exist or the Trustee and each Paying Agent receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Guarantor Blockage Period (as defined below), during the 179 days after the delivery of such Guarantor Default Notice (the "Guarantor Blockage Period"), no
                                                -------------------------
Guarantor nor any other Person (including the Company) on its behalf shall (x) make any payment of any kind or character (including in cash, property, stock or obligations) with respect to any Guarantee Obligations or (y) acquire (whether by setoff, exercise of contractual or statutory rights or otherwise) any of the Notes for cash, property, stock or other obligations, and the Holders of the Notes may not accept or receive (in cash, property, stock, or obligations or by setoff, exercise of contractual or statutory rights or otherwise) from the Company, any Guarantor or any other Person any payment of any kind on account of the Guarantee Obligations. Notwithstanding anything herein to the contrary, in no event will a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Default Notice was delivered to the Trustee and the Paying Agent and only one such Guarantor Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Guarantor Blockage Period with respect to the Designated Senior Debt and which was set forth in a written notice from the Company to the holders or Representative of such Designated Senior Debt shall be, or be made, the basis for the commencement of a second Guarantor Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, any Paying Agent or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall promptly be paid over or delivered to (in the form received and without any setoff, counterclaim or other claim), the holders of Guarantor Senior Debt of the applicable Guarantor (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt of such Guarantor held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee and each Paying Agent shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt of such Guarantor, if any, received from the holders of such Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Guarantors and only amounts included in the information provided to the Trustee and each Paying Agent shall be paid to the holders of Guarantor Senior Debt of each Guarantor.

          (c) Notwithstanding anything herein to the contrary, so long as any amounts are outstanding under the Senior Credit Agreement, any Default Notice delivered by the Representative of any Designated Senior Debt pursuant to
Section 13.2(a) shall be delivered only at the direction of the lender or lenders authorized to exercise remedies under the Senior Credit Agreement. The Trustee shall be entitled to rely, and shall be fully protected in relying, upon any such Default Notice believed by it to be genuine and correct and to have been sent by such Representative.

          (d) Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Guarantor Senior Debt of each Guarantor
                    --------
thereafter due or declared to be due shall first be paid in full in cash before the Holders are entitled to receive any payment of any kind or character with respect to the Guarantee Obligations.

          SECTION 12.3.  Payment Over of Proceeds upon Dissolution, Etc.
                         -----------------------------------------------

          (a) Upon any payment or distribution of assets of any Guarantor (or the Company) of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor (or the Company) or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor (or the Company) or its property, whether voluntary or involuntary, all Guarantor Senior Debt of such Guarantor shall first be paid in full in cash before any payment or distribution (including by setoff) of any kind or character (including in cash, property, stock or other obligations) is made by or on behalf of such Guarantor or any other Person (including the Company) on account of any Guarantee Obligations, or for the acquisition (whether by setoff, exercise of contractual or statutory rights or otherwise) of any of the Notes for cash, property, stock or other obligations, and the Holders of the Notes may not accept or receive (in cash, property, stock or obligations or by setoff, exercise of contractual or statutory rights or otherwise) from the Company, any Guarantor or any other Person any payment of any kind on account of the Guarantee Obligations. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt of such Guarantor held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt of such Guarantor remaining unpaid until all such Guarantor Senior Debt of such Guarantor has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt of such Guarantor.

          (b) To the extent any payment of Guarantor Senior Debt of any Guarantor (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt of such Guarantor or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 12.03(c), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt of such Guarantor held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt of such Guarantor remaining unpaid until all such Guarantor Senior Debt of such Guarantor has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt of such Guarantor.

          (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another Person or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five and as long as permitted under the terms of the Guarantor Senior Debt of any Guarantor shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume such Guarantor's obligations hereunder in accordance with Article Five.

          SECTION 12.4.  Payments May Be Paid Prior to Dissolution.
                         -----------------------------------------

          Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) any Guarantor except under the conditions described in Sections 12.02 and 12.03, from making payments at any time in respect of Guarantee Obligations, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee or any Paying Agent that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee or such Paying Agent, as the case may be, of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, Guarantee Obligations to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer or officer of the Paying Agent, as the case may be, shall have actually received the written notice provided for in the second sentence of Section 12.02(a) or in Section 12.07 (provided that, notwithstanding the foregoing, such application shall otherwise
 --------
be subject to the provisions of the first sentence of Section 12.02(a) and
Section 12.03). Each Guarantor shall give prompt written notice to the Trustee and each Paying Agent of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

          SECTION 12.5.  Subrogation.
                         -----------

          Subject to the payment in full in cash of all Guarantor Senior Debt of any Guarantor, the Holders of the Guarantee Obligations shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to the Guarantor Senior Debt of such Guarantor until the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Debt of any Guarantor by or on behalf of such Guarantor or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders of the Guarantee Obligations, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt of such Guarantor, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Guarantee Obligations, on the one hand, and the holders of the Guarantor Senior Debt of each Guarantor, on the other hand.

          SECTION 12.6.  Obligations of Guarantors Unconditional.
                         ---------------------------------------

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among any Guarantor, its creditors other than the holders of Guarantor Senior Debt of such Guarantor, and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to pay the Guarantee Obligations to the Holders as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor other than the holders of the Guarantor Senior Debt of such Guarantor, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

          SECTION 12.7.  Notice to Trustee and Paying Agents.
                         -----------------------------------

          Each Guarantor shall give prompt written notice to the Trustee and each Paying Agent of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee or any Paying Agent in respect of the Guarantee Obligations pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt of such Guarantor or of any other facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received a Guarantor Default Notice from the Representative of any Designated Senior Debt, together with proof satisfactory to the Trustee or such Paying Agent, as the case may be, of such holding of Guarantor Senior Debt of such Guarantor or of the authority of such Representative, and, prior to the receipt of any such Guarantor Default Notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

          In the event that the Trustee or any Paying Agent determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt of any Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee or such Paying Agent, as the case may be, may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Paying Agent, as the case may be, as to the amounts of Guarantor Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee or such Paying Agent, as the case may be, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 12.8.  Reliance on Judicial Order or Certificate of
                         --------------------------------------------
                         Liquidating Agent.
                         -----------------

          Upon any payment or distribution of assets of any Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven, such Paying Agent and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt of such Guarantor and other Indebtedness of such Guarantor or the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

          SECTION 12.9.  Trustee's Relation to Guarantor Senior Debt of
                         ----------------------------------------------
                         Guarantors.
                         ----------

          The Trustee, each Agent and any agent of any Guarantor, of the Trustee or any Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt of any Guarantor which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt of such Guarantor and nothing in this Indenture shall deprive the Trustee, any Agent or any such agent of any of its rights as such a holder.

          With respect to the holders of Guarantor Senior Debt of any Guarantor, the Trustee and each Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt of such Guarantor shall be read into this Indenture against the Trustee. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt of any Guarantor.

          Whenever a distribution is to be made or a notice is to be given to holders or owners of Guarantor Senior Debt of any Guarantor, the distribution may be made and the notice may be given to their Representatives, if any.

          SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions
                         ------------------------------------------------------
                         of Guarantor or Holders of Guarantor Senior Debt.
                         ------------------------------------------------

          No right of any present or future holders of any Guarantor Senior Debt of any Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any

Guarantor or the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of the Guarantor Senior Debt of any Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, refinance to the extent permitted by this Indenture or alter, Guarantor Senior Debt of any Guarantor, or otherwise amend or supplement in any manner Guarantor Senior Debt of any Guarantor, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt of any Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt of any Guarantor;
(iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt of any Guarantor; and (iv) exercise or refrain from exercising any rights against Guarantor, the Company and any other Person.

          SECTION 12.11. Noteholders Authorize Trustee and Paying Agent To
                         -------------------------------------------------
                         Effectuate Subordination of Notes.
                         ---------------------------------

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee and each Paying Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt of any Guarantor and the Holders of Notes, the subordination provided in this Article Twelve, and appoints the Trustee and each Paying Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt of any Guarantor or their Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt of any Guarantor or their Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt of any

Guarantor or their Representatives to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 12.12. This Article Twelve Not To Prevent Events of Default.
                         ----------------------------------------------------

          The failure to make a payment on account of Guarantee Obligations by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

          SECTION 13.1.  TIA Controls.
                         ------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 13.2.  Notices.
                         -------

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

             if to the Company:

             Favorite Brands International, Inc.

             Attn:

             Telephone No.:
             Facsimile No.:

             with a copy to:


             if to the Trustee:

             Attn:
             Telephone No.:
             Facsimile No.:

             if to the Paying Agent or Registrar:

             Attn:
             Telephone No.:
             Facsimile No.:

          Each of the Company, each Guarantor, the Trustee and the Paying Agent by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, any Guarantor, the Trustee and the Paying Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          In the event any additional Guarantors are added pursuant to Section 4.18, this Section 13.02 shall be supplemented to provide for delivery of any notices or communications described herein to each such Guarantor.

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.3.  Communications by Holders with Other Holders.
                         --------------------------------------------

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
(S) 312(c).

          SECTION 13.4.  Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

          SECTION 13.5.  Statements Required in Certificate or Opinion.
                         ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

          (2) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is reasonably necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (3) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

          SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar.
                         -----------------------------------------

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. Each of the Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 13.7.  Legal Holidays.
                         --------------

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 13.8.  Governing Law.
                         -------------

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW

YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

          SECTION 13.9.  No Adverse Interpretation of Other Agreements.
                         ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 13.10. No Recourse Against Others.
                         --------------------------

          A director, officer, employee, stockholder or incorporator, as such, of the Company, any Guarantor or of the Trustee shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 13.11. Successors.
                         ----------

          All agreements of the Company and Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 13.12. Duplicate Originals.
                         -------------------

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

          SECTION 13.13. Severability.
                         ------------

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              Issuer:

                              FAVORITE BRANDS INTERNATIONAL, INC.

                              By:___________________________________________
                                 Name:
                                 Title:


                              Guarantors:


                              By:___________________________________________
                                 Name:
                                 Title:


                              By:___________________________________________
                                 Name:
                                 Title:


                              By:___________________________________________
                                 Name:
                                 Title:


                              By:___________________________________________
                                 Name:
                                 Title:

                              By:___________________________________________
                                 Name:
                                 Title:


                              By:___________________________________________
                                 Name:
                                 Title:

                              Trustee:

                              [TRUSTEE],
                                as Trustee

                              By:___________________________________________
                                 Name:
                                 Title:

                              ACKNOWLEDGED AND AGREED:

                              [PAYING AGENT],
                              as Registrar, Paying Agent and Authenticating
                              Agent

                              By:___________________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT A
                                                                       ---------
                                                                   CUSIP No.:

FAVORITE BRANDS INTERNATIONAL, INC.

SENIOR SUBORDINATED NOTE DUE 2007

No.                                                                        $

          FAVORITE BRANDS INTERNATIONAL, INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to _____________________ or registered assigns, the principal sum of _______ Dollars, on August 20, 2007.

          Interest Payment Dates: February 20 and August 20,
          Record Dates: February 20 and August 20

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                              FAVORITE BRANDS INTERNATIONAL, INC.

                              By:_____________________________________
                                 Name:
                                 Title:

                              By:_____________________________________
                                 Name:
Dated:                           Title:

Certificate of Authentication

          This is one of the Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

[TRUSTEE], or                 [TRUSTEE],
 as Trustee                   as Trustee

By:______________
  Authorized Signatory        By: [AUTHENTICATING AGENT],
                                    as Authenticating Agent

                              By:_____________________________________
                                    Authorized Signatory

                             (REVERSE OF SECURITY)

                       SENIOR SUBORDINATED NOTE DUE 2007

          1.  Interest.  FAVORITE BRANDS INTERNATIONAL, INC., a Delaware
              --------
corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above plus, in the event that this Note is issued prior to October 1, 1998, 100 basis points from and after October 1, 1998 if the Company fails to obtain the Minimum Rating on or prior to September 30, 1998 (the "Interest Rate"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from __________. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing _____________. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2.  Method of Payment.  The Company shall pay interest on the Notes
              -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.  Paying Agent and Registrar.  Initially, [TRUSTEE] [ADDRESS], will
              --------------------------
act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4.  Indenture and Guarantee.  The Company issued the Notes under an
              -----------------------
Indenture, dated as of _____________ (the "Indenture"), among the Company, [RESTRICTED SUBSIDIARIES], and [TRUSTEE], as Trustee (the "Trustee"). This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Subordinated Notes due 2007 (the "Notes"). The Notes are limited in aggregate principal amount to [$200,000,000] plus the aggregate amount of the Existing Subordinated Notes. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment of each Note is guaranteed on a senior subordinated basis by the Guarantors pursuant to Article Eleven of the Indenture.

          5.  Subordination.  The Notes are subordinated in right of payment, in
              -------------
the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee and the Paying Agent, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          6.  Redemption.
              ----------

          (a) Optional Redemption.  The Notes will be redeemable, at the
              -------------------
Company's option, in whole at any time or in part from time to time, on and after August 20, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 20 of the year set forth below, plus, in each case, accrued and unpaid interest to but excluding the date of redemption:

Year                                Percentage
----                                ----------

2002...............................................................  105.125%
2003............................................................... 103.4167%
2004............................................................... 101.7083%
2005 and thereafter................................................ 100.0000%;

provided, however, that in the event that the Company has failed to obtain the
--------  -------
Minimum Rating on or prior to September 30, 1998, the amounts set forth above shall be increased by 0.5% with respect to any Prepayment Date during the twelve-month period commencing August 20, 2002, 0.3333% with respect to any Prepayment Date during the twelve-month period commencing August 20, 2003, 0.1667% with respect to any Prepayment Date during the twelve-month period commencing August 20, 2004 and 0% with respect to any Prepayment Date thereafter.

          (b) Optional Redemption Upon Public Equity Offerings.  At any time, or
              ------------------------------------------------
from time to time, on or prior to August 20, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined in the Indenture) to redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to 110.25% of the principal amount thereof plus, in each case, (i) accrued interest to but excluding the date of redemption and (ii), in the event that the date of redemption occurs after September 30, 1998 and the Company has failed to obtain the Minimum Rating on or prior to September 30, 1998, 100 basis points; provided
                                                                        --------
that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption.

          In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

          7.  Notice of Redemption.  Notice of redemption will be mailed at
              --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest on and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

          8.   Offers to Purchase.  Sections 4.15 and 4.16 of the Indenture
               ------------------
provide that, upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          9.   Denominations; Transfer; Exchange.  The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company and Holdings must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with the
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No stockholder, director, officer,
               --------------------------
employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or an Authenticating Agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  The Laws of the State of New York shall govern
               -------------
this Note and the Indenture, without regard to principles of conflict of laws.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: _______________________________________.

               [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                   GUARANTEE

          The undersigned has unconditionally guaranteed on a senior subordinated basis (such guarantee being referred to herein as the "Guarantee")
(i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly subordinated in right of payment to the prior payment in full of all Guarantor Senior Debt (as defined in the Indenture) of the undersigned, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

          No stockholder, officer, director or incorporator, as such, past, present or future, of the undersigned shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee or an Authenticating Agent under the Indenture by the manual signature of one of its authorized officers.

                                    [RESTRICTED SUBSIDIARIES]

                                    By:________________________________________
                                       Name:



                                    By:________________________________________
                                       Name:



                                    By:________________________________________
                                       Name:

                                    By:________________________________________
                                       Name:


                                    By:________________________________________
                                       Name:



                                    By:________________________________________
                                       Name:

                                ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: __________________          Signed:______________________________________
                                               (Sign exactly as name
                                                appears on the other
                                                side of this Note)

Signature Guarantee:  ___________________________

                     [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

               Section 4.15 [  ]
               Section 4.16 [  ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$___________________

Dated: _________________            _____________________________________
                                    NOTICE:  The signature on this
                                    assignment must correspond with
                                    the name as it appears upon the
                                    face of the within Note in
                                    every particular without alteration
                                    or enlargement or any change
                                    whatsoever and be guaranteed by the
                                    endorser's bank or broker.

Signature Guarantee:  ______________

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,


                                         By:____________________________________
                                            Name:
                                            Title:



Signature Guarantee: ____________________